Exhibit 2.1

Execution Version

BUSINESS COMBINATION AGREEMENT

by and among

GOLDENSTONE ACQUISITION LIMITED,

PACIFICA ACQUISITION CORP.,

and

INFINTIUM FUEL CELL SYSTEMS, INC.

Dated as of June 26, 2024

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BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement, dated as of June 26, 2024 (this “Agreement”), is entered into by and among Goldenstone Acquisition Limited, a Delaware corporation (“Goldenstone”), Pacifica Acquisition Corp., a Delaware corporation (“Merger Sub”), Infintium Fuel Cell Systems, Inc., a Delaware corporation (the “Company”), and Yan (Chris) Feng, solely in his capacity as representative, agent and attorney-in-fact of the Company Securityholders (the “Securityholder Representative”). Goldenstone, Merger Sub, the Company and the Securityholder Representative are sometimes referred to herein individually as a “party” and, collectively, as the “parties.”

WHEREAS, Goldenstone is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, and Merger Sub is a wholly-owned, direct Subsidiary of Goldenstone;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Goldenstone and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger (“Surviving Corporation”) as a wholly owned Subsidiary of Goldenstone, and Goldenstone will change its name to “Infintium Fuel Cell Systems Holdings, Inc.”, which will continue as the public corporation after the Closing;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and approved the Merger and the other transactions contemplated by this Agreement, and (b) recommended the approval and adoption of this Agreement and the Merger by the stockholders of the Company once the Registration Statement (as defined below) has been declared effective;

WHEREAS, the Board of Directors of Goldenstone (the “Goldenstone Board”) has (a) approved and adopted this Agreement and declared its advisability and approved the transactions contemplated by this Agreement, and (b) recommended the approval and adoption of this Agreement and the transactions contemplated by this Agreement by the stockholders of Goldenstone;

WHEREAS, the Board of Directors of Merger Sub (the “Merger Sub Board”) has (a) determined that the Merger is fair to, and in the best interests of, Merger Sub and its sole stockholder and has approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement, and (b) recommended the approval and adoption of this Agreement and the Merger by the sole stockholder of Merger Sub;

WHEREAS, in connection with the transactions contemplated by this Agreement, Goldenstone Holding, LLC, an Ohio limited liability company (the “Sponsor”) and Goldenstone shall enter into a Sponsor Support Agreement substantially in the form attached hereto as Exhibit A (the “Sponsor Support Agreement”), providing that, among other things, the Sponsor will vote its shares of Goldenstone Common Stock in favor of this Agreement, the Merger and the other transactions contemplated by this Agreement;

WHEREAS, the Key Company Stockholders (as defined herein), concurrently with the execution and delivery of this Agreement, are entering into the Company Stockholder Support Agreement with Goldenstone and the Company, substantially in the form attached hereto as Exhibit B (the “Company Stockholder Support Agreement”), providing that, among other things, Key Company Stockholders holding at least fifty and one tenth percent (50.1%) of the Company Common Stock have agreed to vote their shares of Company Common Stock in favor of this Agreement, the Merger and the other transactions contemplated by this Agreement;

WHEREAS, prior to the Closing, the Company shall deliver Company Lock-Up Agreements substantially in the form attached hereto as Exhibit C (the “Company Lock-Up Agreement”) effective as of the Closing and executed by certain individuals set forth in Exhibit C (such individuals, the “Lock-Up Parties”), restricting the sale, transfer or other disposition of the shares of Goldenstone Common Stock received by Lock-Up Parties at the Closing in connection with the Merger; and

WHEREAS, Goldenstone and the Company intend, for United States federal income Tax purposes, (i) that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”), (ii) that this Agreement constitutes a “plan of reorganization” within the meaning of Section 1.368-2(g) and 1.368-3(a) of the Treasury Regulations and (iii) to file the statement required by Treasury Regulations Section 1.368-3(a).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I.
DEFINITIONS

Section 1.01 Certain Definitions. For purposes of this Agreement:

“Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Aggregate Closing Merger Consideration” means a number of shares of Goldenstone Common Stock equal to the quotient of (a) the Aggregate Closing Merger Consideration Value, divided by (b) $10.00.

“Aggregate Closing Merger Consideration Value” means one hundred and thirty million dollars ($130,000,000.00).

“Ancillary Agreements” means the Company Stockholder Support Agreement, the Sponsor Support Agreement, the Company Lock-Up Agreements, and the Sponsor Lock-Up Agreement, and all other agreements, certificates and instruments executed and delivered by or on behalf of Goldenstone, Merger Sub, the Company, or the Securityholder Representative in connection with the Transactions and or as specifically contemplated by this Agreement.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act of 2010, and any other applicable anti-corruption/anti-bribery laws and regulations.

“Available Cash” means, as of immediately prior the Closing, an amount of cash and cash equivalents equal to: (a) the sum of (i) the funds in the Trust Account following the exercise of any Redemption Rights by the stockholders of Goldenstone, plus (ii) cash and cash equivalents available to Goldenstone from any other sources, including the proceeds of any equity or debt financing arrangement to be entered into by Goldenstone following the date of this Agreement and consummated in connection with the Closing and the Bridge Financing, plus (iii) Company Closing Cash.

“Applicable Taxes” mean such Taxes as defined in Internal Revenue Service Notice 2020-65 (and any corresponding Taxes under state or local applicable Law).

“Applicable Wages” mean such wages as defined in Internal Revenue Service Notice 2020-65 (and any corresponding wages under state or local applicable Law).

“Bridge Financing” means a financing of the Company obtained by Goldenstone subject to the provisions of Section 7.17 and mutually agreeable by the parties, which would have a minimum aggregate principal amount of $3,000,000.

“Business Data” means all business information and data, including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Business Systems or otherwise in the course of the conduct of the business of the Company or any Company Subsidiaries.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which the electronic funds transfer systems, including for wire transfers, of commercial banks are not required or authorized to close in New York, NY.

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, that are owned or used or held for use in the conduct of the Company Business.

“Change in Control” means, with respect to any Person, (i) any transaction or series of related transactions that results in any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring equity securities that represent more than 50% of the total voting power of such Person or (ii) a sale or disposition of all or substantially all of the assets of such Person and its Subsidiaries on a consolidated basis, in each case other than a transaction or series of related transactions which results in at least 50% of the combined voting power of the then outstanding voting securities of such Person (or any successor to such Person) immediately following the closing of such transaction (or series of related transactions) being beneficially owned (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, by individuals and entities (or Affiliates of such individuals and entities) who were the beneficial owners, respectively, of at least 50% of the Equity Interests of such Person (or any successor to such Person) immediately prior to such transaction (or series of related transactions).

“Class A Common Stock” means the Company’s Class A Common Stock, par value $0.0001 per share.

“Class B Common Stock” means the Company’s Class B Common Stock, par value $0.0001 per share.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Business” means the business of the Company and the Company Subsidiaries as currently conducted and currently proposed to be conducted as of the date of this Agreement.

“Company Common Stock” means, collectively, the Company’s Class A Common Stock and Class B Common Stock.

“Company Equity Securityholder” means the holder, as of immediately prior to the Effective Time, of any Company Securities.

“Company Fully Diluted Capital Stock” means, the sum, without duplication of: (a) the aggregate number of shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time, plus (b) all shares of Company Common Stock issuable upon conversion, exercise or exchange of any other securities of the Company convertible into or exchangeable or exercisable for shares of Company Common Stock (excluding any shares to be cancelled pursuant to Section 3.01(a)(ii)).

“Company IP” means, collectively, all Company-Owned IP and Company-Licensed IP.

“Company-Licensed IP” means all Intellectual Property owned or purported to be owned by a third party and licensed to the Company or to any Company Subsidiary, whether exclusively, non-exclusively, through a license, through a covenant, or on any other basis.

“Company Material Adverse Effect” means any event, circumstance, change, development, effect or occurrence (collectively, “Effect”) that, individually or in the aggregate with all other Effects, (a) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or operations of the Company and the Company Subsidiaries taken as a whole or (b) prevents, materially delays or materially impedes the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (i) any change in the interpretation of any Law or GAAP after the date of this Agreement; (ii) events or conditions generally affecting the industries in which the Company and the Company Subsidiaries operate; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks, or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God, (vi) any actions taken or not taken by the Company or the Company Subsidiaries as required by this Agreement or any Ancillary Agreement, (vii) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities), (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (viii) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect, except in the cases of clauses (i) through (v), to the extent that the Company and the Company Subsidiaries, taken as a whole, are materially and disproportionately affected thereby as compared with other participants in the industries in which the Company and the Company Subsidiaries operate.

“Company Options” means all options to purchase shares of Company Common Stock that are outstanding as of the date hereof and as of immediately prior to the Effective Time, including such options granted under the Company Option Plan.

“Company Option Plan” means the Infintium Fuel Cell Systems, Inc. 2018 Equity Incentive Plan, as such may have been amended, supplemented or modified from time to time.

“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of the Company Subsidiaries and all Intellectual Property for which applicable Law precludes an employee, consultant, contractor or other Person from assigning Intellectual Property to the Company where such employee, contractor, consultant or other Person grants to the Company, in lieu of such prohibited assignment, exclusive, irrevocable, transferrable and sublicensable licenses and usage rights to fully exploit, use and practice such non-assignable Intellectual Property.

“Company Products” means any and all products that are currently manufactured, distributed, sold, licensed, or otherwise offered or commercialized by the Company or any Company Subsidiary.

“Company Securityholder” means each Person who holds Company Securities.

“Company Securities” means any Company Common Stock, Company Share Awards or securities of the Company convertible into or exchangeable or exercisable for shares of Company Common Stock.

“Company Services” means all services, products and related software that are currently developed, delivered, provided, offered or commercialized by the Company or any Company Subsidiary.

“Company Software” means Software that consists of Company-Owned IP.

“Company Stockholder” means each Person who holds Company Common Stock.

“Confidential Information” means all information constituting or relating to Intellectual Property, technology, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans or new personnel acquisition plans and all other confidential or proprietary information with respect to a party and its customers and vendors. Confidential Information includes any information, knowledge or data concerning the businesses and affairs of the Company, the Company Subsidiaries, or any Suppliers or customers of the Company or any Company Subsidiaries or Goldenstone or its Subsidiaries (as applicable) that is not already generally available to the public. Notwithstanding the foregoing, “Confidential Information” shall not include (a) issued Patents and published Patent applications or (b) information that is or becomes generally available to the public or general industry knowledge through no action or inaction by the Company.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Copyleft License” means any license that requires, as a condition of use, modification or distribution of Software or other technology subject to such license, that such Software or other technology subject to such license, or other Software or other technology incorporated into, derived from, used or distributed with such Software or other technology subject to such license (a) in the case of Software, be made available or distributed in a form other than binary (e.g., source code form), (b) be licensed for the purpose of preparing derivative works, (c) be licensed under terms that allow the Company Products, other products or Software, or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of Law) or (d) be redistributable at no license fee.

“Disabling Devices” means Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner.

“Effect” has the meaning set forth in the definition of “Material Adverse Effect.”

“Environmental Laws” means any United States federal, state or local or non-United States laws, including common law, relating to: (a) the Release of Hazardous Substances or materials containing Hazardous Substances; (b) the manufacture, handling, transport, use, treatment, storage, generation, packaging, registration, distribution, formulation, labelling, exposure to or disposal of Hazardous Substances or materials containing Hazardous Substances; or (c) pollution or protection of human health, safety, or the environment or natural resources; including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq. and their implementing regulations and any state analogs, each as amended from time to time.

“Exchange Ratio” means the quotient of (a) the Aggregate Closing Merger Consideration divided by (b) the Company Fully Diluted Capital Stock.

“Fraud” means an actual and intentional misrepresentation by a party of a representation or warranty expressly stated in Article IV of this Agreement; which satisfies each of the following conditions: (a) such representation or warranty was materially false or materially inaccurate at the time such representation or warranty was made; (b) the party making such representation or warranty had actual knowledge (and not imputed or constructive knowledge), without any duty of inquiry or investigation, that such representation or warranty was materially false or materially inaccurate when made; (c) such party had the specific intent to deceive another party and induce such other party to enter into this Agreement and (d) such other party reasonably relied on such false or inaccurate representation or warranty in entering into this Agreement.

“Goldenstone Certificate of Incorporation” means the Certificate of Incorporation of Goldenstone filed with the Secretary of the State of the State of Delaware on September 9, 2020, as such has been amended, supplemented or modified from time to time.

“Goldenstone Common Stock” means Goldenstone’s common stock, par value $0.0001 per share.

“Goldenstone Disclosure Schedules” means the disclosure schedules delivered by Goldenstone in connection with this Agreement.

“Goldenstone Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, (a) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise) or results of operations of Goldenstone; or (b) would prevent, materially delay or materially impede the performance by Goldenstone or Merger Sub of their respective obligations under this Agreement or the consummation of the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Goldenstone Material Adverse Effect: (i) any change in the interpretation of any Law or GAAP after the date of this Agreement; (ii) events or conditions generally affecting the industries in which Goldenstone operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God; (vi) any actions taken or not taken by Goldenstone as required by this Agreement or any Ancillary Agreement; (vii) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transaction; or (viii) any actions taken, or failures to take action, or such other changes or events; in each case, which the Company has requested or to which it has consented or which actions are contemplated by this Agreement, except in the cases of clauses (i) through (iii), to the extent that Goldenstone is materially and disproportionately affected thereby as compared with other participants in the industry in which Goldenstone operates.

“Goldenstone Organizational Documents” means the Goldenstone Certificate of Incorporation, Bylaws, the Trust Agreement and other agreements entered into in connection with Goldenstone’s initial public offering, in each case as amended, modified or supplemented from time to time.

“Goldenstone Rights” means rights of Goldenstone, each right entitling the holder to receive one tenth of one share of Goldenstone Common Stock, and each ten rights entitling the holder thereof to receive one share of Goldenstone Common Stock at the Closing.

“Goldenstone Units” means units of Goldenstone, each consisting of one share of Goldenstone Common Stock, one Goldenstone Warrant, and one Goldenstone Right.

“Goldenstone Warrants” means warrants of Goldenstone, each exercisable for one half of one share of Goldenstone Common Stock at an exercise price of $11.50.

“Hazardous Substances” means: (a) any substances defined in, classified in or regulated under any Environmental Law, including the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) diesel fuel, natural gas, synthetic gas, and any mixtures thereof; (d) polychlorinated biphenyls, asbestos, per- and polyfluoroalkyl substances, radioactive materials and radon; and (e) any substance, pollutant, contaminant, material or waste in any amount or concentration which are regulated by any Governmental Authority or for which liability may be imposed pursuant to any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Inbound IP Licenses” means all contracts pursuant to which the Company or any Company Subsidiary has received a license or sublicense, or has otherwise been granted rights in, to, or under any Intellectual Property from any person, or otherwise received from any person any immunity, authorization, release, covenant not to sue or other right with respect to any such Intellectual Property, excluding (i) non-disclosure agreements entered into the ordinary course of business, (ii) incidental Trademark and feedback licenses, (iii) contracts for Off-the-Shelf Software, and (iv) licenses for Open Source Materials.

“Indebtedness” means with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, including with respect thereto, all interests, fees and costs, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business consistent with past practices), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vi) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (vii) all guarantees by such Person of the Indebtedness of another Person (other than any guarantee by the Company or a Company Subsidiary of the Indebtedness of the Company or another Company Subsidiary), (viii) all liability of such Person with respect to any hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar hedging obligations, (ix) any unfunded or underfunded liabilities pursuant to any retirement or nonqualified deferred compensation plan or arrangement, and any earned but unpaid compensation (including salary, bonuses and paid time off), other than earned but unpaid compensation outstanding as of the end of the current monthly period, (x) long term and short term deferred revenue, (xi) any obligations that the Company has elected to defer pursuant to the CARES Act or as a result of COVID-19, including any deferred rent or deferred Taxes, and any liabilities associated with any loans or other stimulus packages received by the Company under the CARES Act and applicable rules and regulations thereunder, and (xii) any agreement to incur any of the same.

“Intellectual Property” means: all intellectual property rights, anywhere in the world, whether statutory, common law or otherwise.

“International Trade Laws” means (i) all U.S. import and export Laws (including those Laws administered by the U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 C.F.R., Parts 700-774; Homeland Security (Customs and Border Protection) codified at 19 C.F.R., Parts 1-192; State (Directorate of Defense Trade Controls) codified at 22 C.F.R., Parts 103, 120-130; and the Treasury (Office of Foreign Assets Control) codified at 31 C.F.R., Parts 500-598) and (ii) all comparable applicable Laws outside the United States.

“IRS” means the United States Internal Revenue Service.

“Key Company Stockholders” means the persons and entities listed on Schedule 7.03.

“knowledge” or “to the knowledge” of a person shall mean, in the case of the Company, the actual and constructive knowledge of the persons listed on Schedule 1.01 after reasonable inquiry, and in the case of Goldenstone, the actual and constructive knowledge of the persons listed in Goldenstone Disclosure Schedule 1.02 after reasonable inquiry.

“Law” means any applicable U.S. federal, state, local, municipal, foreign, international, multinational or other constitution, statute, law, rule, regulation, ordinance, code, principle of common law or treaty.

“Leased Real Property” means the real property leased by the Company or Company Subsidiaries as tenant, together with, to the extent leased by the Company or Company Subsidiaries, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or Company Subsidiaries relating to the foregoing.

“Lien” means any lien, security interest, mortgage, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities laws).

“Merger Consideration Earnout Share Pool” means one million and five hundred thousand (1,500,000) shares of Goldenstone Common Stock, as such shares may be adjusted for any stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination.

“Merger Consideration Earnout Shares” means an aggregate of one million and five hundred thousand (1,500,000) shares of Goldenstone Common Stock which the Company Equity Securityholders are eligible to receive after the Closing pursuant to the terms of Section 3.07 hereof.

“Merger Sub Organizational Documents” means the certificate of incorporation and Bylaws of Merger Sub, as amended, modified or supplemented from time to time.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Off-the-Shelf Software” means Software, software-as-a-service, or other technology that is licensed or otherwise made available on a non-exclusive basis under a “shrink-wrap” or “click-through” contract or other contract containing standard terms and Software or software-as-a-service for which the Company and Company Subsidiaries have paid a one-time license fee of less than $10,000 per license.

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative), the Free Software Definition (as promulgated by the Free Software Foundation), any Creative Commons License, or any substantially similar license, including any license approved by the Open Source Initiative. For the avoidance of doubt, Open Source Licenses include Copyleft Licenses.

“Open Source Materials” means any Software or other Intellectual Property subject to an Open Source License.

“order” means, if the context permits, any applicable order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator.

“ordinary course of business” means, with respect to any Person, the ordinary course of business of such Person consistent with past custom and practice (including with respect to quantity and frequency).

“Outbound IP Licenses” means contracts pursuant to which the Company or any Company Subsidiary has licensed or sublicensed or otherwise granted rights in, to, or under any material Company IP to any person, or granted to any person any immunity, authorization, release, covenant not to sue or other right with respect to any Company IP, excluding (i) non-disclosure agreements entered into the ordinary course of business, (ii) incidental feedback licenses, and (iii) non-exclusive licenses granted to the Company’s service providers or vendors solely for the purpose of providing services to the Company.

“Owned Real Property” means the land owned by the Company or any of the Company Subsidiaries (collectively, the “Land”), together with all buildings and other structures, facilities, and other improvements located thereon (collectively, the “Improvements”); all right, title and interest of the Company or any Company Subsidiary, as applicable, if any, in and to any and all appurtenances, strips or gores, roads, easements, streets, alleys, drainage facilities and rights-of-way bounding any of the Land; all utility capacity, utilities, water rights, licenses, permits, entitlements, and bonds, if any, and all other rights and benefits attributable to the Land; and all rights of ingress and egress thereto; all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any Governmental Authority in connection with the Land or the Improvements held by or granted to the Company or any Company Subsidiary, as applicable, any of their respective predecessors in title, and/or the agents thereof with respect to the Land or the Improvements; all right, title and interest of the Company or any Company Subsidiary, as applicable, in and to all site plans, surveys, soil and substratus studies, and engineering and architectural drawings, plans and specifications, in the possession or control of the Company or any Company Subsidiary, as applicable, relating to the Land or Improvements; all equipment and other personal property owned by the Company or any Company Subsidiary, as applicable, located on and/or exclusively used in connection with the operation of the Land or Improvements; and all written service and maintenance contracts and other written contracts, if any, relating to the Land or Improvements.

“Patents” means any domestic or foreign patents, utility models and applications, drafts and disclosures relating thereto (and any patents or utility models that issue as a result of such applications, drafts and disclosures) and any reissues, divisions, divisionals, continuations, continuations-in-part, provisionals, renewals, extensions, substitutions, reexaminations or invention registrations related to such patents, utility models and applications.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“Permitted Liens” means: (a) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair the current use of the Company’s or any Company Subsidiary’s assets that are subject thereto; (b) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens; (c) Liens for Taxes not yet due and payable, or being contested in good faith; (d) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities; (e) non-exclusive licenses, sublicenses or other rights to Intellectual Property owned by or licensed to the Company or the Company Subsidiaries granted to any licensee in the ordinary course of business; (f) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property; (g) Liens identified in the Financial Statements; and (h) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest.

“person” or “Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means all data relating to one or more individual(s), including patients and employees, that is personally identifying (i.e., data that identifies an individual or, in combination with any other information or data available to the Company, is capable of identifying an individual) or capable of identifying a specific device or non-personally identifying, including, without limitation, aggregate or de-identified data and data collected automatically, including data collected through a mobile or other electronic device. This definition includes any “personally identifiable information,” “PII,” “personal information,” “protected health information,” and “personal data” as defined by Privacy Laws.

“Pre-Closing Investment” means an investment into the Company either in the form of equity or debt, obtained by Goldenstone subject to the provisions of Section 7.17 and mutually agreeable by the parties, which would have a minimum aggregate principal amount of $3,000,000, which may be the Bridge Financing.

“Processing” means any operation performed on Personal Information such as collection, recording, organization, sale, structuring, storage, adaptation or alteration, retrieval, consultation, use, access, security, disclosure, transfer, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.

“Products” mean any products or services, developed, manufactured, performed, out-licensed, sold, distributed other otherwise made available by or on behalf of the Company or any Company Subsidiary, from which the Company or any Company Subsidiary has derived previously, is currently deriving or is scheduled to derive, revenue from the sale or provision thereof.

“Redemption Rights” means the redemption rights provided for in Paragraph E of Article Sixth of Goldenstone’s Amendment to the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on September 21, 2023.

“Registered Company IP” means Company-Owned IP for which registrations have been obtained or applications for registration have been filed with any Governmental Authority or Domain Name.

“Release” means any actual release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing, or migrating through, in, on, under, or into the environment (including, without limitation, indoor or outdoor ambient air, surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Requisite Approval” means the affirmative vote of the holders of at least a majority of the outstanding shares of the Class A Common Stock, voting together as a single class.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholder Representative” has the meaning set forth in the Recitals.

“Software” means (a) computer programs, firmware, software (whether in source code, object code or other form), models, algorithms, methodologies and implementations thereof; (b) development tools, descriptions and flow charts; (c) data, metadata, databases and compilations of data, whether machine readable or otherwise; and (d) documentation, product user manuals, and training materials used to design, plan, organize, maintain, support or develop any of the foregoing, irrespective of the media on which it is recorded.

“Subsidiary” or “Subsidiaries” with respect to any Person means each entity of which at least 50% of the capital stock or other equity or voting securities are controlled or owned, directly or indirectly, by such Person.

“Supplier” means any person that supplies inventory or other materials or personal property, components, or other goods or services that are utilized in or comprise the Products of the Company or any of the Company Subsidiaries.

“Tax” or “Taxes” means all U.S. federal, state, local, foreign, or other income, profits, franchise, gross receipts, environmental, capital stock, severances, stamp, payroll, sales, employment, unemployment, escheat or unclaimed property, disability, use, property, withholding, excise, production, value added, social insurance, customs, duties, tariffs, occupancy and other fees, assessments or governmental charges of any nature whatsoever, whether computed on a separate or combined, unitary, or consolidated basis or in any other manner, together with all interest, deficiencies, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, whether disputed or not.

“Tax Returns” means all returns, statements, claims for refund, and reports (including customs entries and summaries, elections, declarations, disclosures, schedules, estimates and information returns, as well as attachments thereto and amendments thereof) supplied or required to be supplied to a Tax authority relating to Taxes.

“Trade Secrets” means (i) all know-how, confidential, proprietary and non-public information, however documented and whether or not documented and (ii) all trade secrets within the meaning of Applicable Law. The term “Trade Secrets” includes concepts, ideas, knowledge, rights in research and development, financial, marketing and business data, pricing and cost information, plans (including business and marketing plans), algorithms, formulae, inventions, processes, techniques, technical data, designs, drawings (including engineering and auto-cad drawings), specifications, databases, blue prints, and customer and supplier lists and information, in each case that has or derives economic value, actual or potential, as a result of being a secret and not known to the public, whether patentable or not and whether or not reduced to practice.

“Trademarks” means unregistered and registered trademarks and service marks, trademark and service mark applications, common law trademarks and service marks, trade dress and logos, trade names, business names, corporate names, product names and other source or business identifiers and the goodwill associated with any of the foregoing and any renewals and extensions of any of the foregoing.

“Trading Day” means a day on which the Exchanges are open for trading.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedules, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by Goldenstone, Merger Sub or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of Goldenstone at such time.

Section 1.02 Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Section

2025 Earnout Shares	Section 3.07(c)(i)
2026 Earnout Shares	Section 3.07(c)(ii)
2027 Earnout Shares	Section 3.07(c)(iii)
Action	Section 4.10
Agreement	Preamble
Alternative Transaction	Section 7.05(a)
Antitrust Laws	Section 7.13(a)
Awards	Section 7.06
Blue Sky Laws	Section 4.05(b)
Business Combination Proposal	Section 7.05(b)
Certificate of Merger	Section 2.02(a)
Certificates	Section 3.02(b)
Claims	Section 6.03

Closing	Section 2.02(b)
Closing Date	Section 2.02(b)
Company	Preamble
Company Board	Recitals
Company D&O Tail Insurance	Section 7.07(b)
Company Disclosure Schedules	Article IV
Company Permits	Section 4.06
Company Share Awards	Section 4.03(a)
Company Stockholder Approval	Section 4.20
Company Subsidiaries	Section 4.01(b)
Company Transaction Expenses
Section 3.04(a)
Confidentiality Agreement	Section 7.04(b)
Contingent Worker	Section 4.12(g)
Contribution	Section 4.14(e)
DGCL	Recitals
Effect	Section 1.01
Effective Time	Section 2.02(a)
Environmental Permit	Section 4.16
Equity Plan	Section 7.06
ERISA	Section 4.11(a)
ERISA Affiliate	Section 4.11(c)
Estimated Closing Statement	Section 3.06(a)
Exchange Act	Section 4.23
Exchange Agent	Section 3.02(a)
Exchange Fund	Section 3.02(a)
Exchanges	Section 7.10
Extension	Section 7.18
Financial Statements	Section 4.08(b)
GAAP	Section 4.08(a)
Goldenstone	Preamble
Goldenstone Board	Recitals
Goldenstone Proposals	Section 7.01(a)
Goldenstone SEC Reports	Section 5.07(a)
Goldenstone Stockholders’ Meeting	Section 7.01(a)
Governmental Authority	Section 4.05(b)
Health Plan	Section 4.11(k)
Improvements	Section 1.01
Initial Equity Plan Pool	Section 7.06
Intended Tax Treatment	Recitals
Land	Section 1.01
Law(s)	Section 4.05(a)
Lease	Section 4.13(b)
Lease Documents	Section 4.13(b)
Letter of Transmittal	Section 3.02(b)
Lock-Up Agreement	Recitals
Lock-Up Parties	Recitals
Material Contracts	Section 4.17(a)
Merger	Recitals

Merger Sub	Preamble
Merger Sub Board	Recitals
Merger Sub Common Stock	Section 5.03(b)
Negotiation Period	Section 9.01(i)
OFAC	Section 4.18(b)
Outside Date	Section 9.01(b)
PCAOB Financial Statements	Section 7.14
Per Share Merger Consideration	Section 3.01(a)(i)
Plans	Section 4.11(a)
PPACA	Section 4.11(k)
Prior Financial Statements	Section 4.08(a)
Privacy Requirements	Section 4.14(i)
Pro Rata Share	Section 3.07(e)
Property	Section 4.14(k)
Proxy Statement	Section 7.01(a)
Registration Statement	Section 7.01(a)
Remedies Exceptions	Section 4.04
Representatives	Section 7.04(a)
SEC	Section 5.07(a)
Securities Act	Section 5.07(a)
Security Incident	Section 4.14(m)
Sponsor	Recitals
Sponsor Support Agreement	Recitals
Standards Organizations	Section 4.14(x)
Stockholder Support Agreement	Recitals
Surviving Corporation	Section 2.01, Recitals
Surviving Corporation Board	Section 2.05(a)
Tail Policies	Section 7.07(e)
Terminating Company Breach	Section 9.01(b)
Terminating Goldenstone Breach	Section 9.01(g)
Top Customer	Section 4.14(y)
Top Supplier	Section 4.14(y)
Transfer Agent Cancellation	Section 3.02(b)
Transfer Taxes	Section 7.11(d)
Trust Account	Section 5.17
Trust Agreement	Section 5.17
Trust Fund	Section 5.17
Trustee	Section 5.17
WARN Act	Section 4.12(c)
Written Consent	Section 7.03

Section 1.03 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (v) the word “including” means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and all schedules, exhibits, or other attachments referred to therein, and (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d) Any reference to a numbered schedule means the same-numbered section of the disclosure schedules to this Agreement. Any reference in a schedule contained in the disclosure schedules to this Agreement delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. Nothing in the schedules to this Agreement constitutes an admission of any liability or obligation of the disclosing party to any third party or an admission to any third party, including any authority, against the interest of the disclosing party, including any possible breach of violation of any Contract or Law. Summaries of any written document in the disclosure schedules to this Agreement do not purport to be complete and are qualified in their entirety by the written document itself.

(e) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

Article II.
AGREEMENT AND PLAN OF MERGER

Section 2.01 The Merger. Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, the Company shall continue as the Surviving Corporation of the Merger and as a wholly-owned Subsidiary of Goldenstone, and the name of the Surviving Corporation shall be “Infintium Fuel Cell Systems, Inc. or such other name as shall be designated by the Surviving Corporation by notice to Goldenstone. For the sake of clarity, all references to the Company for periods after the Effective Time shall include the term “Surviving Corporation.”

Section 2.02 Effective Time; Closing.

(a) Subject to the provisions of this Agreement, at the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and mutually agreed by the parties (the date and time of the filing of such Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in such Certificate of Merger) being the “Effective Time”).

(b) Unless this Agreement is earlier terminated in accordance with Article IX, on the second Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VIII or at such other time, date and location as Goldenstone and the Company agree in writing, a closing (the “Closing”) shall be held remotely by exchanging the closing deliverables and signatures via email, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

Section 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

Section 2.04 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, by virtue of filing of the Certificate of Merger pursuant to the provisions of Section 2.02(a), the Company’s certificate of incorporation as in effect immediately prior to the Effective Time shall, in accordance with the terms thereof and the DGCL, be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

(b) At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, except that references therein to Merger Sub shall be treated as references to the Surviving Corporation, until thereafter amended as provided by law, the certificate of incorporation of the Surviving Corporation and such bylaws, as applicable.

(c) At the Closing, Goldenstone shall amend and restate, effective as of the Effective Time, the Goldenstone Certificate of Incorporation in substantially the form set forth as Exhibit E, which shall, among other things, result in Goldenstone being renamed as “Infintium Fuel Cell Systems Holdings, Inc.”

Section 2.05 Board of Directors. Each of the parties hereto shall take reasonable action and make recommendations to their respective stockholders that, effective as of the Closing, (i) the Goldenstone board of directors (the “Goldenstone Board”) shall consist of a minimum of five (5) directors, one director to be designated by the Sponsor prior to the Closing who shall initially be Eddie Ni, one independent director to be designated by the Sponsor prior to Closing with the consent of the Company (not be unreasonably delayed, conditioned or withheld), and three directors to be designated by the Company prior the Closing. In addition, the initial directors and officers of the Surviving Corporation shall be mutually agreed by Goldenstone and the Company, to be effective immediately after the Closing.

SECTION 2.06  U.S. Tax Treatment. The Merger is intended to qualify for the Intended Tax Treatment. The parties to this Agreement hereby (a) adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Treasury Regulations, (b) agree to file and retain such information as shall be required under Section 1.368-3 of the Treasury Regulations, and (c) agree to file all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that, other than the representations set forth in Sections 4.15(n) and 5.19(p), no party is making any representation or warranty as to the qualification of the Merger as a reorganization under Section 368(a) of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledges and agrees that each such party (i) has had the opportunity to obtain independent legal and Tax advice with respect to the transactions contemplated by this Agreement and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368(a) of the Code.

Article III.
EFFECTS OF THE MERGER

Section 3.01 Conversion of Securities.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Goldenstone, Merger Sub, the Company or the holders of any of the following securities or rights:

(i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including shares issued upon the exercise or conversion of Company Options prior to the Effective Time and excluding any shares to be cancelled pursuant to Section 3.01(a)(ii) and excluding any Dissenting Shares) shall be canceled and converted into (A) the right to receive a number of shares of Goldenstone Common Stock equal to the Exchange Ratio (the “Per Share Merger Consideration”) and (B) the contingent right to receive a portion of the Merger Consideration Earnout Shares, if, as and when payable in accordance with the provisions of Section 3.07;

(ii) each share of Company Common Stock held in the treasury of the Company shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;

(iii) each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation; and

(iv) Each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be converted into an option to purchase a number of shares of Glodenstone Common Stock (such option, an “Exchanged Option”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price per share equal to the exercise price per share of such Company Option immediately prior to the Effective Time; provided however, that the exercise price and the number of shares of Goldenstone Common Stock purchasable pursuant to the Exchanged Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, however, that in the case of any Exchanged Option to which Section 422 of the Code applies, the exercise price and the number of shares of the Goldenstone Common Stock purchasable pursuant to such Exchanged Option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Except as specifically provided above, following the Effective Time, each Exchanged Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Company Option immediately prior to the Effective Time. At or prior to the Effective Time, the parties and their boards, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company Options pursuant to this Section 3.01(a)(iv).

(v) Notwithstanding anything to the contrary set forth in this Agreement, (i) the portion of the Aggregate Closing Merger Consideration issuable to any holder of Company Securities pursuant to Section 3.01(a)(i)  shall be calculated on an aggregate basis with respect to all shares of Company Common Stock, and (ii) after such aggregation, any fractional share of Goldenstone Common Stock that would otherwise be issuable to such person following such aggregation shall be rounded down to the nearest whole share of Goldenstone Common Stock.

Section 3.02 Delivery of Shares.

(a) On the Closing Date, Goldenstone shall deposit, or shall cause to be deposited, with a bank or trust company that shall be designated by Goldenstone and is reasonably satisfactory to the Company (the “Exchange Agent”), for the benefit of the Company Equity Securityholders, for exchange in accordance with this Article III, the Aggregate Closing Merger Consideration (such shares of Goldenstone Common Stock, and any dividends or distributions with respect thereto (pursuant to Section 3.02(c)), being hereinafter referred to as the “Exchange Fund”). Goldenstone shall cause the Exchange Agent pursuant to irrevocable instructions, to pay the Per Share Merger Consideration out of the Exchange Fund in accordance with this Agreement. Except as contemplated by Section 3.02(c) and Section 3.07, the Exchange Fund shall not be used for any other purpose.

(b) As promptly as practicable following the Effective Time, Goldenstone shall use its reasonable best efforts to cause the Exchange Agent to mail to each holder of Company Common Stock entitled to receive the Per Share Merger Consideration pursuant to Section 3.01: a letter of transmittal prior to the Closing, which shall be in a form reasonably acceptable to Goldenstone and the Company (the “Letter of Transmittal”) and shall specify (i) that delivery shall be effected, and risk of loss and title to the certificates evidencing such shares of Company Common Stock (the “Certificates”) shall pass, only upon proper delivery of the Certificates to the Exchange Agent or confirmation of cancellation of such Certificates from the Company, (each, a “Transfer Agent Cancellation”); and (ii) instructions for use in effecting the surrender of the Certificates pursuant to the Letter of Transmittal. Within two (2) Business Days (but in no event prior to the Effective Time) after the surrender to the Exchange Agent of all Certificates held by such holder for cancellation (or a Transfer Agent Cancellation), together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefore, and the Surviving Corporation shall cause the Exchange Agent to deliver, the Per Share Merger Consideration with respect thereto in accordance with the provisions of Section 3.01, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.02, each Certificate entitled to receive the Per Share Merger Consideration in accordance with Section 3.01(a)(i) shall be deemed at all times after the Effective Time to represent only (A) the right to receive upon such surrender the Per Share Merger Consideration that such holder is entitled to receive in accordance with the provisions of Section 3.01(a)(i) and (B) the contingent right to receive a portion of the Merger Consideration Earnout Shares, if, as and when payable in accordance with the provisions of Section 3.07.

(c) No dividends or other distributions declared or made after the Effective Time with respect to the Goldenstone Common Stock with a record date after the Effective Time shall be paid from the Exchange Fund to the holder of any unsurrendered Certificate with respect to the shares of Goldenstone Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with Section 3.02(b). Subject to the effect of escheat, Tax or other applicable Laws, following surrender of any such Certificate, Surviving Corporation shall pay or cause to be paid to the holder of the Certificates representing shares of Goldenstone Common Stock issued in exchange therefore, without interest, (i) promptly, but in any event within five (5) Business Days of such surrender, the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such shares of Goldenstone Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of Goldenstone Common Stock.

(d) The Per Share Merger Consideration payable upon conversion of the Company Securities in accordance with the terms of this Agreement shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Company Securities.

(e) The Per Share Merger Consideration shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Goldenstone Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.

(f) Except as set forth in Section 3.07 hereto, any portion of the Exchange Fund that remains undistributed to the Company Equity Securityholders for one year after the Closing Date shall be delivered to Goldenstone, upon demand, and any Company Equity Securityholders who have not theretofore complied with this Section 3.02 shall thereafter look only to Goldenstone for the Per Share Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by the applicable Company Equity Securityholders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of Goldenstone free and clear of any claims or interest of any person previously entitled thereto.

(g) None of the Exchange Agent, Goldenstone or the Surviving Corporation shall be liable to any Company Securityholder for any such Company Securities (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with Section 3.02.

(h) Goldenstone shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to a person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and timely remitted to the appropriate Governmental Authority by Goldenstone, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made. If Goldenstone intends to withhold any Taxes from any amounts payable to holders of equity interests in the Company (other than with respect to any withholding) on amounts treated as compensation for applicable Tax purposes, Goldenstone shall use reasonable best efforts to provide prior notice of such withholding to the Company as soon as reasonably practicable after it determines withholding is required. Goldenstone and any Company Equity Securityholder, as applicable, shall use commercially reasonable efforts to reduce or seek an exemption from any withholding to the extent permitted by applicable Law.

(i) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Per Share Merger Consideration that such holder is otherwise entitled to receive pursuant to, and in accordance with, the provisions of Section 3.01(a)(i).

Section 3.03 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Common Stock, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Surviving Corporation for any reason shall be converted into (a) the Per Share Merger Consideration in accordance with the provisions of Section 3.01(a)(i) and (iv) the contingent right to receive a portion of the Merger Consideration Earnout Shares if, as and when payable in accordance with the provisions of Section 3.07.

Section 3.04 Payment of Expenses. Except as otherwise expressly set forth herein, including Section 9.03, all costs and expenses incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if the Closing does not take place, each party shall be solely responsible for its own fees and expenses; and (b) if the Closing occurs, then all of the unpaid fees and expenses incurred by the parties shall be paid at the Closing.

Section 3.05 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders of the Company who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Common Stock in accordance with Section 262 of the DGCL and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of dissenters’ rights shall not be converted into, and such stockholders shall have no right to receive, the Per Share Merger Consideration or the contingent right to receive any portion of the Merger Consideration Earnout Shares, unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL. Any stockholder of the Company who fails to perfect or who effectively withdraws or otherwise loses his, her or its rights to appraisal of such shares of Company Common Stock under Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive (i) the Per Share Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 3.01(a)(i), of the Certificate or Certificates that formerly evidenced such shares of Company Common Stock, and a portion of the Merger Consideration Earnout Shares if, as and when payable in accordance with the provisions of Section 3.07.

(b) Prior to the Closing, the Company shall give Goldenstone (i) prompt notice of any demands for appraisal received by the Company and any withdrawals of such demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Goldenstone (which consent shall not be unreasonably withheld), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

Section 3.06 Closing Calculations.

(a) No later than five (5) Business Days prior to the Closing Date, the Company shall deliver to Goldenstone a statement prepared by the Company in good faith and certified by an executive officer of Company (the “Closing Statement”) setting forth the following:

(i) the name and address of record of each Company SecurityHolder and the number and class, type, or series of shares held by each;

(ii) the number of shares of Company Fully Diluted Capital Stock;

(iii) detailed calculations of each of the following (in each case, determined without regard to withholding):

(A) the Per Share Merger Consideration payable to each named Company Securityholder;

(B) the Exchange Ratio; and

(C) for each Company Securityholder, its pro rata portion of the Closing Merger Consideration Shares for its Company Securities;

(iv) any explanatory or supporting information, including calculations, as Goldenstone may reasonably request.

(b) The Closing Statement delivered hereunder shall be true complete and correct and shall contain the same information described in this Section 3.06, subject to Goldenstone’s rights pursuant to Section 3.06(a)(v).

(c) The contents of the Closing Statement delivered by the Company hereunder shall be subject to reasonable review and comment by Goldenstone and shall comport with the provisions of this Agreement, but the Company shall, in all events, remain solely responsible for the contents of the Closing Statement. Under no circumstances shall Goldenstone or Merger Sub be responsible for the calculations or the determinations regarding such calculations in the Closing Statement and the parties agree that Goldenstone and Merger Sub shall be entitled to rely on the Closing Statement in making payments under Article III.

(d) Prior to the Closing, the Company shall update the Closing Statement, and deliver such updated Closing Statement to Goldenstone, as promptly as practicable after the occurrence of any event that would change the information set forth in the latest version of the Closing Statement that it previously delivered to Goldenstone.

(e) Nothing contained in this Section 3.06 or in the Closing Statement shall be construed or deemed to: (i) modify the Company’s obligations pursuant to this Agreement to obtain Goldenstone’s prior consent to the issuance of any securities; or (ii) alter or amend the definition of the Merger Consideration Shares. For the avoidance of doubt, in no event shall the aggregate merger consideration payable to the Company Stockholders exceed the Aggregate Closing Merger Consideration.

Section 3.07 Earnout.

(a) After the Closing, subject to the terms and conditions set forth herein, Company Stockholders (but excluding holders of Dissenting Shares) shall have the contingent right to receive additional shares of Goldenstone Common Stock based on the performance of Surviving Corporation if the requirements as set forth in this Section 3.07 are achieved. The Merger Consideration Earnout Shares shall be allocated among the Company Stockholders in accordance with this Section 3.07.

(b) The Merger Consideration Earnout Shares shall be issued as follows:

(i) an aggregate of 500,000 Merger Consideration Earnout Shares (the “2025 Earnout Shares”) will be promptly issued to Company Stockholders in accordance with their respective Pro Rata Shares if, and only if, within 12 months from the Closing Date the closing share price of Goldenstone Common Stock was greater than or equal to $11.50 for any 20 consecutive Trading Days within such 12-month period, and if such condition is met, the 2025 Earnout Shares will be issued on or before the 30th day after the end of the 12-month period set forth in this Section 3.07(b)(i).

(ii) an aggregate of 500,000 Merger Consideration Earnout Shares (the “2026 Earnout Shares”) will be promptly issued to Company Stockholders in accordance with their respective Pro Rata Shares if, and only if, within 24 months from the Closing Date the closing share price of Goldenstone Common Stock was greater than or equal to $13.00 for any 20 consecutive Trading Days within such 24-month period, and if such condition is met, the 2026 Earnout Shares will be issued on or before the 30th day after the end of the 24-month period set forth in this Section 3.07(b)(ii).

(iii) an aggregate of 500,000 Merger Consideration Earnout Shares (the “2027 Earnout Shares”) will be promptly issued to Company Stockholders in accordance with their respective Pro Rata Shares if, and only if, within 36 months from the Closing Date the closing share price of Goldenstone Common Stock was greater than or equal to $15.00 for any 20 consecutive Trading Days within such 24-month period, and if such condition is met, the 2027 Earnout Shares will be issued on or before the 30th day after the end of the 24-month period set forth in this Section 3.07(b)(iii).

(iv) each issuance made pursuant to Section 3.07(b)(i), Section 3.07(b)(ii) and Section 3.07(b)(iii) may only occur once.

(c) The Goldenstone Common Stock price targets set forth in Section 3.07(b) and the number of shares of Goldenstone Common Stock to be issued and released pursuant to Section 3.07(b) shall be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the Goldenstone Common Stock after the date of this Agreement.

(d) As used in this Section 3.07, the term “Pro Rata Share” means, with respect to each Company Stockholder, a ratio calculated by dividing (i) the total number of shares of Company Common Stock held by such Company Stockholder as of immediately prior to the Effective Time by (ii) the total number of shares of Company Common Stock held by all Company Stockholders as of immediately prior to the Effective Time.

(e) Notwithstanding anything to the contrary set forth in this Agreement, any fractional Merger Consideration Earnout Share that would otherwise be issuable to any person pursuant to this Section 3.07 shall be rounded up to a whole share of Goldenstone Common Stock.

Article IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s disclosure schedules delivered by the Company in connection with this Agreement (the “Company Disclosure Schedules”), the Company hereby represents and warrants to Goldenstone and Merger Sub as follows:

Section 4.01 Organization and Qualification; Subsidiaries.

(a) The Company is a corporation or other organization duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that do not constitute a Company Material Adverse Effect. The Company and each of the Company’s Subsidiaries has offices located only at the addresses set forth on Schedule 4.01(a). Schedule 4.01(a) sets forth a list of all jurisdictions where the Company has qualified to do business as a foreign corporation.

(b) A true and complete list of all of the Company’s Subsidiaries (“Company Subsidiaries“), together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of the outstanding capital stock of each Company Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Schedule 4.01(b) of the Company Disclosure Schedules. Except as set forth in Schedule 4.01(b), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other entity.

Section 4.02 Certificate of Incorporation and Bylaws. The Company has, prior to the date of this Agreement, made available a complete and correct copy of the certificate of incorporation and the bylaws or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents.

Section 4.03 Capitalization.

(a) The authorized capital stock of the Company consists of one hundred and forty-five million (145,000,000) shares of Company Common Stock, of which (120,000,000) is Class A Common Stock and twenty five million (25,000,000) is Class B Common Stock. As of the date hereof, (i) 92,768,284 shares of Class A Common Stock are issued and outstanding and are owned of record by the Company Security Holders set forth on Schedule 4.03(a) in the amounts set forth opposite their respective names, (ii) no shares of Class B Common Stock are issued and outstanding, (iii) no shares of Company Common Stock are held in the treasury of the Company, and (iv) 10,623,953 shares of Class B Common Stock are reserved for grants of Options, Restricted Stock Units, and Restricted Stock Awards (each of the terms in subclauses (A), (B), and (C) of this paragraph as defined in the Company Option Plan) pursuant to the Company Option Plan (such grants, the “Company Share Awards”). No other shares of capital stock or other voting or non-voting securities of the Company are authorized or reserved for issuance or issued or outstanding. All issued and outstanding shares of Company capital stock are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable Laws (including any applicable securities laws) and in compliance with the Company Certificate of Incorporation and the Company’s Bylaws. No shares of Company capital stock are subject to or were issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right (including under any provision of the DGCL, the Company Certificate of Incorporation or any Contract to which the Company is a party or by which the Company or any of its properties, rights or assets are bound

(b) Other than the Company Options, there are no Company Share Awards outstanding or other options, restricted shares, restricted share units, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. There are no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, issued or outstanding. Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, and neither the Company nor any Company Subsidiary has granted, any equity appreciation rights, participations, phantom equity or similar rights. There are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of the Company Common Stock or any of the equity interests or other securities of the Company or any of the Company Subsidiaries. The Company does not own any equity interests in any person, other than the Company Subsidiaries.

(c) Schedule 4.03(c) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, the following information with respect to each Company Share Award outstanding: (i) the Company identification with respect to each Company Share Award; (ii) the number of shares of the Company subject to such Company Share Award; (iii) the exercise or purchase price of such Company Share Award, (iv) the date on which such Company Share Award was granted; (v) the vesting schedule of such Company Share Award; and (vi) the date on which such Company Share Award expires. The Company has made available to Goldenstone an accurate and complete copy of the Company Option Plan pursuant to which Company has granted the Company Share Awards that are currently outstanding and the form of all award agreements evidencing such Company Share Awards.

(d) No Company Option was granted with an exercise price per share less than the fair market value (pursuant to Section 409A or Section 422, as applicable, of the Code) of the underlying Class B Common Stock as of the date such Company Option was granted. All shares of the Company subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. No Company Options are “early exercisable” as of the date of this Agreement. The treatment of Company Options under Section 3.01(a)(iv) is permitted under the Company Option Plan, applicable Laws, and the underlying individual agreements for such Company Option without obtaining the consent of any holder thereof.

(e) There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of the Company or any capital stock of any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person other than a Company Subsidiary.

(f) There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Share Award or Company Option as a result of the Transactions, and (ii) all outstanding shares of the Company, all outstanding Company Share Awards and Company Options, and all outstanding shares of capital stock of each Company Subsidiary have been issued and granted in compliance with (A) all applicable securities laws and other applicable laws and (B) all pre-emptive rights and other requirements set forth in applicable contracts to which the Company or any Company Subsidiary is a party.

(g) Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Company or another Company Subsidiary free and clear of all Liens, options, rights of first refusal and limitations on the Company’s or any Company Subsidiary’s voting rights, other than transfer restrictions under applicable securities and their respective organizational documents.

(h) The Company Equity Securityholders set forth on Schedule 4.03(a) collectively own directly and beneficially and of record, all of the equity of the Company (which are represented by the issued and outstanding shares of Company Common Stock). Except for the shares of Company Common Stock held by the Company Equity Securityholders set forth on Schedule 4.03(a), no other shares or other equity or voting interest of the Company are authorized or issued and outstanding, and no options, warrants or other rights to acquire any shares or other equity or voting interest, of the Company though authorized and reserved are issued and outstanding.

(i) All outstanding shares of Company Common Stock and all outstanding shares of capital stock or other equity securities (as applicable) of each Company Subsidiary have been issued and granted in compliance with (A) applicable securities laws and other applicable laws and (B) any pre-emptive rights and other similar requirements set forth in applicable contracts to which the Company or any Company Subsidiary is a party and (C) the Company’s governing documents and authorization of the respective board of directors.

Section 4.04 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and, subject to receiving the Company Stockholder Approval, to consummate the Transactions. The execution and delivery of this Agreement and the Ancillary Agreements by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Ancillary Agreements to which it is a party or to consummate the Transactions (other than, with respect to the Merger, the Company Stockholder Approval, which the Written Consent shall satisfy, and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement and the Ancillary Agreements to which the Company is a party have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Goldenstone and Merger Sub or the other applicable parties thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”). The Company Board has approved this Agreement and the Transactions, and such approvals are sufficient so that the restrictions on business combinations set forth in Section 203 of the DGCL shall not apply to the Merger, this Agreement, the Stockholder Support Agreement, any Ancillary Agreement or any of the other Transactions. No other state takeover statute is applicable to the Merger or the other Transactions. The Company Stockholder Approval is the only vote or consent of any of the holders of Company capital stock or any other class or series of capital stock of the Company that is necessary in order for the Company to consummate the Merger and the other transactions contemplated hereby.

Section 4.05 No Conflict; Required Filings and Consents.

(a) Except for the filing and recordation of appropriate merger documents as required by the DGCL, the execution, delivery or performance of this Agreement and Ancillary Agreements by the Company will not (i) conflict with or violate the Certificate of Incorporation or Bylaws or any equivalent organizational documents of the Company or any Company Subsidiary, (ii) conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, binding guidance, judgment, decree or other order, in each case, of any Governmental Authority or self-regulatory body (“Law(s)”) applicable to the Company or any Company Subsidiary, by which any property or asset of the Company or any Company Subsidiary is bound or affected or which the Company or any Company Subsidiary has agreed to comply with, or (iii) except as set forth in Schedule 4.05(a), result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of the Company or any Company Subsidiary pursuant to, any Material Contract.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and Ancillary Agreements by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, provincial, county, municipal or local or non-United States government, governmental or quasi-governmental, regulatory or administrative authority or office, any political or other subdivision thereof, agency, instrumentality, bureau, ministry, authority, body or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Exchange Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, does not constitute a Company Material Adverse Effect.

(c) The Contracts listed on Schedule 4.05(a) are the only Contracts requiring a consent, approval, authorization, Order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any Ancillary Agreements to which the Company or a Company Subsidiary is or will be a party or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”), except for any consent, approval, authorization, Order or other action, the absence of which would not, individually or in the aggregate, reasonably be expected to be material the Company or, after the Closing, to Goldenstone or the Surviving Corporation.

Section 4.06 Permits; Compliance. Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, certifications, approvals, clearances, exemptions, registrations, listings, and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), except where the failure to have such Company Permits would not reasonably be expected to have a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Company Subsidiary is or, since January 1, 2023, has been in material conflict with, or in material default, breach or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (b) any Material Contract or Company Permit necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted.

Section 4.07 Regulatory Matters.

(a) All of the Company Products are being and have been manufactured, processed, developed, packaged, labeled, promoted, marketed, sold, stored, tested, distributed, imported and exported in material compliance with all applicable requirements under any applicable Law.

(b) The Company has timely filed with the applicable Governmental Authorities all material filings, documents, declarations, listings, registrations, reports, statements, amendments, supplements or submissions, including but not limited to adverse event reports, required to be filed by it under applicable Law. All such filings, documents, declarations, listings, registrations, reports, statements, amendments, supplements or submissions were in material compliance with applicable Laws when filed, and no material deficiencies have been asserted by any applicable Governmental Authority with respect to any such filings, documents, declarations, listing, registrations, reports, statements, amendments, supplements or submissions. Each such filing was true and correct in all material respects as of the date of submission, or was corrected in or supplemented by a subsequent filing, and any material and legally necessary or required updates, changes, corrections, amendments, supplements or modifications to such filings have been submitted to the applicable Governmental Authority.

(c) Except as set forth on Schedule 4.07(c) of the Company Disclosure Schedules, the Company has not received any notification of any pending or, to the knowledge of the Company, threatened (i) action, suit, claim, investigation, proceeding or order alleging potential or actual non-compliance with any Company Permits or Laws; or (ii) non-ordinary course audit, inspection or investigation by any Governmental Authority.

(d) No Company Product has been seized, withdrawn, recalled, detained or subject to a suspension of manufacturing and there are no facts or circumstances reasonably likely to cause the seizure, denial, withdrawal, recall, detention, field notification, field correction, safety alert or suspension of manufacturing relating to any such product. No proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, correction, suspension, import detention or seizure of any such Company Product are pending or, to the knowledge of the Company, threatened against the Company.

(e) The Company has not received or been subject to any action, notice, warning, administrative proceeding, review, or investigation by a Governmental Authority that (i) alleged or asserted that the Company violated any applicable Laws, (ii) commenced, or threatened to initiate, any action, suit, claim, investigation, proceeding or order to withdraw a premarket clearance or investigational device exemption of any Company Product or product candidate, (iii) commenced, or threatened to initiate, any action, suit, claim, investigation, proceeding or order to enjoin manufacture or distribution of any Company Product or product candidate; or (iv) commenced, or threatened to initiate any action, suit, claim, investigation, proceeding or order to change the labeling or classification of any Company Product or product candidate.

(f) Neither the Company nor, to the knowledge of the Company, any of its officers, employees or agents (i) is or has been debarred under 21 USC § 335a or excluded pursuant to 42 U.S.C. § 1320a-7, or equivalent actions under the Laws in any jurisdiction, (ii) has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 USC § 335a or exclusion pursuant to 42 U.S.C. § 1320a-7 or equivalent actions under the Laws in any jurisdiction, or (iii) has been convicted of, charged with or investigated for any violation of Law related to fraud, theft, embezzlement, breach of fiduciary duty, financial misconduct, controlled substances or obstruction of an investigation.

(g) To the knowledge of the Company, neither the Company nor, to the knowledge of the Company, any of its officers, employees or agents has (i) made an untrue statement of material fact or fraudulent statement to any Governmental Authority, (ii) failed to disclose a material fact required to be disclosed to any Governmental Authority or (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) establishes a reasonable basis for a Governmental Authority to allege a violation of any applicable Law. Neither the Company nor, to the knowledge of the Company, any of its officers, employees, or agents is the subject of any pending or threatened investigation by any Government Entity pursuant to any similar Law.

Section 4.08 Financial Statements.

(a) The Company has made available to Goldenstone true and complete copies of the consolidated balance sheets and the related consolidated statements of operations, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries for the years ended December 31, 2023 and December 31, 2022,1 which are attached as Schedule 4.08(a) of the Company Disclosure Schedules (collectively, the “Prior Financial Statements”). Each of the Prior Financial Statements (including the notes thereto) (i) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and (ii) fairly presents, in all material respects, the financial position, results of operations, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to the absence of notes.

(b) Except as and to the extent set forth on the Prior Financial Statements, neither the Company nor any Company Subsidiary has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for: (i) liabilities that were incurred in the ordinary course of business since December 31, 2023, (ii) obligations for future performance under any contract to which the Company or any Company Subsidiary is a party (none of which, with respect to the liabilities described in clause (i) and this clause (ii) results from, arises out of, or relates to any breach or violation of, or default under, a Contract or applicable Law or this Agreement),.

(c) Except as set forth on Schedule 4.08(c), the Company and the Company Subsidiaries do not have any Indebtedness.

(d) Since December 31, 2023, (i) neither the Company nor any Company Subsidiary nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or Representative of the Company or any Company Subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any such complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof.

(e) To the knowledge of the Company, no employee of the Company or any Company Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. None of the Company, any Company Subsidiary or, to the knowledge of the Company any officer, employee, contractor, subcontractor or agent of the Company or any such Company Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Company Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. Sec. 1514A(a).

(f) All accounts receivable of the Company and the Company Subsidiaries reflected on the Prior Financial Statements or arising after December 31, 2023 have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with GAAP and are collectible, subject to bad debts reserved in the Prior Financial Statements. To the knowledge of the Company, such accounts receivable are not subject to valid defenses, setoffs or counterclaims, other than routine credits granted for errors in ordering, shipping, pricing, discounts, rebates, returns in the ordinary course of business and other similar matters. The Company’s reserve for contractual allowances and doubtful accounts is adequate in all material respects and has been calculated in a manner consistent with past practices. Since the date of the Prior Financial Statements, neither the Company nor any of the Company Subsidiaries has modified or changed in any material respect its sales practices or methods including, without limitation, such practices or methods in accordance with which the Company or any of the Company Subsidiaries sell goods, fill orders or record sales.

(g) Except as set forth in Schedule 4.08(g) of the Company Disclosure Schedules, all accounts payable of the Company and the Company Subsidiaries reflected on the Financial Statements or arising after the date of the Prior Financial Statements are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due or payable. Since the Prior Financial Statements, the Company and the Company Subsidiaries have not altered in any material respects their practices for the payment of such accounts payable, including the timing of such payment.

(h) The Company has established a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP, and the Company’s historical practices and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.09 Absence of Certain Changes or Events. Since the date of the Prior Financial Statements and until the date of this Agreement, except as expressly contemplated by this Agreement, (a) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course and in a manner consistent with past practice, (b) the Company and the Company Subsidiaries have not sold, assigned or otherwise transferred any right, title, or interest in or to any of their material assets (including Intellectual Property and Business Systems) other than non-exclusive licenses or assignments or transfers in the ordinary course of business, (c) there has not been any Company Material Adverse Effect, and (d) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 6.01.

Section 4.10 Absence of Litigation. Except as set forth in Schedule 4.10, there is no litigation, suit, claim, action, proceeding, audit or investigation by or before any Governmental Authority (an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any directors, officers or employees thereof in their respective capacities as such, or any property or asset of the Company or any Company Subsidiary before any Governmental Authority. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is, subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, in each case.

Section 4.11 Employee Benefit Plans.

(a) Schedule 4.11(a) of the Company Disclosure Schedules lists all employment and consulting contracts or agreements to which the Company or any Company Subsidiary is a party, and with respect to which the Company, any Company Subsidiary or any ERISA Affiliate has or may have any obligation and true, correct and complete copies have been made available to Goldenstone in the virtual data room. Schedule 4.11(a) of the Company Disclosure Schedules lists, all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, commission, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, employment, consulting, fringe benefit, sick pay and vacation or paid time off plans or arrangements or other compensation and employee benefit plans, programs or arrangements, in each case which are maintained, contributed to or sponsored by the Company, any Company Subsidiary or any ERISA Affiliate for the benefit of any current or former employee, officer, director, consultant, or other eligible service provider, or under which the Company or any Company Subsidiary has or could incur any liability (contingent or otherwise) (collectively, the “Plans”).

(b) With respect to each Plan, the Company has made available to Goldenstone, if applicable, (i) a true and complete copy of the current plan document (or written summaries of any unwritten Plans) and all amendments thereto and each trust or other funding arrangement, (ii) copies of the most recent summary plan description and any summaries of material modifications thereto, (iii) a copy of the filed IRS Form 5500 annual report and accompanying schedules for the last three years for each Plan, (iv) copies of the most recently received IRS determination, opinion or advisory letter for each such Plan, (v) any material non-routine correspondence from any Governmental Authority with respect to any Plan within the past three (3) years, (vi) nondiscrimination and other compliance testing reports for each Plan for the last three years, and (vii) any written reports constituting a valuation of the shares of Company Common Stock for purposes of Section 409A or 422 of the Code, whether prepared internally by the Company or by an outside, third-party valuation firm. Neither the Company, any Company Subsidiary nor any ERISA Affiliate has any express commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code, or other applicable Law.

(c) None of the Plans is, nor does the Company, a Company Subsidiary nor any ERISA Affiliate have or reasonably expect to have any liability or obligation under (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the Code and/or Title IV of ERISA, and (iii) a multiple employer plan subject to Section 413(c) of the Code. The Company does not have or reasonably expect to have any liability under a multiple employer welfare arrangement under ERISA. None of the Plans that is intended to be qualified under Section 401(a) of the Code has ever held employer securities or employer real property as a plan asset. For purposes of this Agreement, “ERISA Affiliate” shall mean any entity that together with another person would be deemed a “single employer” with such person for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

(d) Neither the Company nor any Company Subsidiary is or, pursuant to its current terms, will be obligated, whether under any Plan or otherwise, to pay separation, severance, termination or similar benefits to any person directly as a result of any Transaction contemplated by this Agreement (or any related event, such as termination of employment, preceding or following this Agreement), nor will any such Transaction accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due to any individual (or any related event, such as termination of employment, preceding or following this Agreement).

(e) None of the Plans provides, nor does the Company or any Company Subsidiary have or reasonably expect to have any obligation to provide retiree medical, life, disability or other health benefits to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary after termination of employment or service except as may be required under Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and the regulations thereunder or any similar State coverage continuation Law.

(f) Each Plan is established, administered, and funded in compliance with its terms and, in all material respects, in compliance with the requirements of all applicable Laws including, without limitation, ERISA and the Code. The Company, any Company Subsidiary and its ERISA Affiliates have performed, in all material respects, all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation in any respect by any party to, any Plan that has resulted or is reasonably likely to result in liability to the Company or any Company Subsidiary. No Action is pending or, to the knowledge of the Company, any Company Subsidiary or ERISA Affiliate, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, any Company Subsidiary or ERISA Affiliate, no fact or event exists that would reasonably be expected to give rise to any such Action.

(g) Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has (i) timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with such Plan is exempt from federal income taxation under Section 501(a) of the Code or (ii) with respect to a preapproved plan, is entitled to rely on a favorable opinion or advisory letter from the IRS with respect to the underlying preapproved plan, and to the knowledge of Company, any Company Subsidiary or ERISA Affiliate, no fact or event has occurred since the date of such determination, opinion or advisory letter or letters from the IRS that would reasonably be expected to result in the revocation of the qualified status of any such Plan or the exempt status of any such trust by the IRS.

(h) There has not been any non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) nor any reportable events (within the meaning of Section 4043 of ERISA) with respect to any Plan. There have been no acts or omissions by the Company or any ERISA Affiliate that have given or could reasonably be expected to give rise to any material fines, penalties, taxes or related charges under Sections 502 or 4071 of ERISA or Section 511 or Chapter 43 of the Code for which the Company or any ERISA Affiliate may be liable.

(i) All contributions, premiums or payments required to be made with respect to any Plan have been timely made to the extent due or properly accrued on the consolidated financial statements of the Company and the Company Subsidiaries. Neither the Company, any Company Subsidiary nor ERISA Affiliate maintains, administers or has any liability (contingent or otherwise) with respect to a defined benefit plan that is subject to Section 412 of the Code or Title IV of ERISA or other applicable Law. Each Plan required to be funded by applicable Law or the terms of such Plan has been, is and will be materially funded as of the Closing, subject to and to the extent required by applicable Law or the relevant Plan.

(j) The Company, any Company Subsidiary and each of its ERISA Affiliates has each complied in all material respects with the applicable notice and continuation coverage requirements, and all other requirements, of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and the regulations thereunder, with respect to each Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code.

(k) The Company, any Company Subsidiary and each of its ERISA Affiliates, and each Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (each, a “Health Plan”) is in material compliance with the applicable provisions of the Patient Protection and Affordable Care Act of 2010, as amended (“PPACA”), and no event has occurred, and no condition or circumstance exists, that would reasonably be expected to subject the Company, any Company Subsidiary or any ERISA Affiliate or any Health Plan to any liability for penalties or excise taxes under Code Section 4980D or 4980H or any other provision of the PPACA.

(l) Each Plan that constitutes a nonqualified deferred compensation plan subject to Section 409A of the Code has been documented, administered and operated in compliance with the provisions of Section 409A of the Code and the Treasury Regulations thereunder, and no additional Tax under Section 409A(a)(1)(B) of the Code has been or would reasonably be expected to be incurred by a participant in any such Plan.

(m) The Company does not have any agreements that provide for, nor has it made any promises to “gross up” any person for any taxes, including any taxes pursuant to Section 409A or Section 4999 of the Code.

(n) Neither the Company, any Company Subsidiary nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any plan that has been adopted or maintained, whether formally or informally, for the benefit of service providers who primarily perform services outside of the United States of America.

Section 4.12 Labor and Employment Matters.

(a) Schedule 4.12(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of all employees of the Company and any Company Subsidiary as of the date hereof, including any employee who is on a leave of absence of any nature, authorized or unauthorized, paid or unpaid, and sets forth for each such individual the following: (i) title or position (including whether full or part time); (ii) location and employing entity; (iii) hire date; (iv) exemption treatment by the Company under applicable wage and hour Laws; (v) current annual base compensation rate (or, for hourly employees, the applicable hourly compensation rate); (vi) commission, transaction bonus, retention bonus, other bonus or other incentive based compensation opportunity, and the actual amounts paid for such compensation in the past two (2) years; (vii) average weekly work hours; (viii) accrued paid time off; and (ix) visa or authorization to work and expiration date of such authorization if applicable. All employees of the Company have acknowledged their status as employees at will. All compensation, including wages, commissions and bonuses and any termination indemnities, due and payable to all current and former employees of the Company and any Company Subsidiary for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Company’s financial statements).

(b) (i) There are no Actions pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any of their respective current or former employees or other service providers, nor have there been any such Actions in the past three (3) years; (ii) neither the Company nor any Company Subsidiary is bound by or is negotiating any collective bargaining agreement or other contract with a union, works council or labor organization applicable to persons employed by the Company or any Company Subsidiary, nor, to the knowledge of the Company, are there any activities, efforts, or proceedings of any labor union to organize any such employees, nor have there been any such activities, efforts, or proceedings in the past three (3) years; (iii) there are no complaints threatened or pending against the Company or any Company Subsidiary before the National Labor Relations Board or similar state or foreign labor relations agency, the Equal Employment Opportunity Commission, or any similar Governmental Authority, nor have there been any such complaints in the past three (3) years; and (iv) there is not now and has not been in the past three (3) years any threat of any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute with respect to the Company or any Company Subsidiary.

(c) The Company and the Company Subsidiaries are and have been in material compliance with all applicable Laws and contracts relating to employment, employment practices, employment discrimination, harassment and retaliation, terms and conditions of employment, termination and discharge, mass layoffs and plant closings (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state, local or foreign Law (collectively, the “WARN Act”)), reasonable accommodation, disability rights or benefits, immigration, hiring, meal and rest breaks, overtime, payroll documents and wage statements, pay equity, affirmative action obligations, proper classification of employees and other service providers, workers’ compensation, family and medical leave, sick leave, occupational safety and health requirements, wages, hours, collective bargaining and the payment and withholding of taxes and other sums and social contributions as required by the appropriate Governmental Authority. Neither the Company or any Company Subsidiary are liable for any arrears of wages, taxes, social contributions, penalties or other sums for failure to comply with any of the foregoing Laws. The Company and each of the Company Subsidiaries are in compliance with the requirements of the Immigration Reform Control Act of 1986. All current and former employees of the Company and the Company Subsidiaries, as applicable, have at all times been properly classified as exempt or non-exempt under the Fair Labor Standards Act and applicable state wage and hour Laws, and all current and former independent contractors and temporary workers of the Company or the Company Subsidiaries, as applicable, have been properly classified and treated as such. There have been no misclassification claims filed or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any current or former employees, independent contractors or temporary workers or by any Governmental Authority.

(d) Except as set forth on Schedule 4.12(e) of the Company Disclosure Schedules, there has been (i) no layoff, plant closing, termination, redundancy or any other forms of employment losses in the six-month period prior to Closing that would trigger the obligations of the Company or any Company Subsidiary under the WARN Act and (ii) no termination of employment (including by resignation or otherwise) of any key employees in the six-month period prior to Closing.

(e) No officer or key employee of the Company or the Company Subsidiaries has given written notice to the Company or the Company Subsidiaries as of the date of this Agreement that such employee intends to terminate his or her employment.

(f) In the past five (5) years, there have been no allegations of harassment or misconduct involving any current or former director, officer, employee or independent contractor of the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary has entered into any settlement agreements related to allegations of harassment or sexual misconduct by any current or former director, officer, employee or independent contractor of the Company or any Company Subsidiary.

(g) Schedule 4.12(h) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a true, correct and complete list of all of the independent contractors, consultants, temporary employees, leased employees and other agents employed or used by the Company or any Company Subsidiary and classified by the Company or any Company Subsidiary as other than employees, or compensated other than through wages paid by the Company or any subsidiary through such entity’s payroll department (each, a “Contingent Worker”) of the Company and each Company Subsidiary and for each, (a) such individual’s compensation arrangement (including whether paid on an hourly or project basis), (b) such individual’s initial date of engagement, (c) a description of services provided, (d) identification of the staffing company or agency through which they are engaged (if applicable), (e) location where services are provided, (f) average hours worked per week, or alternatively, the total hours worked by such Contingent Worker, and (g) whether engaged as an individual or through an entity. As of the date hereof, all compensation payable to all Contingent Workers of the Company and its Company Subsidiaries for services performed on or before the date of this Agreement has been paid in full and there are no outstanding agreements, understandings, or commitments of the Company regarding any compensation.

Section 4.13 Real Property; Title to Assets.

(a) The Company has no Owned Real Property.

(b) Schedule 4.13(b) of the Company Disclosure Schedules lists the street address of each parcel of Leased Real Property, and sets forth a list of each lease, sublease, and license pursuant to which the Company or any Company Subsidiary leases, subleases or licenses any real property (each, a “Lease”), with the name of the lessor and the date of the Lease in connection therewith and each material amendment to any of the foregoing (collectively, the “Lease Documents”). True, correct, and complete copies of all Lease Documents have been made available to Goldenstone in the virtual data room prior to the date hereof. The Lease Documents are the only Contracts pursuant to which the Company or any Company Subsidiary leases any Real Property or right in any Real Property. Except as otherwise set forth in Schedule 4.13(b) of the Company Disclosure Schedules, (i) there are no leases, subleases, concessions, or other contracts granting to, and neither the Company nor any Company Subsidiary is a party to any lease, sublease, concession or other contract granting to the Company or Company Subsidiaries, the right to use or occupy any real property, and (ii) all such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company’s knowledge, by the other party(ies) to such Leases, except as would not, individually or in the aggregate, allow the landlord under such Lease to terminate such Lease or otherwise be material to the Company and the Company Subsidiaries, taken as a whole. Neither the Company nor any Company Subsidiary, has leased, subleased, sublicensed or otherwise granted to any person any right to use, occupy or possess any portion of the Leased Real Property.

(c) There are no contractual or legal restrictions that preclude or restrict the ability of the Company or Company Subsidiary to use any Leased Real Property by such party for the purposes for which it is currently being used. There are no latent defects or adverse physical conditions affecting the Leased Real Property, and improvements thereon, other than those that would not have a Company Material Adverse Effect.

(d) Except as set forth on Schedule 4.13(d), all items of tangible personal property are, to the knowledge of the Company and Company Subsidiaries, in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted), have been properly maintained and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto, in each case in all material respects. All of the tangible personal property is located at the offices or properties of the Company or Company Subsidiaries.

(e) Each of the Company and the Company Subsidiaries has legal and valid title to, or, in the case of Leased Real Property and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all Liens other than Permitted Liens, except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole. The Company and the Company Subsidiaries have not breached or violated any local zoning ordinance, and no notice from any Person has been received by any member of the Company or the Company Subsidiaries or served upon any member of the Company or the Company Subsidiaries claiming any violation of any local zoning ordinance.

Section 4.14 Intellectual Property.

(a) Schedule 4.14(a) of the Company Disclosure Schedules contains a true, correct and complete list of all of the following: (i) Registered Company IP (showing in each, as applicable, the filing date, date of issuance, expiration date and registration or application number, and registrar); (ii) a high level description of any Trade Secrets; and (iii) all material unregistered trademarks used as names for Company Products, owned by the Company or used by the Company in connection with the Company’s business. The Company has delivered to Goldenstone correct and complete copies of all registrations and applications for Registered Company IP, as amended to date.

(b) The Company or one of the Company Subsidiaries solely and exclusively owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company-Owned IP and all Company Software. The consummation of the Transactions will not result in (a) any loss or impairment of the Company’s or any Company Subsidiary’s right to own or use any Company IP, including any loss of exclusivity or decrease in license scope, (b) any increase in royalty or other payment obligations of the Company or of any Company Subsidiary, (c) the grant of any new license, or an increase in the scope of any license granted by the Company or any Company Subsidiary, or (d) any other change in the terms or conditions applicable to the Company IP immediately prior to the Closing. All Company-Owned IP is subsisting and, excluding any Registered Company IP that consists solely of an application for registration, is valid and enforceable. All Registered Company IP is currently in compliance with all applicable legal requirements. The Intellectual Property rights have been properly maintained and all applicable maintenance fees and renewal fees have been paid.

(c) The Company and each of its applicable Company Subsidiaries have taken reasonable actions to maintain, protect and enforce Intellectual Property rights in and to all Company-Owned IP, all Company Software, all Company Products, and all Company Services, including the secrecy, confidentiality and value of its Trade Secrets and other Confidential Information. Neither the Company nor any Company Subsidiaries have disclosed any trade secrets or other Confidential Information that is material to the business of the Company and/or any applicable Company Subsidiaries to any other person other than pursuant to a written confidentiality agreement under which such other person agrees to maintain the confidentiality and protect such trade secrets and Confidential Information.

(d) (i) There have been no claims filed and served, or threatened in writing (including email), against the Company or any Company Subsidiary in any forum, by any person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Company IP, or (B) alleging any infringement, violation or misappropriation of, or other conflict with, any Intellectual Property rights of other persons (including any material demands or unsolicited offers to license any Intellectual Property rights from any other person); (ii) the operation of the Company Business (including the use, development, manufacture, marketing, license, sale, distribution or furnishing of any Company Software, Company Products, and/or Company Services) has not and does not infringe, misappropriate or violate, any Intellectual Property rights of other persons or constitute, unfair competition or trade practices under the Laws of any applicable jurisdiction; (iii) no person, including any employee or former employee of Company or any Company Subsidiary, has infringed, misappropriated or violated any of the Company-Owned IP; (iv) none of the Company-Owned IP is subject to any proceeding, or outstanding order, agreement, settlement or stipulation restricting in any manner the use, enforcement, development, manufacture, marketing, licensing, sale, distribution, furnishing or disposition by the Company or any of the Company Subsidiaries of any Company-Owned IP; and (v) neither the Company nor any of the Company Subsidiaries has received any formal written opinions of counsel regarding any of the foregoing.

(e) All persons who have contributed, developed or conceived any Company-Owned IP (i) for or on behalf of Company or any of the Company Subsidiaries, or (ii) in the course of and related to his, her, or its relationship with the Company or the applicable Company Subsidiary (in each case a “Contribution”) have executed valid, written agreements with the Company or one of the Company Subsidiaries pursuant to which such persons have presently and irrevocably assigned to the Company or the applicable Company Subsidiary all of their entire right, title, and interest in and to any Contribution and, to the extent applicable, waived moral rights without further future consideration or any restrictions or obligations whatsoever, including on the use or other disposition or ownership of such Intellectual Property. All such assignments are enforceable and fully effective to vest sole and exclusive ownership of any and all Contributions in the Company or the applicable Company Subsidiary and were made in compliance with all requirements of applicable Law, including if required, a timely agreement formalizing such transfer, payment of remuneration, and registration with the applicable Governmental Authority. To the knowledge of the Company, no current or former officer, employee, or Contingent Worker of the Company or any of the Company Subsidiaries: (A) is, nor has been, in violation of any term or covenant of any agreement (including, without limitation, any employment or settlement agreement or stipulation) with any other person, or any order or judgment of any court, arbitrator or other Governmental Authority, by virtue of such employee or Contingent Worker being employed by, performing services for, or developing Intellectual Property used by, the Company or any Company Subsidiary, or is, nor has been while such employee or Contingent Worker has been employed by, performed services for, or developed Intellectual Property used by, the Company or any Company Subsidiary, using trade secrets or proprietary information of others without permission; (B) has any right, license, claim or interest whatsoever in or with respect to any Company-Owned IP; or (C) has developed any Intellectual Property for the Company or any of the Company Subsidiaries that is subject to any agreement under which such employee or Contingent Worker has assigned or otherwise granted to any third party any rights in or to such Intellectual Property.

(f) Neither the Company nor any of the Company Subsidiaries or, any other person is in breach or in default of any agreement required to be disclosed in Schedules 4.14(f) or 4.14(k) of the Company Disclosure Schedules.

(g) Open Source.

(i) All use, licensing, providing, delivery and distribution of Company Software, Company Products, Company Services and Open Source Materials by or through the Company and each of the Company Subsidiaries is in compliance in all material respects with all Open Source Licenses applicable thereto, including all copyright notice and attribution requirements.

(ii) The Company has not incorporated, embedded, bundled, used, distributed, linked, or otherwise provided any Open Source Materials into, with, or in connection with any Company Software, Company Products and/or Company Services in a manner that requires any Company Software or other Company-Owned IP, or any portion thereof, to be subject to Copyleft Licenses, or requires the Company, any Company Subsidiary, to grant any Patent license or other Patent rights with respect to Company-Owned IP.

(h) The Company is not and has never been a member of, a contributor to, or affiliated with, any industry standards or open source organization, body, working group, project, or similar organization (a “Standards Organization”), and neither the Company, nor any Company-Owned IP, is subject to any licensing, assignment, contribution, disclosure, or other requirements or restrictions of any Standards Organization. The Company has provided accurate and complete copies of all governing documents and other Contracts (including charter, bylaws, and participation guidelines) relating to the Company’s membership in, contribution to, or affiliation with, any Standards Organization.

(i) The Company and/or one of the Company Subsidiaries owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient for the immediate and anticipated future needs of the Company Business. In the past three (3) years, there has not been a material failure with respect to any of the Business Systems that has not been remedied. The Company and each of the Company Subsidiaries maintain commercially reasonable business continuity and disaster recovery plans. The Software included in the Company IP does not and shall not contain (a) any clock, timer, counter, or other limiting or disabling code, design, routine, or any viruses, Trojan horses, or other disabling or disruptive codes or commands that would cause such Software to be erased, made inoperable, or otherwise rendered incapable of performing in accordance with its performance specifications and descriptions or otherwise limit or restrict the Company’s or any Person’s ability to use such Software or the Company IP, including after a specific or random number of years or copies or (b) any back doors or other undocumented access mechanism allowing unauthorized access to, and viewing, manipulation, modification, or other changes to, such Software or Company IP. The Company IP is free from material defects and bugs, and substantially conforms to the applicable specifications, documentation, and samples therefor.

(j) The Company and each of the Company Subsidiaries comply with all applicable federal, state, local and foreign laws, rules and regulations pertaining to data protection, cyber security, recording, surveillance, biometrics, location, artificial intelligence, machine learning, automated decision marking, and e-commerce (collectively, “Privacy Requirements”).

(k) The Company and the Company Subsidiaries license, obtain and/or purchase all Personal Information in accordance with Privacy Requirements and required any Persons providing Personal Information to the Company and the Company Subsidiaries to comply with applicable Privacy Requirements. The Company and the Company Subsidiaries have provided notifications to, obtained consent from, and honored any opt-out or other privacy request from persons regarding the Processing of Personal Information where such action is required by Privacy Requirements. There has been no interception, disclosure of, recording of, improper transfer of, provision of access to, or other Processing of electronic communications or other information in violation of any Privacy Requirements by or for the Company.

(l) The Company and the Company Subsidiaries have not (i) received direct written communication from any site, application, device, or platform (“Property”) owner or operator that Company’s or Company Subsidiaries’ access to the Property is unauthorized; (ii) entered into an agreement with any owner or operator prohibiting scraping or other activity; (iii) accessed any information through circumventing a password requirement or similar technological barrier; or (iv) scraped any data from a Property that prohibits such activity through terms or Laws.

(m) Except as provided in Schedule 4.14(l), the Company and the Company Subsidiaries do not sell, share, rent, or otherwise make available any Personal Information to a person for the persons’ own use, and do not collect biometric data, biometric information or location data.

(n) The Company and the Company Subsidiaries have each implemented and maintained, and to the Company’s knowledge, have required third parties that process material Personal Information on their behalf to implement and maintain, a written information security program and commercially reasonable physical, technical and administrative security safeguards (including, without limitation, implementing, maintaining, and monitoring compliance with government-issued or industry standard measures) designed to protect in all material respects the security and integrity of its Personal Information, including conducting regular vulnerability scans, risk assessments and remediation activities and implementing industry standard procedures preventing unauthorized access, modification, disclosure, misuse, loss, or unavailability of the foregoing and/or the introduction of Disabling Devices. The Company and the Company Subsidiaries have remediated all critical and high findings. Neither the Company nor any of the Company Subsidiaries has (x) experienced any data or security breaches or unauthorized Processing or unavailability of Personal Information including those that were required to be reported under applicable Privacy Requirements; (y) received a demand for or paid any ransomware or experienced a successful phishing, social engineering, or business email compromise incident ((x) or (y), a “Security Incident”). The Company has not provided any notices to, nor has it been legally required to provide any such notices, to any Person as a result of any such Security Incident. Neither the Company nor any Company Subsidiaries has been subject to nor received written notice of any audits, proceedings or investigations by any Governmental Authority or any person, or received any written claims or complaints alleging the violation of any applicable Privacy Requirements.

(o) The Company is, and at all times has been in compliance with all U.S. federal and state laws and regulations pertaining to sales, marketing, and electronic communications.

(p) The Company and/or one of the Company Subsidiaries (i) exclusively owns and possesses all right, title and interest in and to the Business Data free and clear of any restrictions of any nature or (ii) have all rights to use, exploit, publish, reproduce, process, distribute, license, sell, and create derivative works of the Business Data, in whole or in part, in the manner in which the Company and the Company Subsidiaries receive and use such Business Data prior to the Closing Date.

(q) All current officers, management employees, technical and professional employees, and Contingent Workers of the Company and the Company Subsidiaries are under obligation to the Company and the Company Subsidiaries to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company and the Company Subsidiaries all Intellectual Property made by them within the scope of their employment during such employment. To the Company’s knowledge, no past or current officers, management employees, technical or professional employees, and Contingent Workers of the Company or any Company Subsidiaries are in breach of any such obligations to the Company or any of the Company Subsidiaries.

(r) Neither this Agreement nor any Transactions will result in the following under or pursuant to any contracts to which the Company or any of the Company Subsidiaries is a party, or by which any assets or properties of the Company or of any of the Company Subsidiaries are bound: any person being granted rights or access to, or the placement in or release from escrow of, any Company Software source code or other technology.

(s) Schedule 4.14(s) of the Company Disclosure Schedules sets forth a true, correct and complete list of all contracts pursuant to which any person (i) has been provided any Company Software in source code format, or (ii) has obtained or may obtain rights to receive any Company Software in source code form through or from the Company or any Company Subsidiary, any escrow agent or any other person. The Company has not disclosed or delivered to any escrow agent or any other person any source code for any Company Software, and no person has any right to obtain access to or use any such source code.

(t) No Governmental Authority, and no other national, multi-national, bi-national or international governmental organization, governmental research center, university, college, other educational institution, foundation, research center or non-profit institution provided or provides funding, facilities, personnel, Intellectual Property, technology, research, equipment, or other resources for the invention, creation, development or registration of any Company-Owned IP or has any rights to any Company-Owned IP.

(u) The Company has not received any opinion of counsel that a third party has infringed, misappropriated, misused or violated, or is infringing, misappropriating, misusing or violating, any Company-Owned IP, Company Software, Company Products, and/or Company Services. The Company has not made any claim against any person alleging any infringement, misappropriation, misuse or violation of any Company-Owned IP, Company Software, Company Products, and/or Company Services.

(v) Neither the Company nor any Company Subsidiary has received any written notice or request to indemnify, defend or hold harmless any person with respect to any claim of infringement, misappropriation, misuse or violation of any Intellectual Property.

(w) Schedule 4.14(w) of the Company Disclosure Schedules sets forth a true, correct and complete list of all Outbound IP Licenses.

(x) Schedule 4.14(x) of the Company Disclosure Schedules sets forth a true, correct and complete list of all Inbound IP Licenses. The Company has paid, in full, all mandatory compensation the Company is required to pay to employees, contractors and consultants of the Company in relation to all Company-Owned IP, and neither this Agreement nor any Transactions will result in any further amounts being payable to any current or former employees, contractors or consultants of the Company in relation to any Company-Owned IP.

(y) The Company has not made, directly or indirectly, any commitments, promises, submissions, suggestions, statements or declarations to any standards-setting bodies, industry groups or other similar organizations (“Standards Organizations”) (including any commitments, promises, submissions, suggestions, statements or declarations) that would obligate the Company or any Company Subsidiary to grant licenses to any person or otherwise impair or limit the Company’s or any of the Company’s Subsidiaries’ control of any Company-Owned IP.

(z) Schedule 4.14(z) of the Company Disclosure Schedules sets forth a true and complete list of (i) the three (3) largest customers of the Company and of the Company Subsidiaries, on a consolidated basis, based on Dollar volume of sales for each of the years ended December 31, 2022 and 2023 (each, a “Top Customer”) and (ii) the five (5) largest suppliers of or vendors to the Company, as determined by Dollar value of supply or vendor arrangements with such suppliers or vendors, for each of the years ended December 31, 2022 and December 31, 2023 (each, a “Top Supplier”).

Section 4.15 Taxes.

(a) The Company and each Company Subsidiary: (i) have duly and timely filed (taking into account any extension of time within which to file) all income and other material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all material Taxes (whether or not shown on any Tax Return) that they were obligated to pay, except with respect to current Taxes not yet due and payable, Taxes that are being contested in good faith or that are described in clause (a)(v) below; (iii) with respect to all income and other material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (iv) do not have any deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding in respect of a material amount of Taxes or material Tax matters pending or threatened in writing, for a Tax period which the statute of limitations for assessments remains open; and (v) have provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of the Company, for any material Taxes of the Company or any Company Subsidiary that have not been paid, whether or not shown as being due on any Tax Return, and will not, as of the Closing Date, exceed such reserves as adjusted for the passage of time through the Closing Date in accordance with past custom and practice.

(b) Neither the Company nor any Company Subsidiary is a party to, is bound by or has an obligation under any material Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (excluding any agreement, contract, or arrangement the primary purpose of which does not relate to Taxes) or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement, or commitment other than an agreement, contract, arrangement, or commitment entered into in the ordinary course of business the primary purpose of which does not relate to Taxes.

(c) Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction made on or prior to the Closing Date; (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) entered into or created on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date outside the ordinary course of business.

(d) The Company and each Company Subsidiary have withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts, or benefits under any Plan, paid or owing to any current or former employee, Contingent Worker, creditor, shareholder or other third party and have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

(e) Neither the Company nor any Company Subsidiary has been a member of an affiliated group filing a consolidated, combined, or unitary U.S. federal, state, local or foreign income Tax Return (other than a group of which the Company was the common parent).

(f) Neither the Company nor any Company Subsidiary has any liability for the Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract (but excluding any contract the primary purpose of which does not relate to Taxes), or otherwise.

(g) Neither the Company nor any Company Subsidiary (i) has any request for a ruling in respect of Taxes pending between the Company or any Company Subsidiary, on the one hand, and any Tax authority, on the other hand; or (ii) has entered into any closing agreement, private letter ruling, technical advice memoranda or similar agreements with any Tax authority.

(h) Neither the Company nor any Company Subsidiary has in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(i) The Company is, and has been at all times since its formation, properly classified as a domestic corporation for U.S. federal and applicable state and local income Tax purposes, and each Company Subsidiary is, and has been at all times since its formation, properly classified either as a domestic corporation or a domestic disregarded entity for U.S. federal and applicable state and local income Tax purposes.

(j) Neither the Company nor any Company Subsidiary has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or foreign Law.

(k) Neither the Company nor any Company Subsidiary has engaged in or entered into a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(l) Neither the IRS nor any other Tax authority has asserted in writing or, to the knowledge of the Company or any Company Subsidiary, has threatened to assert against the Company or any Company Subsidiary any deficiency or claim for any Taxes. Neither the Company nor any Company Subsidiary has received written notice of any claim from a Tax authority in a jurisdiction in which the Company or any Company Subsidiary does not file Tax Returns stating that the Company or any Company Subsidiary is or may be subject to Tax in such jurisdiction.

(m) Neither the Company nor any Company Subsidiary has received written notice from a non-United States Tax authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n) Neither the Company nor any Company Subsidiary has taken, has agreed to take, or intends to take, in each case, any action that could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment. To the knowledge of the Company, no facts or circumstances exist that could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment.

(o) There are no Tax liens upon any assets of the Company or any of the Company Subsidiaries except for Permitted Liens.

(p) The Company and each Company Subsidiary has been in compliance in all respects with all applicable transfer pricing laws and legal requirements.

(q) Neither the Company nor any Company Subsidiary has deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of the Company or any Company Subsidiary and shall not defer the withholding or remittance any Applicable Taxes related or attributable to Applicable Wages for any employees of the Company or any Company Subsidiary up to and through and including Closing Date, notwithstanding Internal Revenue Service Notice 2020-65 (or any comparable regime for state or local Tax purposes).

(r) None of the Company and the Company Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Company and its Company Subsidiaries has received written notice from a non-United States taxing authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

Section 4.16 Environmental Matters. (a) Neither the Company nor any of the Company Subsidiaries is in material violation of any Environmental Law or any permit, license or other authorization issued to each of the Company and each Company Subsidiary under applicable Environmental Law (“Environmental Permit”); (b) there has been no Release of Hazardous Substances at any of the properties or facilities currently, or to the knowledge of the Company, formerly owned, leased or operated by the Company or any Company Subsidiary or at any location or facility where wastes from the business or assets of the Company or the Company Subsidiaries are disposed of or recycled; (c) none of the Company or any of the Company Subsidiaries is, in any material respect, actually, or to the knowledge of the Company, potentially or allegedly liable pursuant to applicable Environmental Laws for any off-site contamination by Hazardous Substances; (d) each of the Company and each Company Subsidiary has all material Environmental Permits required under applicable Environmental Law; (e) all material Environmental Permits are in full force and effect and there are no facts or circumstances that would be reasonably expected to result in the revocation or modification of any material Environmental Permit; (f) none of the Company nor any of the Company Subsidiaries is the subject of any claims, actions or suits relating to Hazardous Substances or arising under Environmental Laws, and to the knowledge of the Company, there are no facts or circumstances that would be reasonably expected to result in any material future claims, liabilities or actions; (g) none of the Company or any of the Company Subsidiaries is subject to any material outstanding order, writ, judgment, injunction, temporary restraining order, stipulation, determination, decree or award of any Governmental Authority under Environmental Laws; (h) no consent, approval or authorization of or registration or filing with any Governmental Authority is required by Environmental Laws or Environmental Permits in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions; (i) none of the Company or any of the Company Subsidiaries assumes, undertakes or provides an unexpired indemnity with respect to any material liability, in each case relating to Hazardous Substances or relating to Environmental Laws; and (j) there are no any landfills, disposal areas, aboveground storage tanks or underground storage tanks at any of the Company’s currently or formerly owned, leased or operated properties.

Section 4.17 Material Contracts.

(a) Schedule 4.17(a) of the Company Disclosure Schedules lists, as of the date of this Agreement, the following types of currently active contracts and agreements to which the Company or any Company Subsidiary is a party (such contracts and agreements as are required to be set forth Schedule 4.17(a) of the Company Disclosure Schedules along with any Plan listed on Schedule 4.11(a) of the Company Disclosure Schedules being the “Material Contracts”):

(i) each contract with each Top Customer, and all other contracts with consideration paid or payable to the Company or any of the Company Subsidiaries of more than $50,000, in the aggregate, over the past 12 months;

(ii) each contract with each Top Supplier, and all other contracts involving expenditures paid or payable by the Company or any Company Subsidiary of more than $50,000, in the aggregate, over the past 12 months;

(iii) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or any Company Subsidiary is a party that require annual payments of $25,000 or more by the Company or any Company Subsidiary;

(iv) all (x) management and employment contracts (excluding at-will contracts for employment or at-will offer letters that do not contain any severance or change of control provisions) and (y) contracts with Contingent Workers, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Company Subsidiary or income or revenues related to any Product of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party;

(v) all Contracts relating to any acquisitions or dispositions of material assets by any member of the Company or any Company Subsidiary (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practices);

(vi) all collective bargaining agreements or other contracts with any labor union;

(vii) all contracts and agreements evidencing Indebtedness for borrowed money with a principal amount greater than $25,000, and any pledge agreements, security agreements or other collateral agreements in which the Company or any Company Subsidiary granted to any person a security interest in or lien on any of the property or assets of the Company or any Company Subsidiary;

(viii) all strategic alliance, limited liability company or partnership agreements or other joint venture agreements, or any contract involving a distributor, reseller, sales representative, marketing, or advertising arrangement in an amount greater than $25,000;

(ix) all contracts relating to the settlement of any material internal complaint, grievance, claim, investigation, or other dispute with the Company or any of its Company Subsidiaries in an amount greater than $25,000;

(x) all contracts and agreements with any Governmental Authority to which the Company or any Company Subsidiary is a party, other than any Company Permits;

(xi) all contracts and agreements that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time, excluding customary non-solicitation and non-hire provisions, and customary confidentiality agreements and agreements that contain customary confidentiality clauses;

(xii) all contracts or arrangements that result in any person or entity holding a power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective businesses;

(xiii) all leases or master leases of personal property reasonably likely to result in annual payments of $25,000 or more in a 12-month period;

(xiv) each Outbound IP License;

(xv) each Inbound IP License;

(xvi) each Outbound IP License that includes any grant by the Company or any Company Subsidiary to any person of any express license, right or covenant not to sue with respect to any Patents, other than a nonexclusive license granted incidental to a sale of Company Products, license of Company Software, or provision of Company Services.

(xvii) any contract with any Governmental Authority required to be disclosed in Schedule 4.14(t) of the Company Disclosure Schedules;

(xviii) any contract that grants any (A) exclusive license, supply, distribution or other rights, (B) “most favored nation” rights, (C) rights of first refusal, rights of first negotiation or similar rights or (D) exclusive rights to purchase, license or receive any Company Product, Company Software and/or Company Service;

(xix) any contract providing for any minimum or guaranteed payments by the Company to any Person;

(xx) all contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company or any Company Subsidiary, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations, other than standard contracts;

(xxi) all contracts with or pertaining to the Company or any Company Subsidiary to which any Affiliate of the Company or any Company Subsidiary is a party;

(xxii) all contracts relating to the voting or control of the equity interests of any member of the Company or any Company Subsidiary or the election of directors of the Company or any Company Subsidiary (other than the organizational or constitutive documents of the Company or any Company Subsidiary);

(xxiii) any contract that requires a consent (including any assignment consent) to or otherwise contains a provision relating to a “change of control”, or that would prohibit or delay the consummation of the Transactions; and

(xxiv) all agreements or instruments guarantying the debts or other obligations of any person.

(b) (i) Each Material Contract is a legal, valid and binding obligation of the Company or the Company Subsidiaries and, to the knowledge of the Company, the other parties thereto, subject to the Remedies Exceptions, and neither the Company nor any Company Subsidiary is in material breach or violation of, or material default under, any Material Contract nor has any Material Contract been canceled by the other party; (ii) to the Company’s knowledge, no other party is in material breach or violation of, or material default under, any Material Contract; and (iii) the Company and the Company Subsidiaries have not received any written, or to the knowledge of the Company, oral claim of default under any such Material Contract. The Company and Company Subsidiaries have not assigned, delegated or otherwise transferred any of its rights or obligations under any Material Contract or granted any power of attorney with respect thereto (other than, in each case, to the Company or another Company Subsidiary). The Company has furnished or made available to Goldenstone true and complete copies of all Material Contracts in effect as of the date of this Agreement, including amendments thereto that are material in nature.

(c) Each of the Company and Company Subsidiaries is in compliance in all material respects with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or Contracts establishing or evidencing any Indebtedness to which it is a party. The consummation and closing of the transactions contemplated by this Agreement shall not cause or result in an event of default under any instruments or Contracts establishing or evidencing any Indebtedness, other than to the extent any such event of default would not have a Company Material Adverse Effect.

Section 4.18 International Trade Laws.

(a) The Company and the Company Subsidiaries are in compliance in all material respects with all International Trade Laws applicable to them, except where the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Without limiting the foregoing: (i) the Company and the Company Subsidiaries have obtained all material export and import licenses and other approvals required for their respective imports and exports of products, software and technologies required by any applicable International Trade Laws, and all such approvals and licenses are in full force and effect; (ii) the Company and the Company Subsidiaries are in material compliance with the terms of such applicable export and import licenses or other approvals; (iii) there are no claims pending or to the knowledge of the Company, threatened in writing against any Company or Company Subsidiaries with respect to such export and import licenses or other approvals, except with respect to clauses (i), (ii) and (iii) does not constitute a Company Material Adverse Effect; and (iv) the Company and the Company Subsidiaries have processes in place to ensure that any imported merchandise into the United States is properly declared, marked and labeled in accordance with all U.S. Laws at the time of importation.

(b) The Company and the Company Subsidiaries have not, to their knowledge:

(i) exported, re-exported, transferred, licensed, or brokered the sale or license of any goods, software, services, technology, or technical data to any destination to which, or individual for whom, a license or other authorization is required under the International Trade Laws;

(ii) exported, re-exported, licensed, or transferred any goods, software, services, technology, or technical data to, on behalf of, or for the benefit of any sanctioned person or entity, or person or entity identified on any restricted party lists maintained by the U.S. Government, including the Specially Designated Nationals and Blocked Persons List, and Foreign Sanctions Evaders List, maintained by Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Denied Persons List, Entity List, Military End User List, or Unverified List, maintained by the U.S. Department of Commerce’s Bureau of Industry and Security;

(iii) exported, re-exported, licensed, or transferred any goods, software, services, technology, or technical data that have been or will be (A) used for any purposes associated with nuclear activities, missiles, chemical or biological weapons, military, military-intelligence or terrorist activities, or (B) used, transshipped, or diverted contrary to applicable International Trade Laws;

(iv) exported, re-exported, transferred, licensed, or imported any goods, software, services, technology, or technical data to or from Burma/Myanmar, Cuba, Crimea, Iran, North Korea, Sudan, Syria or Venezuela during a time at which such country or region and/or its government was subject to U.S. comprehensive trade embargoes under OFAC regulations, the Export Administration Regulations, or any other applicable statute, regulation or executive order;

(v) manufactured, exported or brokered any defense article or defense service as defined in the International Traffic in Arms Regulations, including within the United States and without regard to whether such defense article or defense service was subsequently exported, without the Company or Company Subsidiaries being registered and in good standing with the Directorate of Defense Trade Controls, U.S. Department of State; or

(vi) received from any governmental authority or any other person any notice, inquiry, or internal or external allegation, or made any voluntary or involuntary disclosure to a governmental authority concerning any actual or potential violation or wrongdoing related to International Trade Laws.

(c) Except as would constitute a Company Material Adverse Effect, neither the Company nor any Company Subsidiary nor any director of or officer of any of the Company or any Company Subsidiary or, to the Company’s knowledge (as defined in the relevant International Trade Laws), any other representative or agent acting on behalf of the Company or any Company Subsidiary is currently identified on the Specially Designated Nationals List or otherwise currently subject to any U.S. sanctions administered by OFAC. The Company and the Company Subsidiaries have not, directly or indirectly in the last five years, used any funds, or loaned, contributed or otherwise made available such funds to any Company Subsidiary, joint venture partner or other person, in connection with any transactions, sales or operations in violation of U.S. sanctions administered by OFAC or for the purpose of unlawfully financing the activities of any person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

Section 4.19 Insurance.

(a) Schedule 4.19(a) of the Company Disclosure Schedules sets forth, with respect to each insurance policy and bonds under which the Company or any Company Subsidiary is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (the “Insurance Policies”). True, correct and complete copies of such Insurance Policies have previously been made available to Goldenstone or its Representatives via the virtual data room, including in each case the applicable coverage limits, deductibles and the policy expiration dates. All Insurance Policies are of at least like character and amount as are carried by like businesses similarly situated.

(b) With respect to each such insurance of the Insurance Policies: (i) the policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Company Subsidiary is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation; (iv) no insurer has indicated in writing or, to the knowledge of the Company otherwise, that it will be cancelling or reducing coverage, (v) all premiums and other charges due have been paid; and (vi) no coverage is on an audited, retrospective, or similar premium basis.

(c) All occurrences, circumstances, and claims have been noticed under applicable insurance policies or bonds that would cover such matters or losses arising from them. With regard to any noticed occurrence, circumstance, or claim that relates to an ongoing or potentially ongoing matter, no insurer has denied or questioned coverage.

Section 4.20 Board Approval; Vote Required. The Company Board, by resolutions duly adopted by a unanimous vote of the full board of directors at a meeting duly called and held and not subsequently rescinded or modified in any way, or by unanimous written consent, has duly (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (b) approved this Agreement and the Merger and declared their advisability, and (c) recommended that the stockholders of the Company approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Transactions (including the Merger) be submitted for consideration by the Company’s stockholders. The Requisite Approval (the “Company Stockholder Approval”) is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Transactions. The Written Consent, when executed and delivered, would qualify as the Company Stockholder Approval and no additional approval, or vote from any holders of any class or series of capital stock of the Company would then be necessary to adopt this Agreement and approve the Transactions.

Section 4.21 Compliance with Anti-Corruption Laws.

(a) The Company and the Company Subsidiaries are in compliance with all applicable Anti-Corruption Laws.

(b) Neither the Company nor any Company Subsidiary, nor to the knowledge of the Company or any Company Subsidiary, any officers, directors, executives, employees, shareholders, agents, or representatives or other party acting for or on behalf of any of the Company or any Company Subsidiary, has at any time (i) offered, authorized, promised, provided, or received any payments or anything else of value, whether directly or indirectly through a third party, in violation of the Anti-Corruption Laws, (ii) established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or made any false, incomplete, or misleading entries on any books or records for any purpose, (iii) used or is using, directly or indirectly through a third party, any corporate funds for any illegal contributions, gifts, entertainment, payments, travel, or other unlawful expenses, (iv) directly or indirectly through a third party, offered, authorized, promised, or provided anything else of value for the purpose of obtaining, retaining, and/or securing an improper advantage for the Company or any Company Subsidiary, or (v) has been or currently is under administrative, civil, or criminal investigation, indictment, suspension, debarment, or audit by any party, in connection with alleged or possible violations of any Anti-Corruption Laws or applicable Laws that prohibit fraud, money laundering, or other improper payments.

(c) The Company and all Company Subsidiaries have and maintain adequate policies, procedures, and controls to ensure that the Company and all Company Subsidiaries have been and remain in compliance with all Anti-Corruption Laws.

(d) The Company and all Company Subsidiaries maintain accounting and financial controls adequate to ensure that: (i) all payments and activities are accurately recorded in the books, records and accounts for the Company and each of the Company Subsidiaries; (ii) there is no false, inaccurate, misleading, or incomplete entries made in the books, records, and accounts of the Company and all Company Subsidiaries; and (iii) the Company and all Company Subsidiaries do not establish or maintain any secret or unrecorded funds or accounts. The books, records, and accounts of the Company and each of the Company Subsidiaries accurately reflect in reasonable detail the character and amount of all transactions, and the Company and all Company Subsidiaries do not maintain any bank or other financial account that is not accurately disclosed in their books, records, and accounts.

(e) Neither the U.S. government nor any other Governmental Authority, nor any other entity or person, has notified the Company or any Company Subsidiary of any actual or alleged violation or breach of Anti-Corruption Laws or applicable laws that prohibit fraud, money laundering, or other improper payments. Neither the Company nor any Company Subsidiary is undergoing any review, investigation, inspection, or examination of records relating to the Company’s or any Company Subsidiary’s compliance with Anti-Corruption Laws. Neither the Company nor any Company Subsidiary is now subject to any actual or potential administrative, civil, or criminal investigation, prosecution, or indictment, and are not party to any actions involving alleged false statements, false claims or other improprieties relating to compliance with Anti-Corruption Laws.

Section 4.22 Interested Party Transactions. Except for employment relationships and the payment of compensation, benefits and expense reimbursements in the ordinary course of business, no current or former director, officer, employee, or other affiliate of the Company or any Company Subsidiary, to the Company’s knowledge, holds, directly or indirectly: (a) an economic interest in any person that has furnished or sold, or furnishes or sells, services or Products that the Company or any Company Subsidiary furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services; (c) a beneficial interest in any contract or agreement disclosed in Schedule 4.17(a) of the Company Disclosure Schedules; or (d) any contractual or other arrangement with the Company or any Company Subsidiary, other than customary indemnity arrangements; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 4.22. The Company and the Company do not have credit arrangements in the form of a personal loan to or for any director or executive officer of the Company.

Section 4.23 Exchange Act. Neither the Company nor any Company Subsidiary is currently subject to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 4.24 Sufficiency of Assets. The Company and Company Subsidiaries own, have the right to use, or have good and valid title to and have full power and right, free and clear of all Liens (other than Permitted Liens) of any kind or nature all of the assets necessary and sufficient to operate the business, as currently conducted and as proposed to be conducted.

Section 4.25 Directors and Officers. Schedule 4.25 sets forth a complete and correct list of all directors and officers of each of the Company and Company Subsidiaries.

Section 4.26 Brokers. Except as set forth in Schedule 4.26 of the Company Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

Section 4.27 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the Company Disclosure Schedules), the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, its affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to Goldenstone, its affiliates or any of their respective Representatives by, or on behalf of, Company, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither Company nor any other person on behalf of Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to Goldenstone, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to Goldenstone, its affiliates or any of their respective Representatives or any other person, and that any such representations or warranties are expressly disclaimed.

Article V.
REPRESENTATIONS AND WARRANTIES OF GOLDENSTONE AND MERGER SUB

Except as set forth in the Goldenstone SEC Reports, Goldenstone hereby represents and warrants to the Company as follows:

Section 5.01 Corporate Organization.

(a) Each of Goldenstone and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease, and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not be a Goldenstone Material Adverse Effect.

(b) Merger Sub is the only subsidiary of Goldenstone. Except for Merger Sub, Goldenstone does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person.

Section 5.02 Certificate of Incorporation and Bylaws. Each of Goldenstone and Merger Sub has heretofore furnished to the Company complete and correct copies of the Goldenstone Organizational Documents and the Merger Sub Organizational Documents. The Goldenstone Organizational Documents and the Merger Sub Organizational Documents are in full force and effect. Neither Goldenstone nor Merger Sub is in violation of any of the provisions of the Goldenstone Organizational Documents and the Merger Sub Organizational Documents, respectively.

Section 5.03 Capitalization.

(a) The authorized capital stock of Goldenstone consists of fifteen million (15,000,000) shares of Goldenstone Common Stock. As of the date of this Agreement (i) 3,442,121 shares of Goldenstone Common Stock are issued and outstanding (inclusive of Goldenstone Common Stock included in any outstanding Goldenstone Units but excluding 3,395,590 shares of Goldenstone Common Stock that have been submitted for redemption), all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no shares of Goldenstone Common Stock are held in the treasury of Goldenstone, (iii) 6,101,250 Goldenstone Warrants are issued and outstanding (inclusive of Goldenstone Warrants included in any outstanding Goldenstone Units), and (iv) 6,101,250 Goldenstone Rights are issued and outstanding (inclusive of Goldenstone Rights included in any outstanding Goldenstone Units). Goldenstone also sold to Maxim Group LLC a Unit Purchase Option (“UPO”) to purchase 270,250 Goldenstone Units exercisable at $11.00 per Unit upon the consummation of a Business Combination. 3,050,625 shares of Goldenstone Common Stock are reserved for future issuance with respect to the Goldenstone Warrants. 610,125 shares of Goldenstone Common Stock are reserved for future issuance with respect to Goldenstone Rights.

(b) As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share (the “Merger Sub Common Stock”). As of the date hereof, 1,000 shares of Merger Sub Common Stock are issued and outstanding. All outstanding shares of Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights and are held by Goldenstone free and clear of all Liens, other than transfer restrictions under applicable securities laws, the Lock-Up Agreements, and the Merger Sub Organizational Documents.

(c) All outstanding Goldenstone Units, shares of Goldenstone Common Stock, Goldenstone Warrants, and Goldenstone Rights have been issued and granted in compliance with all applicable securities laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities laws and the Goldenstone Organizational Documents.

(d) The Per Share Merger Consideration being delivered by Goldenstone pursuant to this Agreement, when issued in accordance with the terms of this Agreement shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens imposed by Goldenstone, other than transfer restrictions under applicable securities laws and the Goldenstone Organizational Documents.

(e) Except for securities issued by Goldenstone set forth in Goldenstone Disclosure Schedule 1.01, Goldenstone does not have any issued and outstanding options, warrants, preemptive rights, calls, convertible securities or other rights, and is not subject to agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Goldenstone or obligating Goldenstone to issue or sell any shares of capital stock of, or other equity interests in, Goldenstone. All shares of Goldenstone Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Neither Goldenstone nor any subsidiary of Goldenstone is a party to, or otherwise bound by, and neither Goldenstone nor any subsidiary of Goldenstone has granted, any equity appreciation rights, participations, phantom equity or similar rights. Other than the Lock-Up Agreements, Goldenstone is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of Goldenstone Common Stock or any of the equity interests or other securities of Goldenstone or any of its subsidiaries. Except as provided for in the Goldenstone Certificate of Incorporation, there are no outstanding contractual obligations of Goldenstone to repurchase, redeem or otherwise acquire any shares of Goldenstone Common Stock. There are no outstanding contractual obligations of Goldenstone to make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 5.04 Authority Relative to This Agreement. Each of Goldenstone and Merger Sub have the requisite power and authority to execute and deliver this Agreement and Ancillary Agreements, and, subject to the receipt of the requisite approval of stockhholders, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement and Ancillary Agreements by each of Goldenstone and Merger Sub and the consummation by each of Goldenstone and Merger Sub of the Transactions, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Goldenstone or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than (a) with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then-outstanding shares of Goldenstone Common Stock and by the holders of a majority of the then-outstanding shares of Merger Sub Common Stock, and the filing and recordation of appropriate merger documents as required by the DGCL, and (b) with respect to the issuance of Goldenstone Common Stock and the amendment and restatement of the Goldenstone Certificate of Incorporation pursuant to this Agreement, the approval of a majority of the then-outstanding shares of Goldenstone Common Stock). This Agreement has been duly and validly executed and delivered by Goldenstone and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Goldenstone and Merger Sub, enforceable against Goldenstone and Merger Sub in accordance with its terms, subject to the Remedies Exceptions.

Section 5.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of Goldenstone and Merger Sub do not, and the performance of this Agreement by each of Goldenstone and Merger Sub will not, (i) conflict with or violate the Goldenstone Organizational Documents or the Merger Sub Organizational Documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to each of Goldenstone or Merger Sub or by which any of their property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of each of Goldenstone or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of Goldenstone or Merger Sub is a party or by which each of Goldenstone or Merger Sub or any of their property or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a Goldenstone Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of Goldenstone and Merger Sub do not, and the performance of this Agreement by each of Goldenstone and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent Goldenstone or Merger Sub from performing its material obligations under this Agreement.

Section 5.06 Compliance. Neither Goldenstone nor Merger Sub is or has been in conflict with, or in default, breach or violation of, (a) any Law applicable to Goldenstone or Merger Sub or by which any property or asset of Goldenstone or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Goldenstone or Merger Sub is a party or by which Goldenstone or Merger Sub or any property or asset of Goldenstone or Merger Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or reasonably be expected to have a Goldenstone Material Adverse Effect. Each of Goldenstone and Merger Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, and orders of any Governmental Authority necessary for Goldenstone or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted.

Section 5.07 SEC Filings; Financial Statements; Sarbanes-Oxley.

(a) Goldenstone has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since March 16, 2022 through the date of this Agreement, together with any amendments, restatements or supplements thereto (collectively, the “Goldenstone SEC Reports”). Goldenstone has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by Goldenstone with the SEC to all agreements, documents and other instruments that previously had been filed by Goldenstone with the SEC and are currently in effect. As of their respective dates, the Goldenstone SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of Goldenstone, each director and executive officer of Goldenstone has filed with the SEC on a timely basis all documents required with respect to Goldenstone by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in the Goldenstone SEC Reports was prepared in accordance with GAAP (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in stockholders equity and cash flows of Goldenstone as at the respective dates thereof and for the respective periods indicated therein, (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to individually or in the aggregate be material). Goldenstone has no off-balance sheet arrangements that are not disclosed in the Goldenstone SEC Reports. No financial statements other than those of Goldenstone are required by GAAP to be included in the consolidated financial statements of Goldenstone.

(c) Neither Goldenstone nor Merger Sub has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of Goldenstone’s and Merger Sub’s business.

(d) Goldenstone is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq.

(e) Goldenstone has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Goldenstone and other material information required to be disclosed by Goldenstone in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Goldenstone’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting Goldenstone’s principal executive officer and principal financial officer to material information required to be included in Goldenstone’s periodic reports required under the Exchange Act.

(f) Goldenstone maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that Goldenstone maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. Goldenstone has delivered to the Company a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of Goldenstone to Goldenstone’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of Goldenstone to record, process, summarize and report financial data. Goldenstone has no knowledge of any fraud or whistle-blower allegations, whether material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of Goldenstone. Since March 16, 2022, there have been no material changes in Goldenstone internal control over financial reporting.

(g) There are no outstanding loans or other extensions of credit made by Goldenstone to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Goldenstone. Goldenstone has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h) Neither Goldenstone (including any employee thereof) nor Goldenstone’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Goldenstone, (ii) any fraud, whether or not material, that involves Goldenstone’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Goldenstone, or (iii) any claim or allegation regarding any of the foregoing.

(i) As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the Goldenstone SEC Reports. To the knowledge of Goldenstone, none of the Goldenstone SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date of this Agreement.

Section 5.08 Absence of Certain Changes or Events. Since March 16, 2022, except as expressly contemplated by this Agreement, (a) Goldenstone has conducted its business in the ordinary course and in a manner consistent with past practice, and (b) there has not been any Goldenstone Material Adverse Effect.

Section 5.09 Business Activities.

(a) Since inception, Goldenstone has not conducted any business activities other than activities directed toward the accomplishment of a business combination. Except as set forth in the Goldenstone Organizational Documents or as otherwise contemplated by this Agreement or the Transaction Documents, there is no agreement, commitment or order binding upon Goldenstone or to which Goldenstone is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Goldenstone or any acquisition of property by Goldenstone or the conduct of business by Goldenstone as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not constitute a Goldenstone Material Adverse Effect.

(b) None of Goldenstone or Merger Sub owns or has a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for the Transaction Documents, Goldenstone has no interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any contract or transaction which is, or could reasonably be interpreted as constituting, a business combination.

(c) Except for (i) what is reflected or reserved for on the financial statements or disclosed in the notes thereto included in the filings that Goldenstone made with the SEC since Goldenstone’s formation, and (ii) this Agreement and the agreements expressly contemplated hereby, Goldenstone is not, and at no time has been, party to any contract with any other person that would require payments by Goldenstone in excess of $50,000 monthly, $250,000 in the aggregate annually with respect to any individual contract or more than $500,000 in the aggregate annually when taken together with all other contracts (other than, this Agreement and the Transaction Documents expressly).

(d) Except as set forth in the Merger Sub Organizational Documents, there are no agreements, commitments, or order binding upon Merger Sub or to which Merger Sub is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Merger Sub or any acquisition of property by Merger Sub or the conduct of business by Merger Sub as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of Merger Sub to enter into and perform its obligations under this Agreement or the Transaction Documents.

Section 5.10 Investment Company Act. Neither Goldenstone nor Merger Sub is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.11 Affiliate Agreements. Except as described in Goldenstone SEC Reports, neither Goldenstone nor Merger Sub is a party to any transaction, agreement, arrangement or understanding with any (a) present or former executive officer or director of Goldenstone or Merger Sub, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of Goldenstone or Merger Sub or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 under the Exchange Act).

SECTION 5.12  [Reserved].

SECTION 5.13 Absence of Litigation. There is no Action pending or, to the knowledge of Goldenstone, threatened against Goldenstone, or any property or asset of Goldenstone before any Governmental Authority. Neither Goldenstone nor any material property or asset of Goldenstone is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Goldenstone, continuing investigation by, any Governmental Authority.

SECTION 5.14 Board Approval; Vote Required.

(a) The Goldenstone Board, by resolutions duly adopted by a unanimous vote of those voting at a meeting duly called and held or by unanimous written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to and in the best interests of Goldenstone and its stockholders, (ii) approved this Agreement and the Transactions and declared their advisability, and (iii) recommended that the stockholders of Goldenstone approve and adopt this Agreement and Merger, and directed that this Agreement and the Merger, be submitted for consideration by the stockholders of Goldenstone at the Goldenstone Stockholders’ Meeting.

(b) The only vote of the holders of any class or series of capital stock of Goldenstone necessary to approve the Transactions is the affirmative vote of the holders of a majority of the outstanding shares of Goldenstone Common Stock.

(c) The Merger Sub Board, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved this Agreement and the Merger and declared their advisability, and (iii) recommended that the sole stockholder of Merger Sub approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Transactions be submitted for consideration by the sole stockholder of Merger Sub.

(d) The only vote of the holders of any class or series of capital stock of Merger Sub is necessary to approve this Agreement, the Merger and the other Transactions is the affirmative vote of the holders of a majority of the outstanding shares of Merger Sub Common Stock.

SECTION 5.15 No Prior Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement.

SECTION 5.16 Brokers. Except for the Persons identified on Schedule 5.16, no broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Goldenstone or Merger Sub.

SECTION 5.17 Goldenstone Trust Fund. As of the date of this Agreement, Goldenstone has no less than $ 17,873,794in the trust fund established by Goldenstone for the benefit of its public stockholders (the “Trust Fund”) maintained in a trust account at Continental Stock Transfer & Trust Company (such account, the “Trust Account”). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of March 16, 2022, between Goldenstone and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. Goldenstone has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Goldenstone or the Trustee. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied): (i) between Goldenstone and the Trustee that would cause the description of the Trust Agreement in the Goldenstone SEC Reports to be inaccurate in any material respect; or (ii) to the knowledge of Goldenstone, that would entitle any person (other than stockholders of Goldenstone who shall have elected to redeem their shares of Goldenstone Common Stock pursuant to the Goldenstone Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise Taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption Rights in accordance with the provisions of the Goldenstone Organizational Documents. As of the date of this Agreement, there are no Actions pending or, to the knowledge of Goldenstone, threatened in writing with respect to the Trust Account. Upon consummation of the Merger and notice thereof to the Trustee pursuant to the Trust Agreement, Goldenstone shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to Goldenstone as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however that the liabilities and obligations of Goldenstone due and owing or incurred at or prior to the Effective Time shall be paid as and when due and prior to the release, including all amounts payable (a) to stockholders of Goldenstone who shall have exercised their Redemption Rights; (b) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law; (c) to the Trustee for fees and costs incurred in accordance with the Trust Agreement; and (d) to third parties (e.g., professionals, printers, etc.) who have rendered services to Goldenstone in connection with its efforts to effect the Merger.

SECTION 5.18 Employees. Goldenstone and Merger Sub have no unsatisfied material liability with respect to any employee, officer, or director. Goldenstone and Merger Sub have never and do not currently maintain, sponsor, contribute to or have any liability, actual or contingent, including through association with an ERISA Affiliate, under any employment agreement, or any employee benefit plan (as defined in Section 3(3) of ERISA), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, change in control, fringe benefit, sick pay, and vacation plans or arrangements or other employee benefit plans, programs or arrangements. Neither the execution and delivery of this Agreement by Goldenstone nor the consummation of the Transactions (either alone or in combination with another event) will (i) result in the payment of severance or any other amount to any employee, director, officer or independent contractor of Goldenstone or Merger Sub, (ii) accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due to any individual by Goldenstone or Merger Sub, (iii) result in an “excess parachute payment” as defined in Section 280G(b)(1) of the Code, or (iv) require a “gross-up,” indemnification for, or payment to any employee, director, officer or independent contractor of Goldenstone or Merger Sub for any Taxes imposed under Section 409A or Section 4999 of the Code or otherwise.

SECTION 5.19 Taxes.

(e) Goldenstone and Merger Sub (i) have duly and timely filed (taking into account any extension of time within which to file) all income and other material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all material Taxes (whether or not shown on any Tax Return) that they were obligated to pay, except with respect to current Taxes not yet due and payable, Taxes that are being contested in good faith or that are described in clause (a)(v) below; (iii) with respect to all income and other material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (iv) do not have any deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding in respect of a material amount of Taxes or material Tax matters pending or threatened in writing, for a Tax period which the statute of limitations for assessments remains open; and (v) have provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of Goldenstone, for any material Taxes of Goldenstone that have not been paid, whether or not shown as being due on any Tax Return.

(f) Neither Goldenstone nor Merger Sub is a party to, is bound by or has an obligation under any material Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (excluding any agreement, contract, or arrangement the primary purpose of which does not relate to Taxes) or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement, or commitment other than an agreement, contract, arrangement, or commitment entered into in the ordinary course of business the primary purpose of which does not relate to Taxes.

(g) Neither Goldenstone nor Merger Sub will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction made on or prior to the Closing Date; (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) entered into or created on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date outside the ordinary course of business.

(h) Neither Goldenstone nor Merger Sub has been a member of an affiliated group filing a consolidated, combined, or unitary U.S. federal, state, local or foreign income Tax Return (other than a group of which Goldenstone was the common parent).

(i) Neither Goldenstone nor Merger Sub has any material liability for the Taxes of any person (other than Goldenstone or Merger Sub) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract (but excluding any contract the primary purpose of which does not relate to Taxes), or otherwise.

(j) Neither Goldenstone nor Merger Sub (i) has any request for a material ruling in respect of Taxes pending between Goldenstone and/or Merger Sub, on the one hand, and any Tax authority, on the other hand; or (ii) has entered into any closing agreement, private letter ruling, technical advice memoranda or similar agreements with any Tax authority.

(k) Neither Goldenstone nor Merger Sub has in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(l) Neither Goldenstone nor Merger Sub has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or foreign.

(m) Neither Goldenstone nor Merger Sub has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(n) Neither the IRS nor any other Tax authority has asserted in writing or, to the knowledge of Goldenstone, has threatened to assert against Goldenstone or Merger Sub any deficiency or claim for any material Taxes. Neither Goldenstone nor Merger Sub has received written notice of any claim from a Tax authority in a jurisdiction in which Goldenstone or Merger Sub does not file Tax Returns stating that Goldenstone or Merger Sub is or may be subject to Tax in such jurisdiction.

(o) There are no Tax liens upon any assets of Goldenstone or Merger Sub except for Permitted Liens.

(p) Each of Goldenstone and Merger Sub has been in compliance in all respects with all applicable transfer pricing laws and legal requirements.

(q) Each of Goldenstone and Merger Sub is, and has been at all times since formation, treated as a C corporation for U.S. federal income Tax purposes.

(r) Neither Goldenstone nor Merger Sub (i) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; or (ii) has received written notice from a non-United States Tax authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(s) Neither Goldenstone nor Merger Sub has deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of Roth or Merger Sub and shall not defer the withholding or remittance any Applicable Taxes related or attributable to Applicable Wages for any employees of Roth or Merger Sub up to and through and including Closing Date, notwithstanding Internal Revenue Service Notice 2020-65 (or any comparable regime for state or local Tax purposes).

(t) Neither Goldenstone nor Merger Sub has taken, has agreed to take, or intends to take, in each case, any action that could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment. To the knowledge of Goldenstone, no facts or circumstances exist that could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment.

SECTION 5.20. Listing. The issued and outstanding Goldenstone Units, Goldenstone Common Stock, Goldenstone Warrants, and Goldenstone Rights are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “GDSTU,” “GDST,” “GDSTW,” and “GDSTR,” respectively. As of the date of this Agreement, except as described in Goldenstone SEC Reports, there is no Action pending or, to the knowledge of Goldenstone, threatened in writing against Goldenstone by the Nasdaq or the SEC with respect to any intention by such entity to shares of Goldenstone Common Stock, Goldenstone Units, Goldenstone Warrants, or Goldenstone Rights, or terminate the listing of Goldenstone on the Nasdaq. None of Goldenstone or any of its affiliates has taken any action in an attempt to terminate the registration of the Goldenstone Common Stock, Goldenstone Units, Goldenstone Warrants, or Goldenstone Rights under the Exchange Act.

SECTION 5.21 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by Goldenstone Disclosure Schedules), Goldenstone and Merger Sub hereby expressly disclaim and negate, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to Goldenstone and Merger Sub, their affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to the Company, its affiliates or any of their respective Representatives by, or on behalf of, Goldenstone and Merger Sub, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither Goldenstone and Merger Sub nor any other person on behalf of Goldenstone and Merger Sub has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to the Company, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Goldenstone and Merger Sub (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to the Company, its affiliates or any of their respective Representatives or any other person, and that any such representations or warranties are expressly disclaimed.

Article VI.
CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.01 Conduct of Business by the Company Pending the Merger.

(a) The Company agrees that, from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Schedule 6.01(a) attached hereto, or (3) as required by applicable Law, unless Goldenstone shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed):

(i) the Company shall, and shall cause the Company Subsidiaries to, conduct their business in the ordinary course of business and in a manner consistent with past practice; and

(ii) the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, key employees and key Contingent Workers of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations.

(b) By way of amplification and not limitation, except as (1) expressly contemplated by any other provision of this Agreement, any Ancillary Agreement, (2) as set forth in Schedule 6.01(b) attached hereto, and (3) as required by applicable Law, the Company shall not, and shall cause each Company Subsidiary not to, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of Goldenstone (which consent shall not be unreasonably conditioned, withheld or delayed):

(i) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents or engage in any reorganization, reclassification, liquidation, dissolution, or similar transaction;

(ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any shares of any class of capital stock of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest of the Company or any Company Subsidiary, other than (1) the exercise or settlement of any Company Options, (2) the capital stock or note with respect to the Pre-Closing Investment, (3) the convertible note with respect to the Bridge Financing;

(iii) sell, pledge, dispose of, encumber, or authorize the sale, pledge, disposition or encumbrance of any material assets of the Company or any Company Subsidiary except in the ordinary course of business and consistent with past practice;

(iv) make any capital expenditures in excess of $200,000 (individually or in the aggregate);

(v) declare, set aside, make, promise to pay, or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(vi) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(vii) (v) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof in an amount in excess of $100,000; or (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets;

(viii) suffer or incur any Lien, except for Permitted Liens, on its assets;

(ix) delay, accelerate or cancel, or waive any material right with respect to, any receivables or Indebtedness owed to it, or write off or make reserves against the same (other than, in the case of the Company, in the ordinary course of business);

(x) terminate or allow to lapse any insurance policy protecting any of the Company or Company Subsidiaries, as applicable, assets, unless simultaneously with such termination or lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the terminated or lapsed policy for substantially similar premiums or less is in full force and effect;

(xi) institute, settle or agree to settle any action before any Governmental Authority, in each case in excess of $100,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xii) change its principal place of business or jurisdiction of organization;

(xiii) enter into any transaction with or distribute or advance any material assets or property to any of its Affiliates, other than the payment of salary and benefits in the ordinary course;

(xiv) fail to duly observe and conform to any applicable Laws and orders;

(xv) take any action where such action could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment;

(xvi) other than as required by Law or pursuant to the terms of an agreement entered into prior to the date of this Agreement and reflected on Schedule 4.11(a) of the Company Disclosure Schedules, grant any severance or termination pay to, any director or officer of the Company or of any Company Subsidiary;

(xvii) adopt, amend, and/or terminate any Plan except as may be required by applicable Law, is necessary in order to consummate the Transactions, or health and welfare plan renewals in the ordinary course of business that are consistent in cost and benefits provided previously;

(xviii) make any changes with respect to accounting policies or procedures, other than as required by GAAP;

(xix) make, change or revoke any material Tax election, adopt or change any accounting method concerning Taxes, change any Tax accounting period, amend a material Tax Return or settle or compromise any material United States federal, state, local or non-United States income Tax liability, fail to pay any material Tax when due (including estimated Taxes), enter into any Tax allocation, Tax sharing, Tax indemnity, Tax claim or other controversy relating to Taxes, surrender or forfeit any claim for a refund of Taxes, waive or extend the statute of limitations in respect of Taxes, or prepare any Tax Return in a manner inconsistent in any material aspect with past practices;

(xx) amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s or any Company Subsidiary’s material rights thereunder, in each case in a matter that is adverse to the Company or any Company Subsidiary, taken as a whole, except in the ordinary course of business;

(xxi) make any material alterations or improvements to the Owned Real Property or the Leased Real Property, or amend any written or oral agreements affecting the Owned Real Property or the Leased Real Property;

(xxii) intentionally permit any material item of Company IP to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every material item of Company IP, except in the ordinary course of business;

(xxiii) hire, or otherwise enter into any employment or consulting agreement or arrangement with, any person, (ii) grant any material increase in the compensation of any current or former officer or director, (iii) adopt any benefit plan for the benefit of any current or former officer or director, or (iv) materially amend any existing agreement with any current or former officer or director; or

(xxiv) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Section 6.02 Conduct of Business by Goldenstone and Merger Sub Pending the Merger. Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, and except as required by applicable Law, Goldenstone agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Closing Date, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the businesses of Goldenstone and Merger Sub shall be conducted in the ordinary course of business and in a manner consistent with past practice. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, or as required by applicable Law, neither Goldenstone nor Merger Sub shall, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned:

(a) amend or otherwise change the Goldenstone Organizational Documents or the Merger Sub Organizational Documents or form any subsidiary of Goldenstone other than Merger Sub, except as contemplated herein or to extend the period to consummate an initial business combination of Goldenstone set forth in the Goldenstone Certificate of Incorporation;

(b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the Trust Fund that are required pursuant to the Goldenstone Organizational Documents;

(c) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the Goldenstone Common Stock or Goldenstone Warrants except for redemptions from the Trust Fund that are required pursuant to the Goldenstone Organizational Documents;

(d) (i) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of Goldenstone or Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Goldenstone or Merger Sub or (ii) amend any term of any Goldenstone Warrants, Goldenstone Units, or Goldenstone Rights, provided that Goldenstone may agree to issue up to 4,000,000 shares of Goldenstone Common Stock to persons that have agreed to enter into financing arrangements with Goldenstone, Merger Sub and/or the Company;

(e) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person; or sell, lease or otherwise transfer a material amount of its assets, properties, interests or businesses, other than pursuant to existing contracts or commitments or (y) in the ordinary course of business;

(f) engage in any conduct in a new line of business or engage in any commercial activities (other than to consummate the Transactions);

(g) except for such indebtedness as is necessary to amend the Goldenstone Certificate of Incorporation to the extent the period to consummate an initial business combination of Goldenstone set forth in the Goldenstone Certificate of Incorporation and to provide working capital to Goldenstone through such period, including for such payables as have been incurred but not paid by Goldenstone as reported in the Goldenstone SEC Reports, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Goldenstone, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice;

(h) make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(i) make any material Tax election or settle or compromise any material United States federal, state, local or non-United States income Tax liability, except in the ordinary course consistent with past practice;

(j) take any action where such action could reasonably be expected to prevent or impede the transactions contemplated in this Agreement from qualifying for the Intended Tax Treatment;

(k) liquidate, dissolve, reorganize or otherwise wind up the business and operations of Goldenstone or Merger Sub;

(l) settle, or offer or propose to settle, (A) any litigation, investigation, arbitration, proceeding or other claim involving or against Goldenstone or Merger Sub, (B) any stockholder litigation or dispute against Goldenstone or any of its officers or directors or (C) any litigation, arbitration, proceeding or dispute that relates to the Transactions, in each case, if the amount of such settlement, litigation, investigation, arbitration, dispute or other proceeding exceeds $150,000 individually or in the aggregate;

(m) amend the Trust Agreement or any other agreement related to the Trust Account other than the Extension;

(n) (n) (i) hire, or otherwise enter into any employment or consulting agreement or arrangement with, any person, (ii) grant any material increase in the compensation of any current or former officer or director, (iii) adopt any benefit plan for the benefit of any current or former officer or director, or (iv) materially amend any existing agreement with any current or former officer or director; or

(o) enter into any formal or informal agreement or otherwise make a binding commitment to take any of the actions set forth in subsections (a) to (n) of this Section 6.02.

Section 6.03 Claims Against Trust Account. The Company agrees that, notwithstanding any other provision contained in this Agreement, the Company does not now have, and shall not at any time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company on the one hand, and Goldenstone on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 6.03 as the “Claims”). Notwithstanding any other provision contained in this Agreement, the Company hereby irrevocably waives any Claim they may have, now or in the future and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof; provided, that, for the avoidance of doubt, the foregoing waiver will not limit or prohibit the Company from pursuing a claim against Goldenstone, Merger Sub or any other person for legal relief against monies or other assets of Goldenstone or Merger Sub held outside of the Trust Account or for specific performance or other equitable relief in connection with the Transactions. In the event that the Company commences any action or proceeding against or involving the Trust Fund in violation of the foregoing, Goldenstone shall be entitled to recover from the Company the associated reasonable legal fees and costs in connection with any such action, in the event Goldenstone prevails in such action or proceeding.

Article VII.
ADDITIONAL AGREEMENTS

Section 7.01 Proxy Statement; Registration Statement.

(a) As promptly as practicable after the execution of this Agreement and receipt of the PCAOB Financial Statements, (i) Goldenstone (with the assistance and cooperation of the Company as reasonably requested by Goldenstone, including delivery of the PCAOB Financial Statements in accordance with Section 7.14) shall prepare and file with the SEC a joint proxy statement/prospectus (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of Goldenstone and from which the Company may derive an information statement that it can send to the stockholders of the Company relating to (A) with respect to the Company’s stockholders, the action to be taken by certain stockholders of the Company pursuant to the Written Consent and (B) with respect to Goldenstone’s stockholders, the meeting of Goldenstone’s stockholders (the “Goldenstone Stockholders’ Meeting”) to be held to consider approval and adoption of (1) this Agreement and the Merger, (2) the second amended and restated Goldenstone Certificate of Incorporation as set forth on Exhibit E, (3) the Equity Plan (as defined below), (4) the classes of the members of the Goldenstone Board as of immediately following the Effective Time, (5) the election of the Initial Post-Closing Goldenstone Directors to serve as the members of the Goldenstone Board as of immediately following the Effective Time and until their respective successors are duly elected or appointed and qualified, and (6) any other proposals the parties deem necessary to effectuate the Merger (collectively, the “Goldenstone Proposals”) and (ii) Goldenstone shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) in which the Proxy Statement shall be included, in connection with the registration under the Securities Act of the shares of Goldenstone Common Stock to be issued to the stockholders of the Company pursuant to this Agreement. The Company shall furnish all information concerning the Company as Goldenstone may reasonably request in connection with such actions and the preparation of the Proxy Statement and Registration Statement. Goldenstone and the Company each shall use their reasonable best efforts to (i) cause the Registration Statement when filed with the SEC to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Registration Statement, (iii) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable, and (iv) to keep the Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Registration Statement, Goldenstone shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Goldenstone Common Stock, in each case to be issued or issuable to the stockholders of the Company pursuant to this Agreement. As promptly as practicable after the Registration Statement is declared effective, each of the Company and Goldenstone shall mail the Proxy Statement to their respective stockholders. Each of Goldenstone and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement.

(b) No filing of, or amendment or supplement to the Proxy Statement or the Registration Statement, will be made by Goldenstone without the approval of the Company (such approval not to be unreasonably withheld, conditioned, or delayed). Goldenstone and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Goldenstone Common Stock to be issued or issuable to the stockholders of the Company in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of Goldenstone and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto.

(c) Goldenstone represents that the information supplied by Goldenstone for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Goldenstone, (iii) the time of the Goldenstone Stockholders’ Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Goldenstone or Merger Sub, or their respective officers or directors, should be discovered by Goldenstone which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Goldenstone shall promptly inform the Company. All documents that Goldenstone is responsible for filing with the SEC in connection with the Merger or the other Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(d) The Company represents that the information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Goldenstone, (iii) the time of the Goldenstone Stockholders’ Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, the Company shall promptly inform Goldenstone. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(e) Without the prior written consent of the Company, the Goldenstone Proposals shall be the only matters (other than procedural matters) which Goldenstone shall propose to be acted on by Goldenstone stockholders at the Goldenstone Stockholders’ Meeting.

Section 7.02 Goldenstone Stockholders’ Meetings; and Merger Sub Stockholder’s Approval.

(a) Goldenstone shall call and hold the Goldenstone Stockholders’ Meeting as promptly as practicable after the date on which the Registration Statement becomes effective for the purpose of voting upon the Goldenstone Proposals, and Goldenstone shall use its reasonable best efforts to hold the Goldenstone Stockholders’ Meeting as soon as practicable after the date on which the Registration Statement becomes effective (but in any event no later than 45 days after the date on which the Proxy Statement is mailed to stockholders of Goldenstone). Goldenstone shall use its reasonable best efforts to obtain the approval of the Goldenstone Proposals at the Goldenstone Stockholders’ Meeting, including by soliciting from its stockholders’ proxies as promptly as possible in favor of the Goldenstone Proposals, and shall take all other action necessary or advisable to secure the required vote or consent of its stockholders. The Goldenstone Board shall recommend to its stockholders that they approve the Goldenstone Proposals and shall include such recommendation in the Proxy Statement.

(b) Promptly following the execution of this Agreement, Goldenstone shall approve and adopt this Agreement and approve the Merger and the other Transactions, as the sole stockholder of Merger Sub.

Section 7.03 Company Stockholders’ Written Consent. The Company’s Board of Directors shall recommend that the holders of Company Common Stock vote in favor of the approval of this Agreement and any other related matters that the Company submits to the holders of Company Common Stock, and neither the Company’s Board of Directors, nor any committee thereof, shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to Goldenstone, the recommendation of the Company’s Board of Directors. Upon the terms set forth in this Agreement, the Company shall deliver to the Company’s stockholders (a) an information statement derived from the Proxy Statement seeking the irrevocable written consent, in form and substance reasonably acceptable to Goldenstone, of holders of the Requisite Approval (including the Key Company Stockholders) in favor of the approval and adoption of this Agreement and the Merger and all other Transactions (the “Written Consent”), together with (b) the Registration Statement, as soon as reasonably practicable after the Registration Statement becomes effective, but no later than ten (10) Business Days prior to the Goldenstone Stockholders’ Meeting, provided that the Goldenstone Stockholders’ Meeting is not held less than ten (10) Business Days after the Registration Statement is declared effective. The Company shall not send the Registration Statement prior to it being declared effective by the SEC to the stockholders of the Company, other than Key Company Stockholders as set forth in Schedule 7.03 which may be provided drafts of the Registration Statement by the Company. As promptly as reasonably practicable after the Registration Statement becomes effective and in any event within two Business Days following the date that the Registration Statement becomes effective (the “Company Written Consent Deadline”), the Company shall obtain and deliver to Goldenstone a true, complete and correct copy of the Written Consent evidencing the Company Stockholder Approval that is duly executed by Company Stockholders and Key Company Stockholders that represent the Requisite Approval (the “Company Stockholder Written Consent”).

Section 7.04 Access to Information; Confidentiality.

(a) From the date of this Agreement until the Effective Time, the Company and Goldenstone shall (and shall cause their respective subsidiaries to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access at reasonable times upon prior notice to the officers, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request. Notwithstanding the foregoing, neither the Company nor Goldenstone shall be required to provide access to or disclose information where the access or disclosure would (i) jeopardize the protection of attorney-client privilege or contravene applicable Law or (ii) require providing access that would jeopardize the health and safety of any employee of such party (it being agreed that the parties shall use their commercially reasonable efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

(b) All information obtained by the parties pursuant to this Section 7.04 shall be kept confidential in accordance with the confidentiality agreement, dated December 8, 2023 (the “Confidentiality Agreement”), between Goldenstone and the Company.

(c) Notwithstanding anything in this Agreement to the contrary, each party (and its Representatives) may consult any Tax advisor regarding the Intended Tax Treatment and Tax structure of the Transactions and may disclose to any other person, the Intended Tax Treatment and Tax structure of the Transactions and all materials (including opinions or other Tax analyses) that are provided relating to such treatment or structure, in each case in accordance with the Confidentiality Agreement.

Section 7.05 Exclusivity.

(a) From the date of this Agreement and ending on the earlier of (i) the Closing and/or (ii) the termination of this Agreement, the Company shall not, and shall cause its Representatives not to, directly or indirectly, (A) enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning (1) any sale of assets of the Company, (2) the issuance or acquisition of the outstanding capital stock (on an as converted to Company Common Stock basis) or other voting securities of the Company, or (3) any conversion, consolidation, merger, liquidation, dissolution or similar transaction (an “Alternative Transaction”), (B) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction, or (C) commence, continue or renew any due diligence investigation regarding any Alternative Transaction. The Company shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction. The Company also agrees that it will promptly request each person (other than the parties hereto and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its, his or her consideration of acquiring the Company to return or destroy all Confidential Information furnished to such person by or on behalf of it, him, or her prior to the date hereof. If the Company or any of its Representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then the Company shall promptly (and in no event later than twenty-four (24) hours after the Company become aware of such inquiry or proposal) notify such person in writing that the Company is subject to an exclusivity agreement with respect to the sale of the Company that prohibits it from considering such inquiry or proposal, and will provide Goldenstone with a copy of any such written inquiry or proposal or a detailed summary of any such verbal inquiry or proposal, including in each case the identity of the person making such inquiry or proposal. Without limiting the foregoing, the parties agree that any violation of the restrictions set forth in this Section 7.05(a) by the Company or its affiliates or Representatives shall be deemed to be a breach of this Section 7.05(a) by the Company.

(b) From and after the date hereof until the Effective Time or, if earlier, the termination of this Agreement, Goldenstone shall not take, nor shall it permit any of its affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any person (other than the Company, its stockholders and/or any of their affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any business combination transaction (a “Business Combination Proposal”) other than with the Company, its stockholders and their respective affiliates and Representatives. Goldenstone shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person (other than with the Company, its stockholders and their respective affiliates and Representatives) conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.

Section 7.06 Employee Benefits Matters. The parties shall cooperate to establish an equity incentive award plan for Goldenstone with an award pool of 3,000,000 shares of Goldenstone Common Stock (the “Initial Equity Plan Pool”), , and which plan shall become effective upon, or as soon as practicable following, the Closing (the “Equity Plan”). The Equity Plan will provide that awards made pursuant to it by Goldenstone may be in the form of options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares, performance units, cash-based awards and other stock-based awards (the “Awards”). The shares issuable under the (i) Exchanged Options and (ii) the shares issuable to Fusion Park LLC (“Fusion Park”) pursuant to the Consulting Agreement between the Company and Fusion Park dated March 1, 2024 will be reserved under the Initial Equity Plan Pool. The parties expect that up to eighty percent (80)% of the Initial Equity Plan Pool would be reserved for issuance of Awards by Goldenstone to individuals who were employees or other service providers of the Company as of the Closing, and remain continuously employed or engaged by Goldenstone at the time of the issuance of such Awards following the Closing. Goldenstone shall take all steps necessary to submit the Equity Plan for approval by the stockholders of Goldenstone prior to Closing.

Section 7.07 Directors’ and Officers’ Indemnification; Tail Insurance.

(a) The second amended and restated certificate of incorporation and amended and restated bylaws of Goldenstone shall contain provisions no less favorable with respect to exculpation, indemnification, advancement of expenses or expense reimbursement existing in favor of the current or former directors and officers of Company than are set forth in the organizational documents of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors or officers of the Company, unless such modification shall be required by applicable Law; provided, the foregoing shall only apply with regard to pre-Closing Date acts or omissions or matters by reason of pre-Closing Date service of such Persons. Goldenstone further agrees that with respect to the provisions of the bylaws or limited liability company agreements of the Company Subsidiaries relating to exculpation, indemnification, advancement of expenses or expense reimbursement existing in favor of the current or former directors and officers of the Company Subsidiaries and each Person who served as a director, officer, manager, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Company under any organizational documents, indemnification, employment or other similar agreements between any such Person and the Company, such provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, managers, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise of such Company Subsidiary, unless such modification shall be required by applicable Law; provided, the foregoing shall only apply with regard to pre-Closing Date acts or omissions or matters by reason of pre-Closing Date service of such Persons.

(b) For the benefit of the Company and the Company Subsidiaries’ directors and officers, the Company shall prior to the Effective Time obtain and fully pay the premium for a “tail” insurance policy that provides coverage with respect to such entities for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “Company D&O Tail Insurance”).

(c) After the Closing Date, Goldenstone shall maintain director and officer insurance policies on behalf of its then current directors and officers of Goldenstone, the Surviving Corporation and the other Company Subsidiaries, and Surviving Corporation shall timely pay or caused to be paid all premiums with respect to such director and officer insurance policies.

(d) On the Closing Date, Goldenstone shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Goldenstone with the post-Closing directors and officers of Goldenstone, the Company and the Surviving Corporation, which indemnification agreements shall continue to be effective following the Closing.

(e) On and after the Closing Date, for a period of no less than six years, Goldenstone shall maintain public company directors’ and officers’ liability insurance with full, continuous prior acts coverage for pre-Closing acts, errors, omissions, or claims based on the status, of Goldenstone’s directors and officers (such insurance, together with the Company D&O Tail Insurance, the “Tail Policies”). Such coverage shall be at least the equivalent, including with respect to amount and coverage terms, as that provided under Goldenstone’s public company D&O insurance just prior to Closing; for clarity, this requirement is satisfied by the purchase and maintenance of the extended reporting period on such coverage.

(f) On and after the Closing Date, for a period of no less than six years, Goldenstone shall, with regard to pre-Closing acts, errors, omissions of Goldenstone and the Company’s directors and officers, respectively, maintain certificates of incorporation and bylaws with provisions no less favorable with respect to indemnification, advancement, expense reimbursement, and exculpation, than are set forth in the certificates of incorporation or bylaws of Goldenstone and the Company, respectively, just prior to Closing.

(g) On and after the Closing Date, for a period of no less than six years, Goldenstone agrees that it shall defend, indemnify and hold harmless the Sponsor, its affiliates, and their respective present and former directors and officers against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions, actions, and investments contemplated by this Agreement or any Ancillary Agreements, whether asserted or claimed prior to, at or after the Closing, to the fullest extent permitted by applicable Law (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Notwithstanding anything herein to the contrary, the parties expressly acknowledge and agree that Sponsor shall be an express third-party beneficiary of this Error! Reference source not found..

Section 7.08 Notification of Certain Matters. The Company shall give prompt notice to Goldenstone, and Goldenstone shall give prompt notice to the Company, of any event which a party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with Article IX), the occurrence, or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article VIII to fail to be satisfied at the Closing.

Section 7.09 Further Action; Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries as set forth in Section 4.05 necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their reasonable best efforts to take all such action.

(b) Each of the parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other parties of any communication it or any of its affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other parties to review in advance, and to the extent practicable consult about, any proposed communication by such party to any Governmental Authority in connection with the Transactions. No party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation, or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the terms of the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the terms of the Confidentiality Agreement, the parties will provide each other with copies of all material correspondence, filings, or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions. No party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

Section 7.10 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Goldenstone and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article IX) unless otherwise prohibited by applicable Law or the requirements of the applicable national securities exchanges (“Exchanges”), as applicable, each of Goldenstone and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

Section 7.11 Tax Matters.

(a) Except with respect to the matters, if any, disclosed in Schedule 7.11, each of Goldenstone, Merger Sub and the Company shall use its respective commercially reasonable efforts to cause the Merger to qualify, and agree not to, and not to permit or cause any of its Affiliates or subsidiaries to, take any action which to its knowledge could reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment. This Agreement is intended to constitute, and the parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). Each of Goldenstone, Merger Sub and the Company shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with its Tax Return for the taxable year of the Merger.

(b) To the extent that the SEC or any other Governmental Authority may require that an opinion be provided at or prior to the Closing in respect of the disclosure of the Tax consequences of the Transactions, each of Goldenstone and the Company will deliver to Sichenzia Ross Ference Carmel LLP customary Tax representation letters satisfactory to counsel, dated and executed as of such date as determined reasonably necessary by such counsel and, if required, Company shall cause Sichenzia Ross Ference Carmel LLP to furnish an opinion addressed to the Company, subject to customary assumptions and limitations, to the effect that the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Notwithstanding anything to the contrary in this Agreement, (i) Loeb & Loeb LLP shall not be required to provide any opinion to any party regarding the Merger or the Intended Tax Treatment and (ii) except for the opinion referred to in the foregoing sentence of this Section 7.11(b), Sichenzia Ross Ference Carmel LLP is not required to provide any opinion to any party or its shareholders as to the tax consequences of any of such parties resulting from the Merger or any transactions preceding or related to the Merger.

(c) Tax Matters Cooperation. Each of the parties to this Agreement shall (and shall cause their respective Affiliates to) reasonably cooperate, as and to the extent reasonably requested by another party, in connection with the filing of relevant Tax Returns, and any Tax proceeding, audit or examination relating to the matters contemplated by this Agreement. Such cooperation shall include the retention and (upon the other party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any such Tax proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(d) Transfer Taxes. Any and all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the transactions contemplated by this Agreement (collectively, the “Transfer Taxes”) shall be paid by Goldenstone. The Party required by Law to do so shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and if required by applicable Law, the Parties shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other document. Notwithstanding any other provision of this Agreement, the Parties shall (and shall cause their respective Affiliates to) cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

Section 7.12 Stock Exchange Listing. Goldenstone will use its reasonable best efforts to cause the Per Share Merger Consideration issued in connection with the Transactions to be approved for listing on the Exchange, at Closing. During the period from the date of this Agreement until the Closing, Goldenstone shall use its reasonable best efforts to keep the Goldenstone Units, Goldenstone Common Stock, Goldenstone Warrants, and Goldenstone Rights listed for trading on any of the Exchanges.

Section 7.13 Antitrust.

(a) To the extent required under any Laws that are designed to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each party hereto agrees to promptly make any required filing or application under Antitrust Laws, as applicable. The parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to use commercially reasonable efforts to take any other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as reasonably practicable, including by requesting early termination of the waiting period provided for under the HSR Act.

(b) Each party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other party or its affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other parties reasonably informed of any communication received by such party or its Representatives from, or given by such party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private person, in each case regarding any of the Transactions; (iii) permit a Representative of the other parties and their respective outside legal counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give a Representative or Representatives of the other parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party’s Representative is prohibited from participating in or attending any meetings or conferences, the other parties shall keep such party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) No party hereto shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any required filings or applications under Antitrust Laws. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties to consummate the Transactions, to use commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

Section 7.14 PCAOB Financial Statements. The Company shall use reasonable best efforts to deliver: (a) not later than July 20, 2024, true and complete copies of (i) audited Prior Financial Statements, and (ii) the reviewed unaudited consolidated financial statements of the Company and the Company Subsidiaries for the three (3) month period ended March 31, 2024 prepared in accordance with GAAP (collectively, the “PCAOB Financial Statements”). The PCAOB Financial Statements shall have been prepared by an auditor that is duly registered with the PCAOB and in accordance with the requirements of the PCAOB. The Company shall also provide such other interim financial statements, financial data and other disclosure as is required by the rules and regulations of the SEC and Form S-4. Notwithstanding anything in this Agreement to the contrary, Goldenstone shall grant the Company a deadline extension to deliver the PCAOB Financial Statements by August 5, 2024 upon the Company’s submission of a written request to Goldenstone.

Section 7.15 Trust Account. At least 72 hours prior to the Effective Time, Goldenstone shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and, at the Effective Time, the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account to Goldenstone after payment of amounts due to stockholders who have properly exercised redemption rights (to be held as available cash on the balance sheet of Goldenstone, and to be used for working capital and other general corporate purposes of the business following the Closing) and thereafter shall cause the Trust Account and the Trust Agreement to terminate.

Section 7.16 Section 16 Matters. Prior to the Closing, Goldenstone shall take all such steps as may be required (to the extent permitted under applicable Law and no-action letters issued by the SEC) to cause any acquisition of Goldenstone Common Stock by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Goldenstone, to be exempt under Rule 16b-3 under the Exchange Act. Goldenstone shall provide such individuals with copies of any resolutions proposed to be adopted by the Goldenstone Board in connection with the foregoing prior to such adoption.

Section 7.17 Financing. From and after the execution and delivery of this Agreement through the Closing, Goldenstone shall use its reasonable best efforts to arrange and obtain, and the Company shall use its reasonable best efforts to cooperate with and assist Goldenstone in arranging and obtaining either the Pre-Closing Investment or Bridge Financing for the Company, on terms and conditions mutually agreeable to the parties.

Section 7.18 Deadline for Consummation of Merger Prior to Closing, Goldenstone shall use its reasonable best efforts to (i) obtain all necessary approvals of the Goldenstone Board and its shareholders to file all necessary amendments to the Goldenstone Certificate of Incorporation to extend the deadline for Goldenstone’s consummation of an initial business combination past June 21, 2024 and to a date on or after the Closing Date (such extension, the “Extension”), (ii) file all necessary amendments to the Goldenstone Certificate of Incorporation to effectuate the Extension, and (iii) take all such actions necessary to effectuate the Extension.

Section 7.19 Lock-Up Agreements Prior to the Closing, the Company shall cause those persons set forth on Schedule 7.19(a) to enter into a Company Lock-Up Agreement with Goldenstone to be effective as of the Closing, pursuant to which the Merger Consideration Shares shall be subject to a lock-up for a period of no less than six months in accordance with the terms and conditions more fully set forth in the Company Lock-Up Agreements. Prior to the Closing, Goldenstone shall cause the Sponsor and the stockholders of Goldenstone set forth on Schedule 7.19(b) to enter into a Sponsor Lock-Up Agreement with Goldenstone to be effective as of the Closing, pursuant to which the Goldenstone Common Stock held by the Sponsor shall be subject to a lock-up for a period of no less than six months in accordance with the terms and conditions more fully set forth in the Sponsor Lock-Up Agreement.

Section 7.20 No Trading in Parent Securities During the Interim Period. The Company shall not, and it shall direct its Representatives to not, directly or indirectly: (a) purchase or sell (including entering into any hedge transaction with respect to) any Goldenstone Common Stock, Goldenstone Unit, Goldenstone Warrant or Goldenstone Right, except in compliance with all applicable securities Laws, including Regulation M under the Exchange Act; or (b) use or disclose or permit any other Person to use or disclose any information that Parent or its Affiliates has made or makes available to the Company and its Representatives in violation of the Exchange Act, the Securities Act or any other applicable securities Law.

Article VIII.
CONDITIONS TO THE MERGER

Section 8.01 Conditions to the Obligations of Each Party. The obligations of the Company, Goldenstone and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or written waiver (where permissible) by the Company and Goldenstone at or prior to the Closing of the following conditions:

(a) Written Consent. The Written Consent shall have been delivered to Goldenstone and no resolutions superseding it shall have been adopted.

(b) Goldenstone Stockholders’ Approval. The Goldenstone Proposals shall have been approved and adopted by the requisite affirmative vote of the stockholders of Goldenstone or at any adjournment or postponement thereof in accordance with the Proxy Statement, the DGCL, the Goldenstone Organizational Documents and the rules and regulations of the Exchanges.

(c) No Order. No Governmental Authority with competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order, or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.

(d) Antitrust Approvals and Waiting Periods. All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder shall have been obtained.

(e) Consents. All consents, approvals and authorizations set forth on Schedule 4.05(a) of the Company Disclosure Schedules shall have been obtained.

(f) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC.

(g) Stock Exchange Listing. The Goldenstone Common Stock shall have been conditionally approved for listing on an Exchange as of the Effective Time.

Section 8.02 Conditions to the Obligations of Goldenstone and Merger Sub. The obligations of Goldenstone and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or written waiver by Goldenstone (where permissible) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 4.01 (Organization and Qualification; Subsidiaries), Section 4.03 (Capitalization), Section 4.04 (Authority Relative to this Agreement) and Section 4.26 (Brokers) shall each be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date. All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed, or complied with by it on or prior to the Closing Date.

(c) Material Adverse Effect. No Company Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.

(d) Completion of Review. Goldenstone shall be fully satisfied, in its reasonable discretion exercised in good faith, with the results of its and its representatives’ review of the Company’s business, the Company’s capitalization and the Company and its Subsidiaries (including any review of the capitalization, assets, processes, systems, financial condition, and prospects of the Company and its Subsidiaries), provided that no such review shall affect any representation or warranty of the Company given hereunder or in any instrument related to the transactions contemplated hereby.

(e) Officer Certificate. The Company shall have delivered to Goldenstone a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b), and Section 8.02(g).

(f) Secretary Certificate. Goldenstone shall have received a certificate, dated as of the Closing Date, signed by the Secretary of the Company attaching true, correct and complete copies of: (i) the Company Certificate of Incorporation, certified as of a recent date by the Secretary of State of the State of Delaware; (ii) the Company’s Bylaws; (iii) copies of resolutions duly adopted by the Board of Directors of the Company approving this Agreement, the Ancillary Agreements to which the Company is a party and the transactions contemplated hereby and thereby and the Company Stockholder Written Consent; and (iv) a certificate of good standing of the Company, certified as of a recent date by the Secretary of State of the State of Delaware.

(g) Ancillary Agreements. Each of the Company and the Company Securityholders, as applicable, shall have duly executed and delivered to Goldenstone a copy of each Ancillary Agreement to which the Company or such Company Securityholder, as applicable, is a party.

(h) Dissenting Shares. Not more than five percent (5%) of the issued and outstanding shares of Company capital stock shall constitute dissenting shares.

(i) Resignation. Other than those persons identified as continuing directors as per Section 2.05, all members of the Company Board and the Board of Directors of the Company Subsidiaries shall have executed written resignations effective as of the Closing Date.

(j) Company Stockholder Support Agreement. The Company Stockholder Support Agreement shall be in full force and effect on the Closing Date, and no Key Company Stockholder shall have attempted to repudiate or disclaim any of its or his/her obligations thereunder.

(k) Lock-Up Agreement. The Company has delivered, or has caused to be delivered, to Goldenstone the Lock-Up Agreement duly executed by each executive officer, director, and holder of more than 10% of its Common Stock, each as of immediately prior to the Effective Time.

(l) FIRPTA Tax Certificates. On or prior to the Closing, the Company shall deliver to Goldenstone a properly executed certification that shares of Company Common Stock are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS (which shall be filed by Goldenstone with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

(m) PCAOB Financial Statements. The Company shall have delivered to Goldenstone the PCAOB Financial Statements prior to July 20, 2024; provided, however, that if the Company submits a written request to Goldenstone for a deadline extension for the delivery of the PCAOB Financial Statements, the deadline for such delivery will be August 5, 2024.

(n) Transaction Documents. The Transaction Documents shall be in full force and effect and shall not have been rescinded by the Company.

Section 8.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or written waiver by the Company (where permissible) at or prior to Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Goldenstone and Merger Sub contained in Section 5.01 (Corporation Organization), Section 5.03 (Capitalization), Section 5.04 (Authority Relative to this Agreement), and 0 (Brokers) shall each be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Goldenstone Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date. All other representations and warranties of Goldenstone and Merger Sub contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Goldenstone Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Goldenstone Material Adverse Effect.

(b) Agreements and Covenants. Goldenstone and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed, or complied with, by it on or prior to the Closing Date.

(c) Material Adverse Effect. No Goldenstone Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date which is continuing and uncured.

(d) Officer Certificate. Goldenstone shall have delivered to the Company a certificate, dated the date of the Closing, signed by the Chief Executive Officer of Goldenstone, certifying as to the satisfaction of the conditions specified in Section 8.03(a), Section 8.03(b), and Section 8.03(e).

(e) Deadline to Consummate Merger. Provided the parties anticipate that the Closing Date will occur after June 21, 2024, Goldenstone has (i) obtained all necessary approvals of the Goldenstone Board and its shareholders to file an amendment to the Goldenstone Certificate of Incorporation to effectuate the Extension, (ii) has filed an amendment to the Goldenstone Certificate of Incorporation to effectuate the Extension, and (iii) has taken all such actions necessary to effectuate the Extension.

(f) Board Composition. Goldenstone shall have taken all such actions as reasonable required such that, immediately following the Closing, the Goldenstone Board shall consist of the directors as indicated in Section 2.05.

(g) Ancillary Agreements. Goldenstone and certain Goldenstone Stockholders, as applicable, shall have duly executed and delivered to the Company a copy of each Ancillary Agreement to which Goldenstone or such Goldenstone Stockholder, as applicable, is a party.

(h) Transaction Documents. The Transaction Documents shall be in full force and effect and shall not have been rescinded by Goldenstone or Merger Sub.

(i) Sponsor Support Agreement. The transactions contemplated by the Sponsor Support Agreement to occur at or prior to the Closing shall have been consummated in accordance with the terms of the Sponsor Support Agreement.

(j)  Minimum Proceeds. The Available Cash shall be greater than $5,000,000.

Article IX.
TERMINATION, AMENDMENT AND WAIVER

Section 9.01 Termination. This Agreement may be terminated, and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the Company or Goldenstone, as follows:

(a) by mutual written consent of Goldenstone and the Company; or

(b) by written notice by either Goldenstone or the Company without liability to the other if the Closing has not occurred prior to the date that is nine (9) months following the date of this Agreement (the “Outside Date”); provided, however, that this Agreement may not be terminated without default under this Section 9.01(b) by or on behalf of any party that is in breach or violation of any covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date; or

(c) by written notice by either Goldenstone or the Company without liability to the other if any Governmental Authority of competent jurisdiction in the United States shall have enacted, issued, promulgated, enforced, or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions or the Merger; or

(d) [RESERVED]

(e) by written notice by either Goldenstone or the Company to the other party, if any of the Goldenstone Proposals shall fail to receive the requisite vote for approval at the Goldenstone Stockholders’ Meeting including at any adjournment or postponement thereof; or

(f) by written notice by Goldenstone to the Company, if the Company shall have failed to deliver the Written Consent to Goldenstone by the Company Written Consent Deadline; or

(g) by written notice by Goldenstone to the Company upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.02(a), Section 8.02(b) or Section 8.02(c) would not be satisfied (“Terminating Company Breach”); provided that Goldenstone has not waived such Terminating Company Breach and Goldenstone and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided further that, if such Terminating Company Breach is curable by the Company, Goldenstone shall not terminate this Agreement under this Section 9.01(g) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by Goldenstone to the Company; or

(h) by written notice by the Company to Goldenstone upon a breach of any representation, warranty, covenant or agreement on the part of Goldenstone or Merger Sub set forth in this Agreement, or if any representation or warranty of Goldenstone or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 8.03(a) or Section 8.03(b) would not be satisfied (“Terminating Goldenstone Breach”); provided that the Company has not waived such Terminating Goldenstone Breach and the Company is not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, however, that, if such Terminating Goldenstone Breach is curable by Goldenstone and Merger Sub, the Company shall not terminate this Agreement under this Section 9.01(h) for so long as Goldenstone and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to Goldenstone; or

(i) by written notice by Goldenstone to the Company after (i) a written notice of its intent to terminate this Agreement, which notice shall include a reasonably detailed description of the results of Goldenstone's due diligence review, (ii) good faith negotiations between the Goldenstone and the Company for a period of two (2) weeks (the “Negotiation Period”) after receipt by the Company of such notice to address and resolve the issues identified in the due diligence review, and (ii) Goldenstone and the Company’s failure to reach a mutually satisfactory agreement regarding the identified issues within the Negotiation Period.

Section 9.02 Effect of Termination. In the event of the termination of this Agreement pursuant to written notice in Section 9.01 which shall set forth the basis of such termination including the provision of Section 9.01 under which such termination is made, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, and all rights and obligations of each party shall cease, except as set forth in Section 7.04, this Section 9.02, Section 9.03, Article X, and any corresponding definitions set forth in Article I, or in the case of termination subsequent to a willful material breach of this Agreement by a party hereto.

Section 9.03 Expenses. Except as set forth in this Section 9.03 all expenses incurred in connection with this Agreement and the Transactions shall be paid in accordance with Section 3.04, except that (i) Goldenstone and the Company shall each pay one-half of all expenses relating to the filing fee for the Notification and Report Forms filed under the HSR Act, if applicable; and (ii) if this Agreement is terminated pursuant to Section 9.01(h), Goldenstone shall promptly return to the Company the initial $200,000 deposit previously paid by the Company.

Section 9.04 Amendment. This Agreement may be amended in writing by the parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 9.05 Waiver. At any time prior to the Effective Time, (a) Goldenstone may (i) extend the time for the performance of any obligation or other act of the Company, (ii) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto, and (iii) waive compliance with any agreement of the Company or any condition to its own obligations contained herein and (b) the Company may (i) extend the time for the performance of any obligation or other act of Goldenstone or Merger Sub, (ii) waive any inaccuracy in the representations and warranties of Goldenstone or Merger Sub contained herein or in any document delivered by Goldenstone and/or Merger pursuant hereto, and (iii) waive compliance with any agreement of Goldenstone or Merger Sub or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Article X.
GENERAL PROVISIONS

Section 10.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

if to Goldenstone or Merger Sub at or prior to the Closing, to:

Goldenstone Acquisition Limited

4360 East New York Street

Aurora, IL 60504
Attention: Eddie Ni
Email: eddie@windfallusa.com

with a copy (which will not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Mitchell Nussbaum, Esq.; Jessica Isokawa, Esq.,
Giovanni Caruso, Esq.
Email: mnussbaum@loeb.com; jisokawa@loeb.com; gcaruso@loeb.com

If to the Company at or prior to the Closing, to:

Infintium Fuel Cell Systems, Inc.
3271 Brushy Creek Road
Greer, SC 29650
Attention: Yan (Chris) Feng
Email: cfeng@infintium.com

with a copy (which will not constitute notice) to:

Sichenzia Ross Ference Carmel LLP
1185 Avenue of the Americas, 31st Floor
New York, NY 10036
Attention: Shane Wu, Esq.; Ross Carmel, Esq.
E-mail: swu@srfc.law; rcarmel@srfc.law

if to Surviving Corporation or the Surviving Corporation post-Closing, to

Infintium Fuel Cell Systems Corp.
3271 Brushy Creek Road
Greer, SC 29650
Attention: Yan (Chris) Feng

with a copy (which will not constitute notice) to:

Sichenzia Ross Ference Carmel LLP
1185 Avenue of the Americas, 31st Floor
New York, NY 10036
Attention: Shane Wu, Esq.; Ross Carmel, Esq.
E-mail: swu@srfc.law; rcarmel@srfc.law

and

with a copy (which will not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Mitchell Nussbaum, Esq.; Jessica Isokawa, Esq.,
Giovanni Caruso, Esq.
Email: mnussbaum@loeb.com; jisokawa@loeb.com; gcaruso@loeb.com

Section 10.02 Non-survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing, (b) this Article X and any corresponding definitions set forth in Article I, and (c) any rights of Goldenstone to seek and obtain recovery of damages arising out of or relating to Fraud, which rights shall in no event expire or be terminated, waived, or otherwise affected by operation of this Section 10.02.

Section 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 10.04 Entire Agreement; Assignment. This Agreement and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, except as set forth in Section 7.04(b), all prior agreements, and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of the other parties hereto.

Section 10.05 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.07 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

Section 10.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of law rule or principle that would result in the application of any laws other than the laws of the State of Delaware. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction or if subject matter jurisdiction over the matter that is the subject of any such legal action or proceeding is vested exclusively in the U.S. federal courts, the U.S. District Court for the District of Delaware. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties to this Agreement further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties to this Agreement hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 10.07 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.07.

Section 10.08 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.09 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 10.10 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the parties hereto, and then only with respect to the specific obligations set forth herein or in the other Transaction Documents with respect to such party. Except to the extent a party to this Agreement or the other Transaction Documents and then only to the extent of the specific obligations undertaken by such party in this Agreement or in the applicable Ancillary Agreement, (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any party to this Agreement or any other Transaction Documents, and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or Representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Goldenstone, or Merger Sub under this Agreement or any other Transaction Document of or for any claim based on, arising out of, or related to this Agreement or the Transactions.

Section 10.11 Securityholder Representative.

(a) By approving this Agreement and the transactions contemplated hereby or by executing and delivering a Letter of Transmittal, each Company Securityholder shall have irrevocably authorized and appointed Securityholder Representative as such Person's representative and attorney-in-fact to act on behalf of such Person for all purposes in connection with this Agreement, the Ancillary Agreements and the agreements ancillary hereto and thereto. The Securityholder Representative shall act as the representative of the Company Securityholders in respect of all matters arising under this Agreement, the Ancillary Agreements and the agreements ancillary hereto and thereto, and shall be authorized to act, or refrain from acting, with respect to any actions to be taken by or on behalf of the Company Securityholders or the Securityholder Representative, including to enforce any rights granted to the Company Securityholders hereunder and thereunder, in each case as the Securityholder Representative believes is necessary or appropriate under this Agreement, the Ancillary Agreements and/or the agreements ancillary hereto and thereto, for and on behalf of the Company Securityholders. The Company Securityholders shall be bound by all such actions taken by the Securityholder Representative and the Company Securityholders shall not be permitted to take any such actions.

(b) The Securityholder Representative is serving as the Securityholder Representative solely for purposes of administrative convenience, and is not personally liable for any of the obligations of the Company, any of its Subsidiaries or the Company Securityholders hereunder, and Goldenstone (on behalf of itself and its Affiliates) agrees that it will not look to the Securityholder Representative or the underlying assets of the Securityholder Representative for the satisfaction of any obligations of the Company, any of its Subsidiaries or the Company Securityholders. The Securityholder Representative shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, in connection with the performance by the Securityholder Representative of the Securityholder Representative’s duties or the exercise by the Securityholder Representative of the Securityholder Representative’s rights and remedies under this Agreement, any Ancillary Agreement or any agreement ancillary hereto or thereto, except in the case of its intentional fraud or willful misconduct. No bond shall be required of the Securityholder Representative. The Securityholder Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Securityholder Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Ancillary Agreement or any agreement ancillary hereto or thereto. Without limiting the generality of the foregoing, the Securityholder Representative shall have the full power and authority to interpret all the terms and provisions of this Agreement and the Ancillary Agreements or any agreement ancillary hereto or thereto, and to consent to any amendment hereof or thereof on behalf of the Company Securityholders and their respective successors.

(c) The Securityholder Representative may resign at any time by giving twenty (20) days’ notice to Goldenstone and the Company Securityholders; provided, however, in the event of the resignation or removal of the Securityholder Representative, a new Securityholder Representative (who shall be reasonably acceptable to Goldenstone) shall be appointed by the vote or written consent of a majority of the shares of Goldenstone Common Stock, voting together as a single class (with each such share entitled to one vote), then held by the Company Securityholders as of immediately prior to the Effective Time.

(d) The appointment of the Securityholder Representative is coupled with an interest and shall be irrevocable by Company Securityholders in any manner or for any reason. This authority granted to the Securityholder Representative shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of any principal pursuant to any applicable Law. Yan (Chris) Feng hereby accepts his appointment as the initial Securityholder Representative. Any decision, act, consent or instruction taken by the Securityholder Representative in accordance with this Section 10.11 on behalf of Company Securityholders (each, an “Securityholder Representative Authorized Action”) shall be final, binding and conclusive on Company Securityholders as fully as if such Persons had taken such Securityholder Representative Authorized Action. The Indemnified Party agrees that the Securityholder Representative, as the Securityholder Representative, shall have no liability to the Indemnified Party for any Authorized Action.

Section 10.12 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger) in accordance with the provisions of Section 10.06 without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Business Combination Agreement to be executed as of the date first written above.

GOLDENSTONE ACQUISITION LIMITED

/s/ Eddie Ni
Name:	Eddie Ni
Title:	Chief Executive Officer

PACIFICA ACQUISITION CORP.

/s/ Eddie Ni
Name:	Eddie Ni
Title:	Chief Executive Officer

INFINTIUM FUEL CELL SYSTEMS, INC.

/s/ Yan (Chris) Feng
Name:	Yan (Chris) Feng
Title:	Chief Executive Officer

SECURITYHOLDER REPRESENTATIVE

Yan (Chris) Feng
Yan (Chris) Feng, individually

Signature Page to the Business Combination Agreement

EXHIBIT A

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”), dated as of June 26, 2024, is entered into by and among Goldenstone Holding, LLC, an Ohio limited liability company (the “Sponsor”), Goldenstone Acquisition Limited, a Delaware corporation (“Goldenstone”), and Infintium Fuel Cell Systems, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, concurrently herewith, the Company, Pacifica Acquisition Corp., a Delaware corporation (“Merger Sub”), and Goldenstone are entering into a Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “BCA”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Goldenstone;

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the BCA;

WHEREAS, the Sponsor is currently the record owner of 375,625 shares of Goldenstone Common Stock (the “Sponsor Shares”); and

WHEREAS, as a condition and inducement to the willingness of Goldenstone and the Company to enter into the BCA, Goldenstone, the Company and the Sponsor are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Sponsor, Goldenstone and the Company hereby agree as follows:

AGREEMENT

1. Voting Agreement. The Sponsor agrees that, at the Goldenstone Stockholders’ Meeting, at any other meeting of the stockholders of Goldenstone (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of the stockholders of Goldenstone, the Sponsor shall:

a. when such meeting is held, appear at such meeting or otherwise cause the Sponsor Shares to be counted as present thereat for the purpose of establishing a quorum;

b. vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Shares (i) in favor of the approval and adoption of the BCA and approval of the Merger and all other transactions contemplated by the BCA and (ii) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Goldenstone under the BCA or that would reasonably be expected to result in the failure of the Merger from being consummated and (iii) in favor of each of the proposals and any other matters necessary or reasonably requested by Goldenstone for consummation of the Merger and the other transactions contemplated by the BCA; and

c. vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Shares against (i) any Business Combination Proposal other than with the Company and (ii) any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the BCA, or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Agreement.

2. Transfer of Shares. Except as otherwise contemplated by the BCA or this Agreement, the Sponsor agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), create any lien or pledge, dispose of or otherwise encumber any of the Sponsor Shares or otherwise agree to do any of the foregoing, (b) deposit any Sponsor Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking requiring the direct acquisition or sale, assignment, transfer or other disposition of any Sponsor Shares.

3. No Solicitation of Transactions. The Sponsor agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing information) the submission of, or participate in any discussions or negotiations regarding, any transaction in violation of the BCA or (b) participate in any discussions or negotiations regarding, or furnish to any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, a Business Combination Proposal or other transaction in violation of the BCA. Sponsor shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person (other than with the Company, its stockholders and their respective affiliates and Representatives) conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal. If the Sponsor receives any inquiry or proposal with respect to a Business Combination Proposal, then Sponsor shall promptly (and in no event later than twenty-four (24) hours after the Sponsor becomes aware of such inquiry or proposal) notify such person in writing that Goldenstone is subject to an exclusivity agreement with respect to the Merger that prohibits Sponsor from considering such inquiry or proposal.

4. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to Goldenstone and the Company as follows:

a. The Sponsor is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Sponsor Shares, free and clear of Liens other than as created by this Agreement or Sponsor’s organizational documents or the organizational documents of Goldenstone (including, without limitation, for the purposes hereof, any agreement between or among stockholders of Goldenstone).

b. Except as may be limited by the Letter Agreement and Stock Escrow Agreement entered into in connection with the initial public offering of Goldenstone, the Sponsor (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Sponsor Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of the Sponsor Shares that is inconsistent with the Sponsor’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Sponsor Shares that is inconsistent with the Sponsor’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

c. The Sponsor (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and (ii) has all requisite limited liability company or other power and authority and has taken all limited liability company or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Sponsor and constitutes a valid and binding agreement of the Sponsor enforceable against the Sponsor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

d. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Sponsor from, or to be given by the Sponsor to, or be made by the Sponsor with, any Governmental Authority in connection with the execution, delivery and performance by the Sponsor of this Agreement, the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the BCA.

e. The execution, delivery and performance of this Agreement by the Sponsor does not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the BCA will not, constitute or result in (i) a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of the Sponsor, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Sponsor pursuant to any contract binding upon the Sponsor or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 1, under any applicable Law to which the Sponsor is subject or (iii) any change in the rights or obligations of any party under any contract legally binding upon the Sponsor, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Sponsor’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the BCA.

f. As of the date of this Agreement, there is no action, proceeding or investigation pending against the Sponsor or, to the knowledge of the Sponsor, threatened against the Sponsor that questions the beneficial or record ownership of the Sponsor Shares, the validity of this Agreement or the performance by the Sponsor of its obligations under this Agreement.

g. The Sponsor understands and acknowledges that each of Goldenstone and the Company is entering into the BCA in reliance upon the Sponsor’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Sponsor contained in this Agreement.

5. Further Assurances. From time to time, at either Goldenstone’s or the Company’s request and without further consideration, the Sponsor shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

6. Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in Goldenstone’s capital stock by reason of any stock split, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the intended rights, privileges, duties and obligations hereunder shall be given full effect.

7. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the Sponsor, Goldenstone and the Company.

8. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have under this Agreement. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice made pursuant to this Section 9):

a.	If to Goldenstone, to:

Goldenstone Acquisition Limited

4360 East New York Street

Aurora, IL 60504

Attention: Eddie Ni

Email: eddie@windfallusa.com

with a copy (which will not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Mitchell Nussbaum, Esq.; Jessica Isokawa, Esq., Giovanni Caruso, Esq.

Email: mnussbaum@loeb.com; jisokawa@loeb.com; gcaruso@loeb.com

b.	If to the Sponsor, to:

Goldenstone Holding, LLC

4360 East New York Street

Aurora, IL 60504

Attention: Eddie Ni

Email: eddie@windfallusa.com

and

c.	If to the Company, to:

Infintium Fuel Cell Systems, Inc.

3271 Brushy Creek Road

Greer, SC 29650

Attention: Yan (Chris) Feng

Email: cfeng@infintium.com

with a copy (which will not constitute notice) to:

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Attention: Shane Wu, Esq.; Ross Carmel, Esq.

E-mail: swu@srfc.law; rcarmel@srfc.law

10. Entire Agreement. This Agreement and the BCA constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matters in this Agreement and the BCA.

11. No Third-Party Beneficiaries. The Sponsor hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Goldenstone and the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the persons expressly named as parties hereto.

12. Governing Law; Venue; Waiver of Jury Trial.

a. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

b. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (x) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (y) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than with respect to any appellate court thereof and other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law. Each of the parties irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

c. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHERS HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(C).

13. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

14. Specific Performance. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

15. Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

16. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

17. Termination. This Agreement shall terminate upon the earliest of (a) the Closing of the Merger, (b) the termination of the BCA in accordance with its terms, and (c) the time this Agreement is terminated upon the mutual written agreement of Goldenstone, the Company and the Sponsor.

IN WITNESS WHEREOF, the parties hereto have caused this Sponsor Support Agreement to be executed as of the date first written above.

GOLDENSTONE:

Goldenstone Acquisition Limited

By:	/s/ Eddie Ni
Eddie Ni
Chief Executive Officer

SPONSOR:

Goldenstone Holding LLC

By:	/s/ Eddie Ni
Eddie Ni
Manager

IN WITNESS WHEREOF, the parties hereto have caused this Sponsor Support Agreement to be executed as of the date first written above.

THE COMPANY:

Infintium Fuel Cell Systems, Inc.

By:	/s/ Yan (Chris) Feng
Yan (Chris) Feng
Chief Executive Officer

EXHIBIT B

Stockholder Support Agreement

This Stockholder Support Agreement, dated as of June 26, 2024 (this “Agreement”), by and among Goldenstone Acquisition Limited, a Delaware corporation (“Goldenstone”), Infintium Fuel Cell Systems, Inc., a Delaware corporation (the “Company”), and certain of the stockholders of the Company, whose names appear on the signature pages of this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

WHEREAS, Goldenstone, Pacifica Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Goldenstone (“Merger Sub”), and the Company have negotiated a Business Combination Agreement in the form attached hereto as Exhibit C (the “BCA”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Goldenstone;

WHEREAS, as of the date of this Agreement, each Stockholder owns of record the number of shares of Class A Common Stock as set forth opposite such Stockholder’s name on Exhibit A hereto (all such shares of Class A Common Stock and any shares of Company Common Stock of the Company of which ownership of record or the power to vote is hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the “Shares”); and

WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings set forth in the BCA.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. BCA Approved; Agreement to Vote. Each Stockholder, with respect to such Stockholder’s Shares, severally and not jointly, hereby agrees to vote, at any meeting of the Stockholders of the Company, and in any action by written consent of the Stockholders of the Company (which written consent shall be delivered promptly, and in any event within forty eight (48) hours, after the Company requests such delivery), all of the Shares held by such Stockholder at such time in favor of the approval and adoption of the BCA and approval of the Merger and all other transactions contemplated by the BCA. Each Stockholder, severally and not jointly, hereby agrees to vote at any meeting of the Stockholders of the Company, and to act by written consent of Company Stockholders, against any action, agreement, transaction or proposal that would cause a breach of any covenant, representation, warranty or other obligation or agreement of the Company under the BCA or that would reasonably be expected to prevent the Merger from being consummated. Each Stockholder acknowledges receipt and review of a copy of the BCA.

2. Transfer of Shares. Each Stockholder, severally and not jointly, agrees that he, she or it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), create any lien or pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the BCA or to another Stockholder of the Company that is a party to this Agreement and bound by the terms and obligations hereof, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct acquisition or sale, assignment, transfer or other disposition of any Shares, except as set forth in the BCA or this Agreement; provided that the foregoing shall not prohibit the transfer of the Shares to an affiliate of Stockholder, but only if such affiliate of such Stockholder shall execute this Agreement or a joinder agreeing to become a party to this Agreement.

3. No Solicitation of Transactions. Each of the Stockholders, severally and not jointly, agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing information) the submission of, or participate in any discussions or negotiations regarding, any transaction in violation of the BCA or (b) participate in any discussions or negotiations regarding, or furnish to any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, an Alternative Transaction in violation of the BCA. Each Stockholder shall, and shall direct his, her or its representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Alternative Transaction (other than the transactions contemplated by the BCA) to the extent required by the BCA. If any Stockholder receives any inquiry or proposal with respect to an Alternative Transaction, then such Stockholder shall promptly (and in no event later than twenty-four (24) hours after such Stockholder becomes aware of such inquiry or proposal) notify such person in writing that the Company is subject to an exclusivity agreement with respect to the sale of the Company that prohibits such Stockholder from considering such inquiry or proposal.

4. Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants to Goldenstone as follows:

a. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to such Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any encumbrance on any Shares (other than under this Agreement, the BCA and the agreements contemplated by the BCA) or (iv) if such Stockholder is an entity, conflict with or result in a breach of or constitute a default under any provision of such Stockholder’s governing documents.

b. As of the date of this Agreement, such Stockholder owns exclusively of record and has good and valid title to the Shares set forth opposite the Stockholder’s name on Exhibit A free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind and has the sole power to vote and the right, power and authority to sell, transfer and deliver such Shares, other than pursuant and subject to: (i) this Agreement, (ii) applicable securities laws, and (iii) the Company’s certificate of incorporation and bylaws, as amended and/or restated from time to time. Such Stockholder is not the registered owner of any Shares other than those set forth on Exhibit B.

c. Such Stockholder has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Stockholder. No person not a signatory to this Agreement (or such signatory’s spouse for purposes of applicable community property laws) has a beneficial interest in or a right to acquire or vote any of the Shares (other than, if Stockholder is trust, the beneficiary(ies) thereof).

d. As of the date of this Agreement, there is no action, proceeding or investigation pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder that questions the beneficial or record ownership of the Stockholder Shares, the validity of this Agreement or the performance by the Stockholder of its obligations under this Agreement.

e. The Stockholder understands and acknowledges that each of Goldenstone and the Company is entering into the BCA in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Stockholder contained in this Agreement.

5. Further Assurances. From time to time, at either Goldenstone’s or the Company’s request and without further consideration, the Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

6. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have under this Agreement. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

7. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice made pursuant to this Section 6):

a.	If to Goldenstone, to:

Goldenstone Acquisition Limited

4360 East New York Street

Aurora, IL 60504

Attention: Eddie Ni

Email: eddie@windfallusa.com

with a copy (which will not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Mitchell Nussbaum, Esq.; Jessica Isokawa, Esq., Giovanni

Caruso, Esq.

Email: mnussbaum@loeb.com; jisokawa@loeb.com;

gcaruso@loeb.com

b.	If to the Company, to:

Infintium Fuel Cell Systems, Inc.

3271 Brushy Creek Road

Greer, SC 29650

Attention: Chris Feng

Email: cfeng@infintium.com

with a copy (which will not constitute notice) to:

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Attention: Shane Wu, Esq.; Ross Carmel, Esq.

E-mail: swu@srfc.law; rcarmel@srfc.law

c.	If to a Stockholder, to the address or email address set forth for such Stockholder on the signature page hereof.

8. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the Company, Goldenstone, and the Stockholders. Notwithstanding anything to the contrary herein, this Agreement may be amended by adding additional Stockholders of the Company (“Additional Stockholders”) as parties hereto, upon such Additional Stockholders executing and delivering to Goldenstone, a Joinder to the Stockholder Support Agreement substantially in the form attached hereto as Exhibit B. Thereafter, each such Additional Stockholder shall, for all purposes, be a party hereto and all references to a “Stockholder” or the “Stockholders” herein shall thereafter also mean and refer to such Additional Stockholder, and such Additional Stockholder shall thereafter have the same rights, duties, liabilities and obligations as a Stockholder party hereto on the date hereof.

9. Entire Agreement. This Agreement and the BCA constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matters in this Agreement and the BCA.

10. No Third-Party Beneficiaries. Each Stockholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Goldenstone in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the persons expressly named as parties hereto. No Stockholder shall be liable for the breach by any other Stockholder of this Agreement.

11. Governing Law; Venue; Waiver of Jury Trial.

a. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

b. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (x) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (y) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than with respect to any appellate court thereof and other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law. Each of the parties irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

c. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHERS HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(C).

12. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

13. Specific Performance. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

14. Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

15. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

16. Termination. This Agreement shall terminate upon the earliest of (a) the Closing of the Merger, (b) the termination of the BCA in accordance with its terms, and (c) the time this Agreement is terminated upon the mutual written agreement of Goldenstone, the Company and the Sponsor.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Support Agreement as of the date first written above.

GOLDENSTONE ACQUISITION LIMITED

By:	/s/ Eddie Ni
Eddie Ni
Chief Executive Officer

INFINTIUM FUEL CELL SYSTEMS, INC.

By:	/s/ Yan (Chris) Feng
Yan (Chris) Feng
Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Support Agreement as of the date first written above.

Ancheng Industries, Inc

By:	/s/ Yi Li
Name:	Yi Li
Title:	President

Address:

Email:

EXHIBIT A

Stockholders of Record – Number of Shares

Stockholder of Record	Number of Shares
Ancheng Industries, Inc	65,491,786

EXHIBIT B

JOINDER TO STOCKHOLDER SUPPORT AGREEMENT

This JOINDER TO STOCKHOLDER SUPPORT AGREEMENT (this “Joinder”) is made and entered into as of [●], by and among each of the stockholders of Infintium Fuel Cell Systems, Inc., a Delaware corporation (the “Company”), whose names appear on the signature pages of this Joinder (each, a “Stockholder” and, collectively, the “Stockholders”), and Goldenstone Acquisition Limited, a Delaware corporation (“Goldenstone”).

RECITALS

A. Goldenstone and certain stockholders of the Company have entered into a Stockholder Support Agreement dated [DATE], 2024 (as amended, modified, supplemented, extended or restated from time to time, the “Agreement”) in regard to the support of the Merger and the other transactions contemplated by the BCA. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

B. Pursuant to the Agreement, certain stockholders of the Company have agreed, among other things, to (i) vote in favor of the approval and adoption of the BCA and approval of the Merger and all other transactions contemplated by the BCA, and (ii) terminate the Terminating Rights effective immediately prior to the Closing under the BCA.

C. In order to induce Goldenstone to consummate the Merger and other transactions contemplated by the BCA, [each] Additional Stockholder hereof is willing to become a party to the Agreement and be bound by all terms and conditions thereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Agreement to be bound. The Additional Stockholder hereby: (a) acknowledges that he, she or it has received and reviewed a complete copy of the Agreement and understands its terms, (b) has had sufficient opportunity to review and to ask questions relating thereto and obtain the advice of his, her or its tax advisors, legal counsel and accountants and other professional advisors prior to executing this Agreement, and (c) agrees that upon execution of this Joinder, it shall become a “Stockholder” under the Agreement and shall be fully bound by, and subject to, all of the covenants, duties, obligations terms and conditions of the Agreement as though an original party thereto.

2. Governing Law. This Joinder and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

3. Counterparts. This Joinder may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Stockholder Support Agreement as of the date first above written.

[STOCKHOLDER NAME]

By:
Name:
Title:

Address:

Email:

Securities beneficially owned on the date hereof:
shares of Class A Common Stock

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to Stockholder Support Agreement as of the date first written above.

GOLDENSTONE ACQUISITION LIMITED

By:
Eddie Ni
Chief Executive Officer

STOCKHOLDER SUPPORT AGREEMENT

SPOUSAL CONSENT

I                                       , spouse of                                 , have read and approve the foregoing Stockholder Support Agreement (the “Agreement”). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights and obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights or obligations in the Agreement under the community property laws or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement.

Date

Signature of Spouse

Printed Name of Spouse

EXHIBIT C

LOCK-UP PARTIES

1.	Charles Mao
2.	Jinming (Jim) Yang
3.	Yan (Chris) Feng
4.	Sheng Jiaw (Joe) Hwang
5.	Ancheng Industries, Inc
6.	Jie Ran Li

FORM OF
LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is dated as of [•], 2024 by and between the undersigned stockholder (the “Holder”) of Infintium Fuel Cell Systems, Inc., a Delaware corporation (the “Company”) and Goldenstone Acquisition Limited, a Delaware corporation (the “Parent”).

RECITALS

A. Parent, Pacifica Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Parent, the Company and Yan (Chris) Feng, solely in his capacity as representative, agent and attorney-in-fact of the Company Securityholders, entered into a Business Combination Agreement dated as of June 26, 2024 (the “BCA”). Capitalized terms herein but not otherwise defined shall have the meanings set forth in the BCA.

B.  Pursuant to the BCA, the Company will merge with and into the Merger Sub (the “Merger”), with the Company as the surviving corporation. As a result of the Merger, Parent will become the 100% stockholder of the Company.

C.  The Holder is the record and/or beneficial owner of certain shares of Company Common Stock, which will be exchanged for shares of Goldenstone Common Stock pursuant to the BCA.

D.  As a condition of, and as a material inducement for the Parent and the Company to enter into and consummate the transactions contemplated by the BCA, the Holder has agreed to execute and deliver this Agreement, which shall be effective as of the Closing Date of the Merger.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-up.

(a) Subject to Section 1(b) below, during the Lock-up Period (as defined below), the Holder agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-up Shares or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to the Lock-up Shares.

(b) In furtherance of the foregoing, during the Lock-up Period, the Parent will (i) place a stop order on all the Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Parent’s transfer agent in writing of the stop order and the restrictions on the Lock-up Shares under this Agreement and direct the Parent’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(d) The term “Lock-up Period” means the earlier of (i) the date that is six (6) months after the Closing Date, (ii) the business day following the day that the Goldenstone Common Stock has traded at or above $12.50 for any fifteen trading days in a thirty trading day period, and (iii) the business day following the day that the Goldenstone Common Stock has traded at or above $11.50 for fifteen consecutive trading days.

2. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of Goldenstone Common Stock, or any economic interest in or derivative of such shares, other than those shares of Goldenstone Common Stock issued pursuant to the BCA. For purposes of this Agreement, the Merger Consideration Shares (as defined below) beneficially owned by the Holder, together with any other shares of Goldenstone Common Stock, and including any securities convertible into, or exchangeable for, or representing the rights to receive Goldenstone Common Stock, if any, acquired during the Lock-up Period are collectively referred to as the “Lock-up Shares,” provided, however, that such Lock-up Shares shall not include shares of Goldenstone Common Stock acquired by such Holder in open market transactions during the Lock-up Period.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-up Shares in connection with (a) transfers or distributions to the Holder’s direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or to the estates of any of the foregoing; (b) any transfers exempt from registration under the Securities Act; (c) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (d) by virtue of the laws of descent and distribution upon death of the Holder; (e) pursuant to a qualified domestic relations order; (f) transfers to the Parent’s officers, directors or their affiliates; (g) transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a change of control of Parent; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Lock-up Shares subject to this Agreement shall remain subject to this Agreement; (h) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the transfer of Lock-up Shares during the Lock-up Period; (i) transfers to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Goldenstone Common Stock or the vesting of stock-based awards; and (j) transfers in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of Goldenstone Common Stock; provided, however, that, in the case of any transfer pursuant to the foregoing (a) through (f) clauses, it shall be a condition to any such transfer that (i) the transferee/donee agrees in writing (a copy of which shall be provided by the Holder to the parties hereto and to Continental Stock and Transfer Company), to be bound by the terms of this Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-up Period. The Holder hereby covenants to Parent that the Holder will give notice to Parent of any transfer of Lock-up Shares pursuant to this Section 2 of the Agreement, with such notice given in accordance with Section 5 of this Agreement.

“Merger Consideration Shares” means the Per Share Merger Consideration plus the number of Merger Earnout Consideration Shares the Holder is entitled to pursuant to Section 3.07 of the BCA.

3. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party and, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of his/her/its decision to enter into and deliver this Agreement, and such Holder confirms that he/she/it has not relied on the advice of Company, Company’s legal counsel, or any other person.

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5):

(a)	If to the Company, to:

Infintium Fuel Cell Systems, Inc.
3271 Brushy Creek Road
Greer, SC 29650
Attention: Yan (Chris) Feng
Email: cfeng@infintium.com

with a copy (which will not constitute notice) to:

Sichenzia Ross Ference Carmel LLP
1185 Avenue of the Americas, 31st Floor
New York, NY 10036
Attention: Shane Wu, Esq.; Ross Carmel Esq.,
E-mail: swu@srfc.law; rcarmel@srfc.law

(b)	if to Parent or Merger Sub at or prior to the Closing, to:

Goldenstone Acquisition Limited
37-02 Prince Street, 2nd Floor
Flushing, NY 11354
Attention: Eddie Ni
Email: eddie@windfallusa.com

with a copy (which will not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Mitchell Nussbaum, Esq.; Jessica Isokawa, Esq.,
Giovanni Caruso, Esq.
Email: mnussbaum@loeb.com; jisokawa@loeb.com; gcaruso@loeb.com

(c)	If to the Holder, to the address set forth on the Holder’s signature page hereto.

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Company and its successors and assigns.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. Dispute Resolution. Section 10.07 (Waiver of Jury Trial) of the BCA is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14. Governing Law. Section 10.06 (Governing Law) of the BCA is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with any provision in the BCA, the terms of this Agreement shall control.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GOLDENSTONE ACQUISITION LIMITED

By:
Eddie Ni
Chief Executive Officer

HOLDER:

By:
[Name]
[Title]

[Address for notice]

EXHIBIT D

FORM OF
SPONSOR LOCK-UP AGREEMENT

This Sponsor Lock-Up Agreement (this “Agreement”) is dated as of [•], 2024 by and between Goldenstone Holding, LLC, an Ohio limited liability company (the “Sponsor”) and Goldenstone Acquisition Limited, a Delaware corporation (the “Parent”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the BCA (as defined below).

RECITALS

A. Parent, Pacifica Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Parent, Infintium Fuel Cell Systems, Inc., a Delaware corporation (the “Company”) and Yan (Chris) Feng, solely in his capacity as representative, agent and attorney-in-fact of the Company Securityholders, entered into the Business Combination Agreement dated as of June 21, 2024 (the “BCA”).

B. Pursuant to the BCA, the Company will merge with and into the Merger Sub (the “Merger”), with the Company as the surviving corporation. As a result of the Merger, Parent will become the 100% stockholder of the Company.

C. The Sponsor is the record and/or beneficial owner of certain securities of Goldenstone.

D. As a condition of, and as a material inducement for the Parent and the Company to enter into and consummate the transactions contemplated by the BCA, the Sponsor has agreed to execute and deliver this Agreement, which shall be effective as of the Closing Date of the Merger.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-up.

(a) Subject to Section 1(b) below, during the Lock-up Period (as defined below), the Sponsor agrees that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-up Shares or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to the Lock-up Shares.

(b) In furtherance of the foregoing, during the Lock-up Period, the Parent will (i) place a stop order on all the Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Parent’s transfer agent in writing of the stop order and the restrictions on the Lock-up Shares under this Agreement and direct the Parent’s transfer agent not to process any attempts by the Sponsor to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(d) “Lock-up Period” means the earlier of (i) the date that is six (6) months after the Closing Date, (ii) the business day following the day that the Goldenstone Common Stock has traded at or above $12.50 for any fifteen trading days in a thirty trading day period, and (iii) the business day following the day that the Goldenstone Common Stock has traded at or above $11.50 for fifteen consecutive trading days.

2. Beneficial Ownership. The Sponsor hereby represents and warrants that it beneficially owns, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), 200,000 shares of Goldenstone Common Stock (the “Sponsor Shares”), 175,625 private placement units (the “Sponsor Units”) with each Sponsor Unit consisting of one share of Goldenstone Common Stock, one Warrant (the “Sponsor Warrants”), and one Goldenstone Right (the “Sponsor Rights”). The Sponsor hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act) and the rules and regulations promulgated thereunder, any shares of Company Common Stock convertible into Goldenstone Common Stock pursuant to the BCA. For purposes of this Agreement, the Sponsor Shares, Sponsor Warrants, and Sponsor Rights beneficially owned by the Sponsor, together with the Sponsor Warrant Shares and any other shares of Goldenstone Common Stock, and including any securities convertible into, or exchangeable for, or representing the rights to receive Goldenstone Common Stock, if any, acquired during the Lock-up Period are collectively referred to as the “Lock-up Shares,” provided, however, that such Lock-up Shares shall not include shares of Goldenstone Common Stock acquired by the Sponsor in open market transactions during the Lock-up Period.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-up Shares in connection with (a) transfers or distributions to the Sponsor’s direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or to the estates of any of the foregoing; (b) transfers by bona fide gift to a member of the Sponsor’s immediate family or to a trust, the beneficiary of which is the Sponsor or a member of the Sponsor’s immediate family for estate planning purposes; (c) by virtue of the laws of descent and distribution upon death of the Sponsor; (d) pursuant to a qualified domestic relations order, (e) transfers to the Parent’s officers, directors or their affiliates, (f) pledges of Lock-up Shares as security or collateral in connection with a borrowing or the incurrence of any indebtedness by the Sponsor, provided, however, that such borrowing or incurrence of indebtedness is secured by either a portfolio of assets or equity interests issued by multiple issuers, (g) transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a change of control of Parent; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Lock-up Shares subject to this Agreement shall remain subject to this Agreement, (h) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the transfer of Lock-up Shares during the Lock-up Period, (i) transfers to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Goldenstone Common Stock or the vesting of stock-based awards; and (j) transfers in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of Goldenstone Common Stock; provided, however, that, in the case of any transfer pursuant to the foregoing (a) through (e) clauses, it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-up Period.

3. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party and, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Sponsor has independently evaluated the merits of its decision to enter into and deliver this Agreement, and the Sponsor confirms that it has not relied on the advice of the Company, the Company’s legal counsel, or any other person.

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Sponsor in connection with this Agreement.

5. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5):

(a)	If to the Company, to:

Infintium Fuel Cell Systems, Inc.
3271 Brushy Creek Road
Greer, SC 29650
Attention: Yan (Chris) Feng
Email: cfeng@infintium.com

with a copy (which will not constitute notice) to:

Sichenzia Ross Ference Carmel LLP
1185 Avenue of the Americas, 31st Floor
New York, NY 10036
Attention: Shane Wu, Esq.; Ross Carmel, Esq.

E-mail: swu@srfc.law; rcarmel@srfc.law

(b)	if to Parent or Merger Sub at or prior to the Closing, to:

Goldenstone Acquisition Limited
4360 East New York Street

Aurora, IL 60504
Attention: Eddie Ni
Email: eddie@windfallusa.com

with a copy (which will not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Mitchell Nussbaum, Esq.; Jessica Isokawa, Esq.,
Giovanni Caruso, Esq.
Email: mnussbaum@loeb.com; jisokawa@loeb.com; gcaruso@loeb.com

(c)	if to Sponsor, to:

Goldenstone Holding, LLC

4360 East New York Street

Aurora, IL 60504

Attention: Eddie Ni

Email: eddie@windfallusa.com

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement. This Agreement shall become effective upon delivery to each party hereto of an executed counterpart or the earlier delivery to each party of original, photocopied or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Sponsor hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Company and its successors and assigns.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11. Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party hereto.

13. Dispute Resolution. Section 10.07 (Waiver of Jury Trial) of the BCA is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14. Governing Law. Section 10.06 (Governing Law) of the BCA is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with any provision in the BCA, the terms of this Agreement shall control.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Sponsor Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first set forth above.

GOLDENSTONE ACQUISITION LIMITED

By:
Eddie Ni
Chief Executive Officer

GOLDENSTONE HOLDING, LLC

By:
Eddie Ni
Manager

EXHIBIT E

FORM OF SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GOLDENSTONE ACQUISITION LIMITED

Pursuant to Section 242 and 245 of the
Delaware General Corporation Law

Goldenstone Acquisition Limited, a corporation existing under the laws of the State of Delaware, by its Chief Executive Officer, hereby certifies as follows:

1. The name of the corporation is Goldenstone Acquisition Limited.

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware (“Delaware Secretary of State”) on September 9, 2020.

3. The Corporation’s Amended and Restated Certificate of Incorporation was filed in the office of the Delaware Secretary of State on March 16, 2022.

4. The Corporation’s Amendment to the Amended and Restated Certificate of Incorporation was filed in the office of the Delaware Secretary of State on September 21, 2023.

5. This Second Amended Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

4. This Second Amended and Restated Certificate of Incorporation was duly adopted by the directors of the Corporation by written consent in accordance with the applicable provisions of Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware (“GCL”).

5. This Second Amended and Restated Certificate of Incorporation was duly adopted by the shareholders of the Corporation in accordance with the applicable provisions of Sections 211, 212, 216, 222, 242, and 245 of the General Corporation Law of the State of Delaware

6. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation is Infintium Fuel Cell Systems, Inc. (hereinafter called the “Corporation”).

SECOND: The registered office of the Corporation is to be located at 3411 Silverside Road, Tatnall Building, #104, in the City of Wilmington, in the County of New Castle, Delaware 19810. The name of its registered agent at that address is Corporate Creations Network Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

FOURTH: The name and mailing address of the incorporator is: Yan (Chris) Feng, 3271 Bushy Creek Road, Greer, South Carolina 29650.

FIFTH: The total number of shares which the Corporation shall have authority to issue is 100,000,000 shares of common stock, $0.0001 par value (“Common Stock”). The holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

SIXTH: The following provisions are included for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the bylaws of the Corporation so provide.

B. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

C. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware and to this Second Amended and Restated Certificate of Incorporation.

D. The bylaws of the Corporation may be amended or repealed or new bylaws may be adopted at any annual or special meeting of the stockholders by a majority of the total votes of the stockholders present in person or represented by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in the bylaws.

E. Any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least two-thirds of the issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, taken at a special meeting of the stockholders called and held for that purpose, or by the affirmative vote of two-thirds of the directors then in office, and the vacancy in the Board of Directors caused by any such removal may be filled by the remaining directors or, if removal shall have been effected by a vote of the stockholders, by the stockholders.

SEVENTH:

A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

C. Notwithstanding the foregoing provisions of this Article Seventh, no indemnification nor advancement of expenses will extend to any claims made by the Corporation’s officers and directors to cover any loss that such individuals may sustain as a result of such individuals’ agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by the Corporation for services rendered or contracted for or products sold to the Corporation, as described in the Registration Statement.

EIGHTH:

A. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the GCL or this Second Amended and Restated Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of subclauses (i) through (iv) in paragraph A of this Article Eighth, (a) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, and (b) any action or claim arising under the Securities Exchange Act of 1934, as amended, or Securities Act of 1933, as amended.

B. If any action the subject matter of which is within the scope of Paragraph A of this Article Eighth is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Paragraph A of this Article Eighth immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

C. If any provision or provisions of this Article Eighth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Eighth (including, without limitation, each portion of any sentence of this Article Eighth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Eighth.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by [NAME], its [TITLE], as of the [DAY] day of [MONTH], 2024.

By:
[NAME]
[TITLE]

E-5